                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) July 18, 1996

                           ------------------------

                              KMART CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                   MICHIGAN
                (State or Other Jurisdiction of Incorporation)


          1-327                                       38-0729500
(Commission File Number)                 (I.R.S. Employer Identification No.)

     3100 WEST BIG BEAVER ROAD, TROY, MICHIGAN            48084
     (Address of Principal Executive Offices)           (Zip Code)


                                 (810) 643-1000
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On June 6, 1996 and June 17, 1996, respectively, Kmart Corporation entered into the attached written agreements regarding a $3.7 billion credit facility, the closing of which occurred on June 17, 1996.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                KMART CORPORATION
                                                (Registrant)



                                                By:  /s/ Nancie W. LaDuke
                                                ----------------------------
                                                     Nancie W. LaDuke
                                                     Vice President and
                                                     Secretary



Date:  July 18, 1996

                                                                  EXECUTION COPY


================================================================================



                               KMART CORPORATION


 _______________________________________________________________________________


                                 $3,700,000,000

                                CREDIT AGREEMENT



                                  June 6, 1996

________________________________________________________________________________



             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                              THE BANK OF NEW YORK
                                as Co-Arrangers


                             CHASE SECURITIES INC.
                                  as Arranger


                                 CHEMICAL BANK
                            as Administrative Agent



================================================================================

                               TABLE OF CONTENTS

                                                                                                                             Page
                                                                                                                             ----


SECTION 1.  DEFINITIONS .................................................................................................      1

    1.1  Defined Terms ..................................................................................................      1
    1.2  Other Definitional Provisions ..................................................................................     38

SECTION 2.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS ...................................................................     39

    2.1  Term Loans .....................................................................................................     39
    2.2  Procedure for Term Loan Borrowing ..............................................................................     39
    2.3  Repayment of Term Loans ........................................................................................     39

SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS ............................................................     39

    3.1  Revolving Credit Commitments ...................................................................................     39
    3.2  Procedure for Revolving Credit Borrowing  ......................................................................     40
    3.3  Commitment Fee  ................................................................................................     40
    3.4  Termination or Reduction of Commitments ........................................................................     41
    3.5  Repayment of Revolving Credit Loans ............................................................................     41
    3.6  L/C Commitment .................................................................................................     41
    3.7  Procedure for Issuance of Letters of Credit ....................................................................     42
    3.8  Letter of Credit Fees, Commissions and Other Charges ...........................................................     42
    3.9  L/C Participations .............................................................................................     43
    3.10  Letter of Credit Reimbursement Obligations ....................................................................     44
    3.11  Obligations Absolute ..........................................................................................     44
    3.12  Letter of Credit Payments .....................................................................................     45
    3.13  Letter of Credit Applications .................................................................................     45
    3.14  CAF Advances ..................................................................................................     45
    3.15  Procedure for CAF Advance Borrowing ...........................................................................     45
    3.16  CAF Advance Payments ..........................................................................................     48
    3.17  Certain Restrictions With Respect to CAF Advances .............................................................     48
    3.18  Annual Revolving Credit Clean-Down ............................................................................     49

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT ................................................     49

    4.1  Optional and Mandatory Prepayments .............................................................................     49
    4.2  Conversion and Continuation Options ............................................................................     50
    4.3  Minimum Amounts and Maximum Number of Tranches .................................................................     51
    4.4  Interest Rates and Payment Dates ...............................................................................     51
    4.5  Computation of Interest and Fees ...............................................................................     52
    4.6  Inability to Determine Interest Rate ...........................................................................     52
    4.7  Pro Rata Treatment and Payments ................................................................................     53
    4.8  Illegality .....................................................................................................     54
    4.9  Requirements of Law ............................................................................................     54
    4.10  Indemnification for Taxes .....................................................................................     55


                                                                                     Page
                                                                                     ----

         4.11  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         4.12  Change of Lending Office . . . . . . . . . . . . . . . . . . . . . .   57
         4.13  Evidence of Debt . . . . . . . . . . . . . . . . . . . . . . . . . .   57

SECTION 5.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .   59

         5.1  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . .   59
         5.2  No Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         5.3  Corporate Existence; Compliance with Law  . . . . . . . . . . . . . .   60
         5.4  Corporate Power; Authorization; Enforceable Obligations . . . . . . .   60
         5.5  No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         5.6  No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . .   61
         5.7  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         5.8  No Burdensome Restrictions  . . . . . . . . . . . . . . . . . . . . .   61
         5.9  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         5.10  Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . .   61
         5.11  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         5.12  Investment Company Act; Other Regulations  . . . . . . . . . . . . .   62
         5.13  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         5.14  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . .   62
         5.15  The Security Documents . . . . . . . . . . . . . . . . . . . . . . .   63
         5.16  Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . .   64
         5.17  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . .   64
         5.18  Pledged Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         5.19  Real Estate Matters  . . . . . . . . . . . . . . . . . . . . . . . .   65
         5.20  Continuing Letters of Credit . . . . . . . . . . . . . . . . . . . .   65
         5.21  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         5.22  Certain Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         5.23  Purpose of Loans . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         5.24  Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . .   65

SECTION 6.  CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

         6.1  Conditions of Initial Extensions of Credit  . . . . . . . . . . . . .   66
         6.2  Conditions to Each Extension of Credit  . . . . . . . . . . . . . . .   70

SECTION 7.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .   70

         7.1  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .   70
         7.2  Certificates; Other Information . . . . . . . . . . . . . . . . . . .   71
         7.3  Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . .   72
         7.4  Conduct of Business and Maintenance of Existence  . . . . . . . . . .   72
         7.5  Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . .   72
         7.6  Inspection of Property; Books and Records; Discussions  . . . . . . .   72
         7.7  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         7.8  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . .   73
         7.9  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . .   73
         7.10  Mortgages; Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .   74


                                                                                                Page
                                                                                                ----

         7.11  Additional Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
         7.12  Cash Equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76

SECTION 8.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76

         8.1  Financial Condition Covenants . . . . . . . . . . . . . . . . . . . . . . . . .    76
         8.2  Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .    76
         8.3  Limitation on Guarantee Obligations . . . . . . . . . . . . . . . . . . . . . .    77
         8.4  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
         8.5  Limitation on Fundamental Changes.  . . . . . . . . . . . . . . . . . . . . . .    80
         8.6  Limitation on Sale of Assets. . . . . . . . . . . . . . . . . . . . . . . . . .    81
         8.7  Limitation on Dividends.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
         8.8  Limitation on Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . .    82
         8.9  Limitation on Investments, Loans and Advances.  . . . . . . . . . . . . . . . .    83
         8.10  Limitation on Optional Payments and Modifications of Debt Instruments. . . . .    84
         8.11  Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . .    84
         8.12  Limitation on Sales and Leasebacks.  . . . . . . . . . . . . . . . . . . . . .    84
         8.13  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85
         8.14  Joint Ventures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85

SECTION 9.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85

SECTION 10.  THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88

         10.1  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88
         10.2  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    89
         10.3  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .    89
         10.4  Reliance by Administrative Agent . . . . . . . . . . . . . . . . . . . . . . .    89
         10.5  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    89
         10.6  Non-Reliance on Administrative Agent and Other Lenders . . . . . . . . . . . .    90
         10.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90
         10.8  Administrative Agent in Its Individual Capacity  . . . . . . . . . . . . . . .    90
         10.9  Successor Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . .    91
         10.10  Upfront Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    91

SECTION 11.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    91

         11.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . .    91
         11.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    92
         11.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . .    93
         11.4  Survival of Representations and Warranties . . . . . . . . . . . . . . . . . .    93
         11.5  Payment of Expenses and Taxes; Indemnity . . . . . . . . . . . . . . . . . . .    93
         11.6  Successors and Assigns; Participations and Assignments . . . . . . . . . . . .    94
         11.7  Replacement of Lenders under Certain Circumstances . . . . . . . . . . . . . .    96
         11.8  Adjustments; Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
         11.9  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
         11.10  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
         11.11  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97


                                                                                                Page
                                                                                                ----

         11.12  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
         11.13  Collateral Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
         11.14  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
         11.15  Submission To Jurisdiction; Waivers . . . . . . . . . . . . . . . . . . . . . .    98
         11.16  Acknowledgements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
         11.17  WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
         11.18  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
         11.19  Judgment Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
         11.20  Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
         11.21  Waivers of Prepayment and Commitment Termination Notices in connection
                  with Existing Credit Facilities.  . . . . . . . . . . . . . . . . . . . . . .   100
         11.22  Waivers of Certain Requirements Under the Existing Credit Facilities  . . . . .   100
         11.23  Continuing Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . .   101


          CREDIT AGREEMENT, dated as of June 6, 1996, among KMART CORPORATION, a Michigan corporation (the "Borrower"), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender") and CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders hereunder.

       The parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

              1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

              "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of
       (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "CD Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the FDIC classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States; "CD Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board of Governors or any successor provisions) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

       Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Assessment Rate, the CD Reserve Percentage or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Assessment Rate, the CD Reserve Percentage or the Federal Funds Effective Rate, respectively.

             "ABR Loans": Committed Loans the rate of interest applicable to which is based upon the ABR.

              "Acquisition": as to any Person, the acquisition by such Person of (a) all the Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

              "Addendum": an instrument, substantially in the form of Exhibit A, by which a Lender becomes a party to this Agreement.

              "Additional Permitted Capital Expenditure Amount": (x) with respect to the 1997 Fiscal Year, an amount equal to 50% of the amount (if any) by which EBITDA for the 1996 Fiscal Year exceeds $1,000,000,000, (y) with respect to the 1998 Fiscal Year, an amount equal to 50% of the amount (if any) by which EBITDA for the 1997 Fiscal Year exceeds $1,250,000,000, and (z) with respect to the 1999 Fiscal Year, an amount equal to 50% of the amount (if any) by which EBITDA for the 1998 Fiscal Year exceeds $1,500,000,000.

              "Adjusted Eligible Inventory Amount": as of the last day of any fiscal month, (a) the Inventory Value of all Inventory of the Borrower and the Subsidiary Guarantors that consists of finished goods as of such day minus (b) the sum of (i) the Ineligible Inventory Amount as of such day plus (ii) the Markdown Reserve for such fiscal month.

              "Adjustment Date": the second Business Day following receipt by the Administrative Agent of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as the case may be, for the most recently completed fiscal period and (ii) the certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

              "Administrative Agent": Chemical, together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

              "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall not be deemed to be Affiliates of each other.

              "Aggregate Outstanding Extensions of Credit": at any time, an amount equal to the sum of (a) the Aggregate Revolving Credit Outstandings at such time and (b) the aggregate outstanding principal amount of Term Loans of all the Term Loan Lenders at such time.

              "Aggregate Revolving Credit Outstandings": at any time, an amount equal to the sum of (a) the Committed Revolving Credit Extensions of Credit of all the Revolving Credit Lenders at such time and (b) the aggregate outstanding principal amount of CAF Advances of all the Revolving Credit Lenders at such time.

              "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

              "Agreement Currency":  as defined in subsection 11.19.

              "Applicable Margin": for each Type of Committed Loan, the rate per annum set forth under the relevant column heading below:

                     ABR Loans                           Eurodollar Loans
                     ---------                           ----------------
                       1.50%                                    2.50%

       provided that, from and after the last day of the second fiscal quarter of the 1996 Fiscal Year, the Applicable Margin for all Types of Committed Loans will be adjusted, on each Adjustment Date, to the Applicable Margin set forth on Annex A opposite the Margin Level Status of the Borrower in effect on such Adjustment Date, and provided, further, that, (a) from and after the first anniversary of the Closing Date, the Applicable Margin on any outstanding Term Loans shall be equal to the Applicable Margin determined in accordance with the other provisions of this definition plus 0.50% and (b) in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related certificate required pursuant to subsection 7.2(b), are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Margin for ABR Loans shall be 1.50% and the Applicable Margin for Eurodollar Loans will be 2.50%.

              "Applicant": with respect to any Letter of Credit, the Borrower or any of its Subsidiaries.

              "Application": an application or request, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

              "Asset Sale": any sale, transfer or other disposition (including any sales, transfers or other dispositions in connection with Sale-Leasebacks or Securitization Transactions) by the Borrower or any of its Restricted Subsidiaries of any property of the Borrower or any such Restricted Subsidiary (including property subject to any Lien under any Security Document).

              "Assignee":  as defined in subsection 11.6(c).

              "Assignment Financing Statement": with respect to each Mortgage Assignment, a uniform commercial code financing statement naming the Trustee as the "secured party", on the appropriate state form, executed by the Borrower or a Subsidiary, as appropriate, and describing the appropriate Mortgage Assignment.

              "Available Revolving Credit Commitment": as to any Revolving Credit Lender, at any time, an amount equal to the excess, if any, of
       (a) such Revolving Credit Lender's Revolving Credit Commitment over (b) such Revolving Credit Lender's Committed Revolving Credit Extensions of Credit at such time; collectively, as to all the Revolving Credit Lenders, the "Available Revolving Credit Commitments".

              "Big Beaver Companies":  the collective reference to [          ]

              "Big Beaver Joint Ventures":  the collective reference to [     ]

              "Big Beaver Joint Venture Agreements":  the collective reference
       to [          ]

              "Big Beaver Loan Agreements":  the collective reference to
       (a) the Loan Agreement dated as of January 21, 1992, among the borrowers
       thereunder, certain financial institutions party thereto, and [        ],
       as managing agent, and (b) the Loan Agreement dated as of August 7,
       1992, among the borrowers thereunder, certain financial institutions
       party thereto, and [               ], as agent, in each case as the
       same may be amended, supplemented or otherwise modified from time to time.

              "Board of Governors": the Board of Governors of the Federal Reserve System and any Governmental Authority which succeeds to the powers and functions thereof.

              "Borrowing Base": at any time, an amount, calculated initially based upon the Borrowing Base Certificate delivered pursuant to subsection 6.1(q) and thereafter upon the most recent Borrowing Base Certificate delivered pursuant to subsection 7.2(c), equal to the sum of
       (a) the Eligible Inventory Borrowing Base Amount at such time, plus (b) 60% of the excess of (i) the sum of (A) the aggregate Mortgage Value of Eligible Mortgaged Real Property at such time, (B) the aggregate Mortgage Value of Eligible Put Bond Real Property at such time, (C) the aggregate Designated Value of Eligible Big Beaver Real Property at such time and (D) the aggregate Mortgage Value of Eligible California Real Property at such time over (ii) the Environmental Reserve Amount. The Borrowing Base established based upon a particular Borrowing Base Certificate shall remain in effect until the delivery of a subsequent Borrowing Base Certificate.

              "Borrowing Base Certificate":  as defined in subsection 7.2(c).

              "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2, 3.2 or 3.15(a) as a date on which the Borrower requests the Lenders to make Loans hereunder.

              "Business":  as defined in subsection 5.14(b).

              "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a LIBO Rate CAF Advance, such day shall also be a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

              "CAF Advance":  as defined in subsection 3.14.

              "CAF Advance Availability Period": the period from and including the Closing Date to and including the date which is 14 days prior to the Revolving Credit Termination Date.

              "CAF Advance Confirmation": each confirmation by the Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit B and shall be delivered to the Administrative Agent by facsimile transmission.

              "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

              "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the Borrower in the related CAF Advance Request and confirmed pursuant to subsection 3.15(d)(ii) in its acceptance of the related CAF Advance Offer.

              "CAF Advance Note":  as defined in subsection 4.13(f).

              "CAF Advance Offer": each offer by a Revolving Credit Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit C and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

              "CAF Advance Request": each request by the Borrower for Revolving Credit Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit D and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

              "California Mortgage Note": any promissory note, bond or other instrument issued by the Borrower to a Subsidiary Guarantor on terms reasonably satisfactory to the Administrative Agent which is secured by a Lien on one or more parcels of Material Real Property of the Borrower located in the State of California, Alaska, Nevada or Washington, as amended, supplemented or otherwise modified from time to time with the prior written consent of the Administrative Agent (which shall not be unreasonably withheld).

              "Capital Funds": of any Person, as of the date of determination thereof, the sum of Consolidated Net Worth of such Person and Consolidated Funded Debt of such Person at such date of determination.

              "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, provided that the Convertible Debentures shall not constitute Capital Stock of the Borrower.

              "Cash Collateral Account":  as defined in subsection 4.1(b).

              "Cash Interest Expense": of any Person for any period, Consolidated Interest Expense of such Person for such period (a) minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following: (i) non-cash expenses for interest payable in kind and non-cash interest expense related to closed stores and (ii) amortization of debt discount and fees and (b) plus the sum of the following in each case to the extent previously subtracted pursuant to clause (a) of this definition: cash payments made by such Person or any Consolidated Subsidiary of such Person during such period in respect of the items referred to in such clause (a), provided that Cash Interest Expense shall in no event include any fees or amortization of debt discount associated with the transactions contemplated hereby or by the Convertible Preferred Securities Offering.

              "Chemical": Chemical Bank, a New York banking corporation, and its successors.

              "Closing Date": the date on which the initial Extensions of Credit are made hereunder.

              "Co-Arrangers": collectively, Bank of America National Trust and Savings Association, Morgan Guaranty Trust Company of New York and The Bank of New York.

              "Code": the Internal Revenue Code of 1986, as amended from time to time.

              "Collateral": the collective reference to the Pledged Stock, the Mortgaged Properties, the Mortgage Assignments, all Security (as defined in each Security Agreement), all Pledged

       Securities (as defined in the Pledge Agreement) and all other property which is part of the Trust Estate.

              "Commercial L/C Fee Rate": at any time, the rate per annum equal to (a) the Applicable Margin then in effect for Eurodollar Loans which are Revolving Credit Loans minus (b) 0.25%.

              "Commercial Letter of Credit":  as defined in subsection
       3.6(b)(i).

              "Committed Loan": any Term Loan or Revolving Credit Loan, as the case may be.

              "Committed Revolving Credit Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding and (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

              "Commitment": with respect to any Lender, such Lender's Term Loan Commitment and/or Revolving Credit Commitment, as the case may be; collectively, as to all the Lenders, the "Commitments".

              "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

              "Confectionery Reserve": as of the last day of any fiscal month, an amount equal to the amount, if any, by which the Inventory Value of Inventory consisting of candy and other confectionery items exceeds an amount equal to 2% of the Inventory Value of all Inventory as of such day.

              "Confidential Information":  as defined in subsection 11.18.

              "Consolidated": when used in connection with any defined term, and not otherwise defined, means such term as it applies to any Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

              "Continuing Directors": as defined in Section 9(j).

              "Continuing Letter of Credit": each letter of credit that is listed on Schedule 5.20 that is issued by a Lender or a Limited Purpose Issuing Bank.

              "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

              "Convertible Debentures": the Convertible Junior Subordinated Debentures issued by the Borrower to the Convertible Trust in connection with the Convertible Preferred Securities Offering, including any Convertible Junior Subordinated Debentures issued in connection with the exercise of the underwriters' over-allotment option, and any debentures (with the same terms) issued in exchange therefor pursuant to the Convertible Debenture Indenture as in effect on the Closing Date.

              "Convertible Debenture Indenture": the Indenture pursuant to which the Convertible Debentures will be issued on the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

              "Convertible Preferred Securities": the Trust Convertible Preferred Securities issued by the Convertible Trust on the Closing Date and any Trust Convertible Preferred Securities issued by the Convertible Trust in connection with the exercise of the underwriters' over-allotment option.

              "Convertible Preferred Securities Documents": collectively, the Convertible Preferred Securities Prospectus and the Convertible Preferred Securities Underwriting Agreement.

              "Convertible Preferred Securities Offering": as defined in subsection 6.1(b).

              "Convertible Preferred Securities Prospectus": the prospectus pursuant to which the Convertible Preferred Securities are offered for sale.

              "Convertible Preferred Securities Underwriting Agreement": the Underwriting Agreement entered into in connection with the Convertible Preferred Securities Offering.

              "Convertible Trust": Kmart Financing I, a Delaware statutory business trust.

              "Corporate Trustee":  [          ], and its successors as
       Corporate Trustee under the Trust Agreement, for the benefit of the Secured Parties, unless express reference herein is made to, or the context hereof requires that the reference be to, the Individual Trustee.

              "Cost Complement": with respect to any fiscal month, the percentage which the Inventory Value of all Inventory purchased by the Borrower and the Subsidiary Guarantors from the beginning of the relevant Fiscal Year through the end of such fiscal month represents of total original selling price (exclusive of markdowns) of such Inventory. For the purposes of the definition of "Markdown Reserve", the Cost Complement shall be calculated separately for Builders Square, Inc. and its Subsidiaries which are Subsidiary Guarantors, on the one hand, and the Borrower and the other Subsidiary Guarantors, on the other hand.

              "Debt": as to any Person at the date of any determination thereof, the sum of the following to the extent such items should be reflected on the consolidated balance sheet of such Person (excluding any such items which appear only in the notes to such consolidated balance sheet) at such date (without duplication): (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),
       (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations under Financing Leases, (d) all obligations in respect of acceptances issued or created for the account of such Person, and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, provided that the item which in conformity with GAAP would reflect the amount of Convertible Preferred Securities and/or the Convertible Debentures (and the obligations of such Person with respect thereto) on the consolidated balance sheet of such Person at such date of determination shall in no event constitute Debt of such Person.

              "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Designated Big Beaver Real Property": the collective reference to the real property owned by the Big Beaver Joint Ventures as of the Closing Date and designated as such on Schedule 5.19(c).

              "Designated Lenders":  as defined in subsection 6.1(a).

              "Designated Value": with respect to any parcel of Eligible Big Beaver Real Property at any time, the lesser of (a) the aggregate of the aggregate then outstanding principal amount of Purchased Credit Facilities and amounts advanced by the Borrower prior to and after the Closing Date to complete construction of the related projects (i) owed by the owner of such Eligible Big Beaver Real Property and (ii) with respect to which the related promissory note or other evidence of indebtedness is then subject to a perfected security interest in favor of the Trustee subject to no prior Liens other than as permitted by subsection 8.4(a) and (b) the value of such Eligible Big Beaver Real Property set forth in the Final Appraisal or Preliminary Appraisal delivered with respect thereto, provided that, (x) if a Final Appraisal is not delivered with respect to any parcel of Eligible Big Beaver Real Property as of the Closing Date, then upon delivery of such Final Appraisal (i) the value of such parcel of Eligible Big Beaver Real Property for purposes of this clause (b) shall be the value of such parcel of Eligible Big Beaver Real Property set forth in such Final Appraisal and (ii) the Borrowing Base shall (to the extent required) be adjusted to reflect such value effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such Final Appraisal is delivered to the Administrative Agent and (y) if, at the time such Final Appraisal is delivered, the relevant parcel of Eligible Big Beaver Real Property is still under construction, (i) the Borrower may request that the Administrative Agent obtain another Final Appraisal with respect to such parcel of Eligible Big Beaver Real Property and (ii) if the Administrative Agent obtains any such Final Appraisal, then, upon delivery of such Final Appraisal (A) the value of such parcel of Eligible Big Beaver Real Property for purposes of this clause (b) shall be the value of such parcel of Eligible Big Beaver Real Property set forth in such Final Appraisal and (B) the Borrowing Base shall be adjusted to reflect such value effective as of the last day of the fiscal month in which such Final Appraisal is delivered.

              "Discontinued Inventory Reserve": as of the last day of any fiscal month, an amount equal to 75% of the Inventory Value of all Inventory which has been designated as "discontinued" by the Borrower or any Subsidiary Guarantor at least 18 months prior to such day on a basis consistent with the Borrower's or the relevant Subsidiary Guarantor's current and historical accounting practice.

              "Dollar Equivalent": at any date of determination thereof with respect to the face amount of any Letter of Credit issued in any currency other than Dollars or any Reimbursement Obligations in respect of any such Letter of Credit, an amount in Dollars equivalent to such face amount calculated at the rate of exchange quoted by the Administrative Agent on such date of determination (at the hour on such date of determination at which it customarily makes such determination) to prime banks in the interbank market where its foreign currency exchange operations in respect of the currency in which such Letter of Credit is issued are then being conducted for the spot purchase of such currency with Dollars.

              "Dollars" and "$": dollars in lawful currency of the United States of America.

              "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction (including territories) within the United States of America, excluding the Convertible Trust,
       Securitization Entities, Inactive Subsidiaries, Special Purpose Subsidiaries and Foreign Holding Companies.

              "EBITDA": with respect to any period, EBITDAR for such period minus, to the extent included in EBITDAR for such period, the Consolidated Rental Expense of the Borrower for such period.

              "EBITDAR": with respect to any period, Consolidated Net Income of the Borrower for such period (a) plus, in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following: (i) Consolidated Interest Expense of the Borrower, (ii) consolidated income tax expense of the Borrower and its Consolidated Subsidiaries, (iii) consolidated depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries,
       (iv) Consolidated Rental Expense of the Borrower, (v) other consolidated non-recurring non-cash charges of the Borrower and its Consolidated Subsidiaries and non-cash losses realized by the Borrower and its Consolidated Subsidiaries upon the sale, disposition or refinancing of Existing Real Properties and/or Repurchased Put Bonds and (vi) cash payments received by the Borrower or any Consolidated Subsidiary during such period in respect of non-recurring non- cash gains of the Borrower taken subsequent to the first day of February 1996, and (b) minus the sum of the following: (i) cash payments made by the Borrower or any Consolidated Subsidiary during such period in respect of non-recurring non-cash charges taken subsequent to the first day of February 1996 and
       (ii) consolidated non-recurring non-cash gains of the Borrower and its Consolidated Subsidiaries during such period.

              "Eligible Big Beaver Real Property": at any time, any parcel of Designated Big Beaver Real Property as to which each of the following conditions shall have been satisfied at such time:

                     (a) the Administrative Agent shall have received a copy of an as-built survey of such parcel of Designated Big Beaver Real Property, if available;

                     (b) the Administrative Agent shall have received in respect of such parcel of Designated Big Beaver Real Property a title report, preliminary title certificate or commitment dated a date reasonably satisfactory to the Administrative Agent to the effect that title to such real property is vested in the owner thereof free and clear of all mortgage liens and all defects and encumbrances (other than those of a type that would constitute Permitted Mortgage Liens), except such defects and encumbrances as may be approved by the Administrative Agent;

                     (c) the Administrative Agent shall have received a Final Appraisal or Preliminary Appraisal with respect to such parcel of Designated Big Beaver Real Property; and

                     (d) such parcel of Designated Big Beaver Real Property shall be in compliance with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect and (ii) if such parcel of Designated Big Beaver Real Property ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Designated Big Beaver Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible Big Beaver Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Designated Big Beaver Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

       If a parcel of Designated Big Beaver Real Property becomes a parcel of Eligible Big Beaver Real Property and is thereafter subsequently developed or the development thereof is subsequently completed, the Borrower may, at its option deliver a notice to the Administrative Agent to the effect that the Borrower wishes to cause such parcel of Designated Big Beaver Real Property to satisfy the requirements of this definition as if (x) such parcel of Designated Big Beaver Real Property became a parcel of Designated Big Beaver Real Property as of the date of such notice and (y) such parcel of Designated Big Beaver Real Property was not then a parcel of Eligible Big Beaver Real Property. Upon delivery of any such notice, the Administrative Agent shall commission a new final Appraisal with respect to such parcel of Designated Big Beaver Real Property. Upon satisfaction of the conditions set forth in this definition following such date with respect to such parcel of Designated Big Beaver Real Property (other than the condition set forth in clause
       (a) above and, in satisfaction of clause (b) above, the Borrower may provide an updated title report, preliminary title certificate or commitment dated from and after the date of the title report, preliminary title certificate or commitment delivered as of the Closing Date on the same conditions as such title report, preliminary title certificate or commitment and otherwise satisfying the requirements of such clause (b)), such parcel of Designated Big Beaver Real Property shall, without duplication, be deemed to become a parcel of Eligible Big Beaver Real Property as of the date such conditions are satisfied and the Designated Value of such parcel of Eligible Big Beaver Real Property shall be included in the Borrowing Base effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such conditions are satisfied.

              "Eligible California Real Property": at any time, any parcel of Material Real Property of the Borrower located in the State of California, Alaska, Nevada or Washington as to which each of the following conditions has been satisfied at such time:

                     (a) (i) Such parcel of Material Real Property (A) is comprised of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority or (B) is undeveloped and has a book value excluding soft costs) of at least $1,000,000, (ii) a Lien on such parcel of Material Real Property shall have been granted by the Borrower, in favor of a Subsidiary Guarantor pursuant to a Subsidiary Mortgage securing California Mortgage Notes, (iii) such Subsidiary Mortgage shall be in full force and effect in favor of such Subsidiary Guarantor at such time, (iv) such Subsidiary Mortgage shall have been recorded in the appropriate jurisdiction or jurisdictions to perfect the Lien granted pursuant to such Subsidiary Mortgage, (v) all applicable mortgage recording taxes shall have been paid, provided that such Subsidiary Mortgage need not have been so recorded (and any such mortgage recording taxes need not have been so paid) if an effective title insurance policy (naming such Subsidiary Guarantor as the insured thereunder) shall have been issued that otherwise complies with the requirements of clause (c) of this definition and that provides "gap" coverage insuring against any exceptions that may arise prior to the actual recording of such Subsidiary Mortgage (and the payment of any such recording taxes), (vi) the California Mortgage Note or Notes secured by the applicable Subsidiary Mortgage shall have been pledged and delivered to the Trustee pursuant to the Pledge Agreement at such time and (vii) a Mortgage Assignment, in recordable form, and Assignment Financing Statements, in recordable form, shall have been executed and delivered with respect to such California Mortgage Note or Notes and shall be in full force and effect in favor of the Trustee at such time;

                     (b) the Administrative Agent shall have received (i) and the title insurance company issuing the policy referred to in clause (c) of this definition shall have received, maps or plats of an as-built survey of the sites of the Material Real Property covered by such Subsidiary Mortgage certified to the Administrative Agent and such title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following:
              (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines (where setback information is readily obtainable); (B) the lines of streets abutting such sites and the width thereof; (C) all access and other easements appurtenant to such sites or necessary to use such sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such sites, whether recorded, apparent from a physical inspection of such sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on such sites; and (F) if such sites are described as being on a filed map, a legend or other information relating the survey to said map or (ii) in the case of any such parcel of Material Real Property subject to a Subsidiary Mortgage as of the Closing Date, a copy of an as-built survey of such parcel of Material Real Property if such parcel of Material Real Property has been developed as of the Closing Date or a boundary survey of such parcel of Material Real Property if such parcel of Material Real Property is undeveloped as of the Closing Date, in each case prepared within five years prior to the Closing Date;

                     (c) the Administrative Agent shall have received in respect of such parcel of Material Real Property a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date (in the case of any such parcel of Material Real Property subject to a Subsidiary Mortgage as of the Closing Date) or a date reasonably satisfactory to the Administrative Agent otherwise. Each such policy shall (i) be in an amount equal to the Mortgage Value (as of the date such parcel of Material Real Property becomes a parcel of Eligible California Real Property) of such parcel of Material Real Property; (ii) be issued at ordinary rates; (iii) insure that the Subsidiary Mortgage insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent, Permitted Mortgage Liens and any Mortgage Assignment; (iv) name the applicable Subsidiary Guarantor and the Trustee as the insured as their interests may appear thereunder;
              (v) be in the form of ALTA Loan Policy - 1992; (vi) contain a comprehensive lender's endorsement and (vii) be issued by Chicago Title Insurance Company, First American Title Insurance Company or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co- insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received (x) evidence satisfactory to it that all premiums in respect of each such policy have been paid and (y) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

                     (d) the Administrative Agent shall have received a Final
              Appraisal with respect to such parcel of Material Real Property or, in the case of any such parcel of Material Real Property subject to a Subsidiary Mortgage as of the Closing Date, a Preliminary Appraisal with respect to such parcel of Material Real Property;

                     (e) with respect to any parcel of Material Real Property
              (other than any parcel of Material Real Property subject to a Subsidiary Mortgage as of the Closing Date), a Phase I environmental report with respect to such parcel of Material Real Property, dated a date not more than one year prior to the date of delivery of the related Subsidiary Mortgage, showing no material condition of environmental concern shall have been delivered to the Administrative Agent and in form reasonably satisfactory to the Administrative Agent;

                     (f) if such parcel of Material Real Property is subject to a ground lease in favor of the Borrower as lessee, no consent shall be required under such ground lease to mortgage or foreclose upon such parcel of Material Real Property (or such consent shall have been obtained); and

                     (g) such parcel of Material Real Property shall be in compliance, or, as applicable, the owner or lessee thereof, shall be in compliance, with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect, and (ii) if such parcel of Material Real Property or, as applicable, the owner or lessee thereof ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Material Real Property shall cease (effective as of the delivery of the next succeeding

              Borrowing Base Certificate) to be Eligible California Real Property during the continuation of such non-compliance if such non- compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Material Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

       If a parcel of Material Real Property of the type described in clause
       (a)(i)(B) of this definition becomes a parcel of Eligible California Real Property and is thereafter subsequently developed such that such parcel of Material Real Property satisfies the requirements of clause
       (a)(i)(A) of this definition, the Borrower may, at its option, deliver a notice to the Administrative Agent to the effect that the Borrower wishes to cause such parcel of Material Real Property to satisfy the requirements of this definition as if (x) such parcel of Material Real Property became a parcel of Material Real Property as of the date of such notice, (y) such parcel of Material Real Property was not then a parcel of Eligible California Real Property and (z) if applicable, such parcel of Material Real Property was not subject to a Subsidiary Mortgage as of the Closing Date. Upon delivery of any such notice, the Administrative Agent shall commission a new Final Appraisal with respect to such parcel of Material Real Property. Upon satisfaction of the conditions set forth in this definition following such date with respect to such parcel of Material Real Property (other than the condition set forth in clause (e) above and, in satisfaction of clause (c) above, the Borrower may provide a date-down endorsement to the mortgagee's title policy or binder delivered as of the Closing Date on the same conditions as such policy or binder and otherwise satisfying the requirements of such clause as to title insurance), such parcel of Material Real Property shall, without duplication, be deemed to become a parcel of Eligible California Real Property as of the date such conditions are satisfied and the Mortgage Value of such parcel of Eligible California Real Property shall be included in the Borrowing Base effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such conditions are satisfied.

              "Eligible Inventory Amount": as of the last day of any fiscal month, (a) the Inventory Value of all Inventory of the Borrower and the Subsidiary Guarantors that consists of finished goods as of such day minus (b) the Ineligible Inventory Amount as of such day. For the purposes of the definition of "Markdown Reserve", Builders Square, Inc. and its Subsidiaries which are Subsidiary Guarantors shall be treated as an entity separate from the Borrower and the other Subsidiary Guarantors, and such amounts shall be calculated separately for Builders Square, Inc. and its Subsidiaries which are Subsidiary Guarantors, on the one hand, and the Borrower and the other Subsidiary Guarantors, on the other hand.

              "Eligible Inventory Borrowing Base Amount": as of the last day of any fiscal month, an amount equal to (a) 55% of the Adjusted Eligible Inventory Amount as of such day minus (b) the sum of (i) the Flow Through Center Reserve for such fiscal month, (ii) the Special Order Reserve for such fiscal month and (iii) the aggregate amount of gift certificates then outstanding entitling the holder thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day which are not being held for escheatment or which have not been escheated as of such day.

              "Eligible Mortgaged Real Property": at any time, any parcel of Material Real Property of the Borrower or any Subsidiary Guarantor (other than parcels of Material Real Property of the Borrower located in the State of California, Alaska, Nevada or Washington) as to which each of the following conditions has been satisfied at such time:

                     (a) (i) Such parcel of Material Real Property (A) is comprised of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority or (B) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000, (ii) a Lien on such parcel of Material Real Property shall have been granted by the Borrower or such Subsidiary Guarantor, as the case may be, in favor of the Trustee pursuant to a Mortgage, (iii) such Mortgage shall be in full force and effect in favor of the Trustee at such time, (iv) such Mortgage shall have been recorded in the appropriate jurisdiction or jurisdictions to perfect the Lien granted pursuant to such Mortgage and (v) all applicable mortgage recording taxes shall have been paid, provided that such Mortgage need not have been so recorded (and any such mortgage recording taxes need not have been so paid) if an effective title insurance policy (naming the Trustee for the benefit of the Secured Parties as the insured thereunder) shall have been issued that otherwise complies with the requirements of clause (c) of this definition and that provides "gap" coverage insuring against any exceptions that may arise prior to the actual recording of such Mortgage (and the payment of any such recording taxes);

                     (b) the Administrative Agent shall have received (i) and the title insurance company issuing the policy referred to in clause (c) of this definition shall have received, maps or plats of an as-built survey of the sites of the Material Real Property covered by such Mortgage certified to the Administrative Agent and such title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines (where setback information is readily obtainable); (B) the lines of streets abutting such sites and the width thereof; (C) all access and other easements appurtenant to such sites or necessary to use such sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such sites, whether recorded, apparent from a physical inspection of such sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on such sites; and (F) if such sites are described as being on a filed map, a legend or other information relating the survey to said map or (ii) in the case of any such parcel of Material Real Property subject to a Mortgage as of the Closing Date, a copy of an as-built survey of such parcel of Material Real Property if such parcel of Material Real Property has been developed as of the Closing Date or a boundary survey of such parcel of Material Real Property if such parcel of Material Real Property is undeveloped as of the Closing Date, in each case prepared within five years prior to the Closing Date;

                     (c) the Administrative Agent shall have received in respect of such parcel of Material Real Property a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date (in the case of any such parcel of Material Real Property subject to a Mortgage as of the Closing Date) or a date reasonably satisfactory to the Administrative Agent otherwise. Each such policy shall (i) be in an amount equal to the Mortgage Value (as of the date such parcel of Material Real Property becomes a parcel of Eligible Mortgaged Real Property) of such parcel of Material Real Property, (ii) be issued at ordinary rates, (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent and Permitted Mortgage Liens, (iv) name the Trustee for the benefit of the Secured Parties as the insured thereunder, (v) be in the form of ALTA Loan Policy - 1992, (vi) contain a comprehensive lender's endorsement and (vii) be issued by Chicago Title Insurance Company, First American Title Insurance Company or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received (x) evidence satisfactory to it that all premiums in respect of each such policy have been paid and (y) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

                     (d) the Administrative Agent shall have received a Final
              Appraisal with respect to such parcel of Material Real Property or, in the case of any such parcel of Material Real Property subject to a Mortgage as of the Closing Date, a Preliminary Appraisal with respect to such parcel of Material Real Property;

                     (e) with respect to any parcel of Material Real Property
              (other than any parcel of Material Real Property subject to a Mortgage as of the Closing Date), a Phase I environmental report with respect to such parcel of Material Real Property, dated a date not more than one year prior to the date of delivery of the related Mortgage, showing no material condition of environmental concern shall have been delivered to the Administrative Agent and in form reasonably satisfactory to the Administrative Agent;


                     (f) if such parcel of Material Real Property is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, no consent shall be required under such ground lease to mortgage or foreclose upon such parcel of Material Real Property (or such consent shall have been obtained); and

                     (g) such parcel of Material Real Property shall be in compliance, or, as applicable, the owner or lessee thereof, shall be in compliance, with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect, and (ii) if such parcel of Material Real Property or, as applicable, the owner or lessee thereof ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Material Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible Mortgaged Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Material Real

              Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

       If a parcel of Material Real Property of the type described in clause
       (a)(i)(B) of this definition becomes a parcel of Eligible Mortgaged Real Property and is thereafter subsequently developed such that such parcel of Material Real Property satisfies the requirements of clause (a)(i)(A) of this definition, the Borrower may, at its option, deliver a notice to the Administrative Agent to the effect that the Borrower wishes to cause such parcel of Material Real Property to satisfy the requirements of this definition as if (x) such parcel of Material Real Property became a parcel of Material Real Property as of the date of such notice, (y) such parcel of Material Real Property was not then a parcel of Eligible Mortgaged Real Property and (z) if applicable, such parcel of Material Real Property was not subject to a Mortgage as of the Closing Date.
       Upon delivery of any such notice, the Administrative Agent shall commission a new Final Appraisal with respect to such parcel of Material Real Property. Upon satisfaction of the conditions set forth in this definition following such date with respect to such parcel of Material Real Property (other than the condition set forth in clause (e) above and, in satisfaction of clause (c) above, the Borrower may provide a date-down endorsement to the mortgagee's title policy or binder delivered as of the Closing Date on the same conditions as such policy or binder and otherwise satisfying the requirements of such clause as to title insurance), such parcel of Material Real Property shall, without duplication, be deemed to become a parcel of Eligible Mortgaged Real Property as of the date such conditions are satisfied and the Mortgage Value of such parcel of Eligible Mortgaged Real Property shall be included in the Borrowing Base effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such conditions are satisfied.

              "Eligible Put Bond Real Property": at any time, any parcel of Put Bond Real Property as to which each of the following conditions shall have been satisfied at such time:

                     (a) (i) such parcel of Put Bond Real Property shall be
              subject to a Lien granted under a Put Bond Mortgage or Mortgages and such Lien shall be in full force and effect and shall not have been released, (ii) the Repurchased Put Bonds secured by such parcel of Put Bond Real Property shall have been pledged and delivered to the Trustee pursuant to the Pledge Agreement at such time and (iii) to the extent required to perfect the Lien in the Repurchased Put Bonds created in favor of the Trustee pursuant to the Pledge Agreement, a Mortgage Assignment and Assignment Financing Statements, in recordable form, shall have been executed and delivered with respect to such Put Bond Mortgages and shall be in full force and effect in favor of the Trustee at such time;

                     (b) the Administrative Agent shall have received a copy of an as-built survey of such parcel of Put Bond Real Property, if available;

                     (c) the Administrative Agent shall have received in respect of such parcel of Put Bond Real Property a title report, preliminary title certificate or commitment dated a date reasonably satisfactory to the Administrative Agent to the effect that the mortgage lien securing the relevant Repurchased Put Bonds is a first priority mortgage Lien;

                     (d) the Administrative Agent shall have received a Final
              Appraisal or Preliminary Appraisal with respect to such parcel of Put Bond Real Property;

                     (e) if such parcel of Put Bond Real Property is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, no consent shall have been required under such ground lease to mortgage or foreclose upon such parcel of Put Bond Real Property (or such consent shall have been obtained); and

                     (f) such parcel of Put Bond Real Property shall be in compliance with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect, or (ii) if such parcel of Put Bond Real Property ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in
              Schedule 1.1(b), such parcel of Put Bond Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible Put Bond Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Put Bond Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

              "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time hereafter be in effect.

              "Environmental Reserve Amount": at any time, an amount equal to the product of (a) $150,000 and (b) the number of parcels of Eligible Mortgaged Real Property, Eligible Big Beaver Real Property, Eligible Put Bond Real Property and Eligible California Real Property which is included in the Borrowing Base at such time.

              "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

              "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate for deposits in Dollars for the period commencing on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 as of 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period. If at least two rates appear on such Telerate Page for such Interest Period, the "Eurodollar Base Rate" shall be the arithmetic mean of such rates. If the "Eurodollar Base Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the

       "Eurodollar Base Rate" with respect to each day during such Interest Period shall be the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

              "Eurodollar Loans": Committed Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

              "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

              "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Existing Credit Facilities": collectively, the Refinanced Credit Facilities, the Purchased Credit Facilities and the Letter of Credit Issuance Agreement.

              "Existing Debt Related Transactions": as defined in subsection 6.1(c).

              "Existing Real Property": the collective reference to all parcels of Material Real Property as of the Closing Date other than any parcel of Material Real Property which is undeveloped as of the Closing Date.

              "Existing Issuing Bank": each Person that has issued one or more Continuing Letters of Credit.

              "Existing Receivables Transactions":  collectively, the
       transactions contemplated under (i) the [        ] Program Agreement,
       dated April 12, 1996, by and between [           ] and Builders Square,
       Inc. and (ii) various store programs pursuant to which receivables generated in connection with the sale of Inventory are sold to various financing companies, in each case as such agreements and programs may be amended, replaced, supplemented or otherwise modified from time to time.

              "Extension of Credit": with respect to any Lender, (a) the making of a Loan by such Lender and (b) if such Lender is a Revolving Credit Lender, the issuance or extension of a Letter of Credit; collectively, as to all the Lenders, the "Extensions of Credit".

              "FDIC": the Federal Deposit Insurance Corporation and any Governmental Authority which succeeds to the powers and functions thereof.

              "Federal Funds Effective Rate": as defined in the definition of "ABR" contained in this subsection 1.1.

              "Final Appraisal": with respect to any parcel of Material Real Property, Put Bond Real Property or Designated Big Beaver Real Property, a final complete appraisal of the value of such parcel of Material Real Property, Put Bond Real Property or Designated Big Beaver Real Property, as the case may be, commissioned in connection with this Agreement and valued on an "alternative use" basis which in the reasonable judgment of the Administrative Agent satisfies all applicable requirements of FIRREA and the Uniform Standards of Professional Appraisal Practice.

              "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

              "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

              "Fiscal Year": each fiscal year of the Borrower. Fiscal Years are referred to herein by reference to the calendar year in which the first day of such Fiscal Year falls.

              "Fixed Charge Coverage Ratio": as of the last day of any fiscal quarter of the Borrower, the quotient of (A) EBITDAR for the period of four fiscal quarters ending on the last day of such quarter divided by
       (B) the sum of (i) Consolidated Cash Interest Expense of the Borrower plus (ii) Consolidated Rental Expense of the Borrower, in each case for such period.

              "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

              "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the Revolving Credit Lenders to offer to make CAF Advances at an absolute rate which is not determined by reference to an external source.

              "Flow Through Center Reserve": with respect to any fiscal month, the sum of (a) the average monthly amount paid by the Borrower and any Subsidiary Guarantors in respect of fees charged by flow through centers or distribution centers during the immediately preceding 12 fiscal month period and (b) any such fees which are then overdue for less than 60 days.

              "Foreign Holding Company": any Subsidiary organized under the laws of any jurisdiction (including territories) within the United States of America whose sole assets (exclusive of assets with an aggregate book value not exceeding $1,000,000 and assets consisting of advances or loans to the Borrower or any of its Subsidiaries) consist of the Capital Stock of one or more Foreign Subsidiaries or other Foreign Holding Companies.

              "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America, excluding Securitization Entities, Inactive Subsidiaries and Special Purpose Subsidiaries, but including in any event Foreign Holding Companies.

              "Foreign L/C Commitment Sublimit": at any time (a) prior to January 1, 1997 $100,000,000, (b) on or after January 1, 1997 but prior to January 1, 1998, $150,000,000 and (c) thereafter, $200,000,000.

              "Funded Debt": as to any Person at the date of any determination thereof, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year after the date of incurrence thereof, and any such Debt maturing within one year from such date of incurrence which is directly or indirectly renewable or extendible at the option of such Person to a date more than one year from such date of determination (including an option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from such date of incurrence); provided, however, that for the purposes of any determination of the Leverage Ratio hereunder the amount of Funded Debt attributable to the Revolving Credit Loans and the CAF Advances shall be the average daily outstanding amounts thereof for the period of four fiscal quarters ending on or immediately preceding such date of determination, except that in connection with any determination of the Leverage Ratio prior to the end of the second fiscal quarter of the 1997 Fiscal Year, the amount of Funded Debt attributable to the Revolving Credit Loans and the CAF Advances shall be (a) $465,000,000 for each day during the third fiscal quarter of the 1995 Fiscal Year,
       (b) $692,000,000 for each day during the fourth fiscal quarter of the 1995 Fiscal Year, (c) $322,000,000 for each day during the first fiscal quarter of the 1996 Fiscal Year, and (d) $104,000,000 for each day during the second fiscal quarter of the 1996 Fiscal Year.

              "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, provided that, solely for purposes of determining compliance with subsection 8.1, "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof.

              "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Greeting Card Reserve": as of the last day of any fiscal month, the excess of (a) the Inventory Value of all Inventory consisting of greeting cards as of such day over (b) $37,500,000.

              "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (collectively, the "primary obligations") of any other third Person (the "primary obligor"), in any manner, whether directly or indirectly, or which guarantee, reimbursement, counterindemnity or similar obligation should be reflected in a consolidated balance sheet of the guaranteeing person (or in the notes thereto); provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

              "Inactive Subsidiary": any Subsidiary of the Borrower which (and only for so long as such Subsidiary) (a) does not own assets with an aggregate book value in excess of $1,000,000 and (b) is not then engaged in any business.

              "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and current accounts payable incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations (to the extent capitalized for accounting purposes) of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of the types described in the other clauses of this definition secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all obligations of such Person in respect of interest rate and currency hedging agreements. For purposes of this Agreement, the amount of any Indebtedness referred to in clause (f) of the preceding sentence shall be the net amounts, including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated.

              "Indemnified Liabilities":  as defined in subsection 11.5.

              "Individual Trustee":  [            ] and his successors as
       Individual Trustee under the Trust Agreement, for the benefit of the Secured Parties.

              "Ineligible Inventory": as of the last day of any fiscal month, all Inventory of the Borrower and the Subsidiary Guarantors that falls in any one or more of the following categories as of such day:

                     (a) the Inventory (i) is not owned solely by the Borrower or any such Subsidiary Guarantor, (ii) is leased by or on consignment to the Borrower or any Subsidiary Guarantor or (iii) is contained in a vending machine;

                     (b) the Inventory (including Inventory in transit from vendors) that is not located at property that is owned or leased by the Borrower or any Subsidiary Guarantor, other than with respect to (i) Inventory which is located at flow through centers or distribution centers (excluding timber reload centers) or (ii) Inventory which is in transit from one property that is owned or leased by the Borrower or any Subsidiary Guarantor (or a flow through center or a distribution center) to another property that is owned or leased by the Borrower or any Subsidiary Guarantor (or a flow through center or a distribution center);

                     (c) the Inventory consists of packaged delicatessen goods, dairy goods, meat products, produce or seafood;

                     (d) the Inventory is intended for sale through the restaurant, bakery or delicatessen operations of the Borrower or any Subsidiary Guarantor;

                     (e) the Inventory consists of (i) books available for sale in connection with the "Reader's Market" operations of the Borrower or any Subsidiary Guarantor or (ii) magazines;

                     (f) the Inventory is subject to a layaway purchase by any customer;

                     (g) the Inventory is located at any return center used by the Borrower or any Subsidiary Guarantor;

                     (h) the Inventory (i) is not located in the United States of America (excluding territories and possessions thereof) or
              (ii) without limiting clause (i) above, is located in Puerto Rico, the Virgin Islands or Guam; or

                     (i) the Inventory is not subject to a perfected security interest in favor of the Trustee subject to only Permitted Inventory Liens.

              "Ineligible Inventory Amount": as of the last day of any fiscal month, the sum of (a) the Inventory Value of all Ineligible Inventory of the Borrower and the Subsidiary Guarantors as of such day plus (b) any profit included in the Inventory Value of Inventory as a result of a transfer of such Inventory from the Borrower to a Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary, plus (c) the Confectionery Reserve at such time, plus (d) the Discontinued Inventory Reserve at such time, plus (e) the Shrinkage Reserve at such time, plus
       (f) the Return Reserve at such time plus (g) the Greeting Card Reserve at such time plus (h) the Packaway Reserve plus (i) the Prescription Drug Reserve at such time.

              "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

              "Intellectual Property":  as defined in subsection 5.17.

              "Interest Expense": of any Person for any period, (a) the amount of interest expense, both expensed and capitalized, of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period minus (b) the amount of interest income of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, provided that in no event shall Interest Expense include any distributions in respect of the Convertible Preferred Securities or interest payments on the Convertible Debenture or any fees or amortization of debt discount associated with the transactions contemplated hereby or by the Convertible Preferred Securities Offering, and the calculation of Interest Expense shall not be impacted or affected by the sale or other disposition of the Repurchased Put Bonds.

              "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

              "Interest Period":  with respect to any Eurodollar Loan:

                     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

              provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                     (2) any Interest Period that would otherwise extend
              beyond, in the case of Eurodollar Loans which are Revolving Credit Loans, the Revolving Credit Termination Date or, in the case of Eurodollar Loans which are Term Loans, beyond the date final payment is due on such Term Loans shall end on the Revolving Credit Termination Date or such date of final payment, as the case may be; and

                     (3) any Interest Period that begins on the last Business
              Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

              "Inventory Security Agreement": the Inventory Security Agreement made by the Borrower and the Subsidiary Guarantors (other than the Big Beaver Companies) in favor of the Trustee, substantially in the form of Exhibit A-2 to the Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

              "Inventory Value": with respect to any Inventory of the Borrower or any Subsidiary Guarantor, the value of such Inventory valued at cost on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice (without giving effect to LIFO reserves, general ledger reserves for discontinued inventory, markdowns, inter-company profit, rebates and discounts, any cut off adjustments, revaluation adjustments, purchase price adjustments or adjustments with respect to the capitalization of buying, occupancy, distribution and other overhead costs reflected on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in respect of Inventory) plus freight charges incurred in connection therewith. The value of the Inventory as set forth above will, without duplication, be calculated net of the reserve established by the Borrower or any Subsidiary Guarantor on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice in respect of lost, misplaced or stolen Inventory at such time.

              "Investment":  as defined in subsection 8.9.

              "Issuing Banks":  initially, (a) each Lender specified on
       Schedule 1.1(a) as an Issuing Bank, (b) each Existing Issuing Bank listed on Part I of Schedule 5.20 and (c) each Limited Purpose Issuing Bank, in each case in its capacity as issuer of a Letter of Credit. Additional Lenders may from time to time be designated as "Issuing Banks" by the Borrower (with the consent of such Lender and with the consent (which shall not be unreasonably withheld) of the Administrative Agent) by written notice to such effect from the Borrower to the Administrative Agent.

              "Judgment Currency":  as defined in subsection 11.19.

              "L/C Commitment": at any time, the lesser of (a)(i) prior to January 1, 1997, $750,000,000, (ii) on or after January 1, 1997 but prior to January 1, 1998, $1,250,000,000 and (iii) thereafter, $1,500,000,000, and (b) the Revolving Credit Commitments then in effect.

              "L/C Fee Payment Date": the last day of each March, June, September and December and the Revolving Credit Termination Date.

              "L/C Obligations":  at any time, an amount equal to the sum of
       (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be calculated as of the date of issuance of such Letters of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 3.10(a) and
       (d) the Dollar Equivalent of the aggregate amount of Reimbursement Obligations in respect of Letters of Credit issued in currencies other than Dollars which have not then been paid pursuant to subsection 3.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable).

              "L/C Participants": the collective reference to all the Revolving Credit Lenders.

              "Lenders":  as defined in the preamble to this Agreement.

              "Letter of Credit Issuance Agreement": the Letter of Credit Issuance Agreement, dated as of February 29, 1996, among the Borrower,
       [          ], as agent, and the financial institutions parties thereto, as amended.

              "Letters of Credit":  as defined in subsection 3.6(a).

              "Leverage Ratio": as of any day of determination thereof, the quotient of (a) Consolidated Funded Debt of the Borrower as of such day divided by (b) Consolidated Capital Funds of the Borrower as of such day.

              "LIBO Rate": in respect of any LIBO Rate CAF Advance, the London interbank offered rate for deposits in Dollars for the period commencing on the date of such CAF Advance and ending on the CAF Advance Maturity Date with respect thereto which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such period.

              "LIBO Rate CAF Advance": any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

              "LIBO Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the LIBO Rate plus (or minus) a margin.

              "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

              "Limited Purpose Issuing Bank": each Person that executes and delivers a Limited Purpose Issuing Bank Addendum with respect to one or more of the letters of credit issued by such Person that are listed on
       Part II of Schedule 5.20.

              "Limited Purpose Issuing Bank Addendum": an instrument, substantially in the form of Exhibit N, with such changes thereto as may be reasonably acceptable to the Administrative Agent and the Borrower.

              "Loan": any Term Loan, Revolving Credit Loan or CAF Advance, as the case may be.

              "Loan Documents": this Agreement, any Notes, the Trust Agreement, the Subsidiaries Guarantee, the Security Documents and any Applications.

              "Loan Parties": the collective reference to the Borrower, the Subsidiary Guarantors and any other Subsidiary from time to time party to any Loan Document.

              "Majority Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 50%.

              "Majority Revolving Credit Lenders": at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%.

              "Majority Term Loan Lenders": at any time, Term Loan Lenders the Term Loan Commitment Percentages of which aggregate more than 50%.

              "Margin Level Status": as to the Borrower, the existence of Margin Level I Status, Margin Level II Status, Margin Level III Status, Margin Level IV Status, Margin Level V Status, Margin Level VI Status or Margin Level VII Status, as the case may be.

              "Margin Level I Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is less than or equal to 1.75 to 1.00.

              "Margin Level II Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 1.75 to 1.00 but less than or equal to
       2.00 to 1.00.

              "Margin Level III Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 2.00 to 1.00 but less than or equal to
       2.25 to 1.00.

              "Margin Level IV Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 2.25 to 1.00 but less than or equal to
       2.50 to 1.00.

              "Margin Level V Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 2.50 to 1.00 but less than or equal to
       2.75 to 1.00.

              "Margin Level VI Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 2.75 to 1.00 but less than or equal to
       3.00 to 1.00.

              "Margin Level VII Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 3.00 to 1.00.

              "Markdown Percentage": with respect to any fiscal month, the percentage which the aggregate amount of markdowns by the Borrower and the Subsidiary Guarantors from the beginning of the relevant Fiscal Year through the end of such fiscal month represents of total sales of the Borrower and the Subsidiary Guarantors from the beginning of the relevant Fiscal Year through the end of such fiscal month. The "Markdown Percentage" shall be calculated separately for Builders Square, Inc. and its Subsidiaries which are Subsidiary Guarantors, on the one hand, and the Borrower and the other Subsidiary Guarantors, on the other hand.

              "Markdown Reserve": with respect to any fiscal month, an amount equal to the product of (x) an amount equal to 50% of the Eligible Inventory Amount as of the last day of such fiscal month times (y) the product of (i) the Markdown Percentage for such fiscal month and (ii) the Cost Complement for such fiscal month. The "Markdown Reserve" shall be calculated separately for Builders Square, Inc. and its Subsidiaries which are Subsidiary Guarantors, on the one hand, and the Borrower and the other Subsidiary Guarantors, on the other hand, and then combined to produce the "Markdown Reserve".

              "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the material rights or remedies of the Trustee, the Administrative Agent or the Lenders hereunder or thereunder; it being understood that any past or future reduction in the Borrower's or any Subsidiary's credit rating or decline in the market price of the Borrower's or any Subsidiary's equity securities shall not in and of themselves be deemed to constitute a Material Adverse Effect.

              "Material Real Property": real property not subject to a mortgage, deed of trust or other similar instrument (other than pursuant hereto) that (a) (i) is owned in fee by the Borrower or any Subsidiary Guarantor and is not subject to a ground lease in favor of any other Person as lessee, (ii) is located in the United States or Puerto Rico and (iii) (A) has been developed with a retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy shall have been issued by the relevant Governmental Authority, (B) is being developed with a retail store, distribution center, shopping center or office building which is under construction as of the Closing Date or
       (C) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000 or (b) (i) (A) consists of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy shall have been issued by the relevant Governmental Authority, or (B) is being developed with a retail store, distribution center, shopping center or office building which is under construction as of the Closing Date, (ii) is located on property which is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee and no consent shall be required under such ground lease to mortgage or foreclose upon such property (or such consent shall have been obtained),
       (iii) is or, upon completion, will be classified as an owned retail store, distribution center, shopping center or office building by the Borrower or such Subsidiary Guarantor and (iv) is located in the United States or Puerto Rico.

              "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

              "Meldisco": the collective reference to the Meldisco Shoe Company subsidiaries which operate the footwear departments in the Borrower's retail stores.

              "Moody's":  Moody's Investors Service, Inc.

              "Mortgage Value": (a) with respect to any parcel of Eligible Mortgaged Real Property or Eligible California Real Property, the lesser of (i) the maximum amount secured by the Lien on such parcel of Eligible Mortgaged Real Property or Eligible California Real Property, as the case may be, granted in favor of the applicable secured mortgagee pursuant to the relevant Mortgage or Subsidiary Mortgage, as the case may be, and (ii) the value of such parcel of Eligible Mortgaged Real Property or Eligible California Real Property, as the case may be, set forth in the Final Appraisal delivered with respect thereto or, in the case of any parcel of Eligible Mortgaged Real Property or Eligible California Real Property as of the Closing Date, set forth in the Preliminary Appraisal with respect thereto, provided that, if a Final Appraisal is not delivered with respect to any parcel of Eligible Mortgaged Real Property or Eligible

       California Real Property as of the Closing Date, then upon delivery of such Final Appraisal (A) the value of such parcel of Eligible Mortgaged Real Property or Eligible California Real Property, as the case may be, for purposes of clause (ii) above shall be the value of such parcel of Eligible Mortgaged Real Property or Eligible California Real Property, as the case may be, set forth in such Final Appraisal and (B) the Borrowing Base shall be adjusted to reflect such value effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such Final Appraisal is delivered to the Administrative Agent, provided, further, that in no event shall the Mortgage Value of any parcel of Eligible California Real Property exceed the amount secured by the Lien on such parcel of Eligible California Real Property under the related California Mortgage Note or Notes and (b) with respect to any parcel of Eligible Put Bond Real Property at any time, the least of (i) the aggregate principal amount of Repurchased Put Bonds (not including any principal which has not accreted on the date of valuation)
       (A) which is secured by a Lien on such parcel of Eligible Put Bond Real Property created pursuant to the applicable Put Bond Mortgages and (B) with respect to which the related promissory note or other evidence of indebtedness is then subject to a perfected security interest in favor of the Trustee, (ii) the maximum amount secured by the Lien on such parcel of Eligible Put Bond Real Property created pursuant to the applicable Put Bond Mortgages and (iii) the value of such parcel of Eligible Put Bond Real Property set forth in the Final Appraisal or Preliminary Appraisal delivered with respect thereto, provided that, if a Final Appraisal is not delivered with respect to any parcel of Eligible Put Bond Real Property as of the Closing Date, then upon delivery of such Final Appraisal (A) the value of such parcel of Eligible Put Bond Real Property for purposes of this clause (iii) shall be the value of such parcel of Eligible Put Bond Real Property set forth in such Final Appraisal and (B) the Borrowing Base shall (to the extent required) be adjusted to reflect such value effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such Final Appraisal is delivered to the Administrative Agent.

              "Mortgages": the collective reference to the fee and ground leasehold mortgages, deeds of trust and other similar documents executed and delivered from time to time by the Borrower and the Subsidiary Guarantors in favor of the Trustee, pursuant to the Trust Agreement or this Agreement, substantially in the form of Exhibit B to the Trust Agreement or, if such Exhibit is not appropriate under applicable law in the jurisdiction in which the relevant real property is located, in such other form as shall be reasonably satisfactory to the Borrower and the Administrative Agent, as each of the same may be amended, supplemented or otherwise modified from time to time.

              "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              "Net Cash Proceeds": (a) with respect to any Asset Sale (other than Asset Sales in connection with Securitization Transactions), the cash proceeds (including Cash Equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale received by the Borrower or any of its Restricted Subsidiaries, net of all attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and other customary fees actually incurred by the Borrower or any of its Restricted Subsidiaries and documented in connection therewith and net of taxes paid or reasonably expected to be payable by the Borrower or any of its Restricted Subsidiaries as a result thereof, net of purchase price adjustments reasonably expected to be payable by the Borrower or any of its Restricted Subsidiaries in connection therewith and repayments of the principal amount of Indebtedness (other than the Loans) and any make-whole payments related thereto required to be prepaid upon the sale of the assets so sold or otherwise disposed of,
       (b) in connection with any issuance by Borrower or any of its Restricted Subsidiaries of debt securities or instruments, or the incurrence of Indebtedness, the cash proceeds (including Cash Equivalents) received by the Borrower or any of its Restricted Subsidiaries from such issuance of securities or incurrence of such Indebtedness net of all investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred by the Borrower or any of its Restricted Subsidiaries and documented in connection therewith and (c) with respect to Asset Sales in connection with a Securitization Transaction, the cash proceeds (including Cash Equivalents) received by the Borrower or any of its Restricted Subsidiaries from the issuance of securities or incurrence of Indebtedness in connection with such Securitization Transaction net of all investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred by the Borrower or any of its Restricted Subsidiaries and documented in connection therewith and repayments of the principal amount of Indebtedness (other than the Loans) and any make-whole payments related thereto required to be prepaid upon the sale of the assets that are the subject of such Securitization Transaction.

              "Net Income": of any Person for any period, net income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

              "Net Revenue": of any Person for any period, net revenue of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

              "Net Worth": of any Person, as of the date of determination thereof, the sum of (without duplication) (a) all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of such Person and its Consolidated Subsidiaries at such date of determination, (b) the item which in conformity with GAAP would reflect the amount of Convertible Preferred Securities and/or the Convertible Debentures (and the obligations of such Person with respect thereto) on the consolidated balance sheet of such Person and its Consolidated Subsidiaries at such date of determination and (c) the excess, if any, of (i) the aggregate amount of net after-tax non-cash charges resulting from the write-down of assets that have the effect of reducing the amount set forth in clause (a) above, taken after the end of the 1995 Fiscal Year in connection with the sale or other disposition of any asset the sale of which would constitute a Scheduled Asset Sale over (ii) any reversal of any of the foregoing charges.

              "Non-Excluded Taxes":  as defined in subsection 4.10.

              "Non-Executing Persons":  as defined in subsection 6.1(a).

              "Notes": the collective reference to any Revolving Credit Notes, any Term Notes and any CAF Advance Notes.

              "Packaway Reserve":  $10,000,000.

              "parcel": when used in connection with any parcel of real property, means such parcel of real property, together with all of the structures, buildings and other improvements located thereon and all other property associated therewith and, when used in connection with any parcel of real property subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, means the leasehold interest in such ground lease.

              "Participant":  as defined in subsection 11.6(b).

              "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority which succeeds to the powers and functions thereof.

              "Permitted Inventory Liens": the collective reference to Liens permitted by subsections 8.4(a) and 8.4(b).

              "Permitted Mortgage Liens": the collective reference to Liens permitted by subsections 8.4(a), 8.4(b) and 8.4(e).

              "Permitted Pari Passu Senior Debt": Indebtedness incurred pursuant to subsection 8.2(j), no part of the principal of which is scheduled to mature prior to the date which is three months after the Term Loan Maturity Date.

              "Permitted Sale-Leaseback":  as defined in subsection 8.12.

              "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

              "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Pledge Agreement": the Securities Pledge Agreement made by the Borrower and certain of the Subsidiary Guarantors in favor of the Trustee, in substantially the form of Exhibit C to the Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

              "Pledgors": the collective reference to the pledgors parties to the Pledge Agreement.

              "Preliminary Appraisal": with respect to any parcel of Material Real Property, Put Bond Real Property or Designated Big Beaver Real Property as of the Closing Date, a preliminary appraisal in summary form of the value of such parcel of Material Real Property, Put Bond Real Property or Designated Big Beaver Real Property, as the case may be, commissioned in connection with this Agreement and valued on an "alternative use" basis which in the reasonable judgment of the Administrative Agent satisfies all applicable requirements of FIRREA and the Uniform Standards of Professional Appraisal Practice.

              "Preliminary Prospectus": the Prospectus Supplement, issued May 24, 1996, with respect to the Convertible Preferred Securities.

              "Prescription Drug Reserve": as of the last day of any fiscal month, an amount equal to 50% of the Inventory Value of all Inventory consisting of prescription drugs as of such day.

              "Purchased Credit Facilities": collectively, the credit facilities under the Big Beaver Loan Agreements.

              "Put Bond Mortgages":  as defined in subsection 5.19(b).

              "Put Bond Real Property": any parcel of real property subject to a Lien created pursuant to the Put Bond Mortgages to secure the repayment of all or a portion of the Repurchased Put Bonds.

              "Reference Lenders": Chemical, Bank of America National Trust and Savings Association and The Bank of New York.

              "Refinanced Credit Facilities": collectively, the credit facilities described on Schedule 6.1(c) under the heading "Refinanced Credit Facilities".

              "Refinanced Three Year Facility":  as defined in subsection
       11.22.

              "Refinancings":  as defined in subsection 6.1(c).

              "Register":  as defined in subsection 11.6(d).

              "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

              "Reimbursement Obligation": the obligation of the Borrower pursuant to subsection 3.10(a) to reimburse each Issuing Bank for amounts drawn under any Letter of Credit issued by such Issuing Bank.

              "Rental Expense": of any Person for any period, the aggregate amount of fixed and contingent rentals payable by such Person for such period in accordance with GAAP with respect to leases of real property minus the aggregate amount of rental income (including licensee related income from licensees operating on the store premises of the Borrower and its Subsidiaries) payable to such Person for such period in accordance with GAAP with respect to leases of real and personal property.

              "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
       Section 4241 of ERISA.

              "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

              "Repurchased Put Bonds": collectively, the bonds or notes or certificates issued pursuant to the agreements described on Schedule 6.1(c) under the heading "Repurchased Put Bonds", as amended, supplemented, substituted, replaced or otherwise modified from time to time.

              "Required Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 66-2/3%.

              "Required Term Loan Lenders": at any time, Term Loan Lenders the Term Loan Commitment Percentages of which aggregate more than 66-2/3%.

              "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject (including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property).

              "Responsible Officer": the chief executive officer, the president, any executive vice president, the chief financial officer or the treasurer of the Borrower or, with respect to financial matters, the chief executive officer, the president, the executive vice president-finance, the chief financial officer or treasurer of the Borrower, provided that, for purposes of Section 9(d) only, a "Responsible Officer" shall also include any other senior executive officer of the Borrower, as well as the general counsel, vice president
       - real estate finance, vice president - real estate and any assistant treasurer of the Borrower.

              "Restricted Payments":  as defined in subsection 8.7.

              "Restricted Subsidiaries": collectively, the Domestic Subsidiaries and Significant Foreign Subsidiaries.

              "Return Reserve": with respect to any fiscal month, the average monthly amount of Inventory transferred by the Borrower and the Subsidiary Guarantors to return centers during the immediately preceding 12 fiscal month period.

              "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 11.6; collectively, as to all such Lenders, the "Revolving Credit Commitments".

              "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage of the Revolving Credit Commitments then constituted by such Revolving Credit Lender's Revolving Credit Commitment and (b) at any time after the termination of the Revolving Credit

       Commitments, the percentage which (i) the sum of (x) such Revolving Credit Lender's Revolving Credit Loans then outstanding plus (y) the product of such Revolving Credit Lender's Revolving Credit Commitment Percentage immediately prior to the termination of the Revolving Credit Commitments (after giving effect to any permitted assignment pursuant to subsection 11.6) times the L/C Obligations then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount of Revolving Credit Loans of all the Revolving Credit Lenders then outstanding plus (y) the aggregate L/C Obligations then outstanding.

              "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

              "Revolving Credit Lender": any Lender with an unused Revolving Credit Commitment hereunder and/or any Revolving Credit Loans outstanding hereunder; collectively, the "Revolving Credit Lenders".

              "Revolving Credit Loans":  as defined in subsection 3.1.

              "Revolving Credit Note":  as defined in subsection 4.13(e).

              "Revolving Credit Termination Date": the third anniversary of the Closing Date.

              "Rio Piedras Property": the real property located in Rio Piedras, Puerto Rico that is owned by Big Beaver of Rio Piedras Development Corporation, a Subsidiary of the Borrower.

              "Sale-Leaseback":  as defined in subsection 8.12.

              "S&P":  Standard & Poor's Ratings Group.

              "Scheduled Asset Sales":  as defined in subsection 8.6(f).

              "SEC": the Securities and Exchange Commission and any Governmental Authority which succeeds to the powers and functions thereof.


              "Securitization Entity": with respect to the Borrower or any Subsidiary, a corporation, partnership, trust, limited liability company or other entity that is formed by the Borrower or such Subsidiary for the purpose of effecting or facilitating a Securitization Transaction and which engages in no business and incurs no Indebtedness or other liabilities other than those related to or incidental to a Securitization Transaction.

              "Securitization Transactions": a transaction or series of related transactions pursuant to which a corporation, partnership, trust, limited liability company or other entity incurs obligations or issues interests, the proceeds of which are used to finance a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets, or a discrete portfolio of real property or equipment.

              "Security Agreement": the Security Agreement made by the Borrower and the Subsidiary Guarantors (other than the Big Beaver Companies) in favor of the Trustee, substantially in the form of Exhibit A-1 to the Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

              "Shrinkage Reserve": at any time, an amount equal to the excess, if any, of (a) an amount equal to the product of (i) the average percentage of Inventory which was identified as lost, misplaced or stolen Inventory (expressed as a percentage of total sales of the Borrower and the Subsidiary Guarantors for the relevant period) in connection with the then two most recent year-end physical inventories conducted by the Borrower and the Subsidiary Guarantors and (ii) the product of (A) the total sales of the Borrower and the Subsidiary Guarantors for the period commencing at the beginning of the Fiscal Year in which such determination is made and ending at the end of the most recently ended fiscal month and (B) the Cost Complement with respect to the most recently ended fiscal month over (b) the reserve established by the Borrower or any Subsidiary Guarantor on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice in respect of lost, misplaced or stolen Inventory at such time.

              "Significant Foreign Subsidiary": any Foreign Subsidiary which is a Significant Subsidiary.

              "Significant Subsidiary": any Subsidiary (a) the Total Assets of which exceed 10% of the Total Assets of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed Fiscal Year or (b) the Net Revenue of which exceeds 10% of the Net Revenue of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed Fiscal Year.

              "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

              "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person and its Subsidiaries, taken as a whole, will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person and its Subsidiaries, taken as a whole, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person and its Subsidiaries, taken as a whole, will not have, as of such date, an unreasonably small amount of capital with which to conduct their businesses, and (c) such Person and its Subsidiaries, taken as a whole, will be able to pay their debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and its Subsidiaries, taken as a whole, and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person and its Subsidiaries, taken as a whole; in each case after giving effect to (A) as of the Closing Date the making of the extensions of credit to be made on the Closing Date and to the application of the proceeds of such extensions of credit and (B) on any date after the Closing Date, the making of any extension of credit to be made on such date, and to the application of the proceeds of such extension of credit. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal or equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of representations and warranties made pursuant to subsection
       5.21 on any date after the Closing Date on which an Extension of Credit is made hereunder, the Borrower may, in making such representation, assume that the Aggregate Outstanding Extensions of Credit will be refinanced at the maturity thereof.

              "Special Order Reserve": with respect to any fiscal month, an amount equal to 50% of the average monthly special order sales of the Borrower and the Subsidiary Guarantors during the immediately preceding 12 fiscal month period.

              "Special Purpose Subsidiary": any Subsidiary of the Borrower organized solely for the purpose of (a) holding a license or permit issued by any Governmental Authority and used in connection with the business of the Borrower and/or its Subsidiaries or (b) providing employee services for use in the foreign operations of the Borrower or any of its Subsidiaries, provided that such Subsidiary shall only be a "Special Purpose Subsidiary" for so long as such Subsidiary does not own any assets (other than any such license or permit and other than other assets with a book value not exceeding $1,000,000 in the aggregate) and does not engage in any business (other than holding such license or permit and activities directly related thereto).

              "Standby L/C Fee Rate": at any time, the rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans which are Revolving Credit Loans.

              "Standby Letter of Credit":  as defined in subsection 3.6(b)(i).

              "Subsidiaries Guarantee": the Guarantee to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

              "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

              "Subsidiary Guarantor":  each Subsidiary set forth on Schedule
       5.13 under the heading "Initial Subsidiary Guarantors", together with each other Subsidiary that becomes a party to the Subsidiaries Guarantee pursuant to subsection 7.11(b).

              "Subsidiary Mortgage": with respect to any parcel of Material Real Property of the Borrower located in the State of California, Alaska, Nevada or Washington, a Mortgage (otherwise satisfying the requirements of the definition thereof, except that such Mortgage shall be executed and delivered by the Borrower in favor of a Subsidiary Guarantor and shall secure the applicable California Mortgage Note or Notes instead of the Senior Secured Obligations) on such parcel of Material Real Property.

              "Telerate Page 3750": the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that service for the purpose of displaying comparable rates or prices).

              "Temporary Cash Equivalent Investments": Cash Equivalents with a maturity of less than 14 days.

              "Term Loan":  as defined in subsection 2.1.

              "Term Loan Commitment": as to any Lender, its obligation to make a Term Loan to the Borrower in an amount equal to the amount set forth opposite such Lender's name in Schedule 1.1(a) under the heading "Term Loan Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 11.6; collectively, as to all such Lenders, the "Term Loan Commitments".

              "Term Loan Commitment Percentage": as to any Term Loan Lender at any time, the percentage of the Term Loan Commitments then constituted by such Term Loan Lender's Term Loan Commitment (or, after the Term Loans are made, the percentage of the aggregate Term Loans then constituted by such Term Loan Lender's Term Loan).

              "Term Loan Lender": any Lender with an unused Term Loan Commitment hereunder and/or any Term Loans outstanding hereunder; collectively, the "Term Loan Lenders".

              "Term Loan Maturity Date": the third anniversary of the Closing Date.

              "Term Note":  as defined in subsection 4.13(d).

              "[       ]":  [        ], a Delaware corporation.

              "[       ] Convertible Offering":  the issuance by the
       Borrower or any Restricted Subsidiary of any securities or interests
       convertible into shares of Capital Stock of [          ].

              "Total Assets": of any Person for any period, the total assets of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

              "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

              "Transferee":  as defined in subsection 11.6(f).

              "Trust Agreement": the Trust Agreement made by the Borrower and each other Obligor in favor of the Trustee, in substantially the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

              "Trustee": collectively, the Corporate Trustee and the Individual Trustee.

              "Type": as to any Committed Loan, its nature as an ABR Loan or a Eurodollar Loan.

              "UCC": the Uniform Commercial Code as in effect in the State of New York from time to time.

              "UCC Filing Collateral": Collateral (other than fixtures) as to which filing financing statements under the uniform commercial code of the applicable jurisdiction is an appropriate method of perfection of a security interest in such Collateral.

              "UCC Local Filing Collateral": with respect to any State, UCC Filing Collateral located in such State as to which a security interest may be perfected only by filing a uniform commercial code financing statement in each county or other local filing office of such State in which such Collateral is located.

              "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

              "Voting Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (x) such Lender's Revolving Credit Commitment plus
       (y) such Lender's Term Loan Commitment (or, after the Term Loans are made, the outstanding principal amount of such Lender's Term Loan) then constitutes of (ii) the sum of (x) the Revolving Credit Commitments of all the Lenders plus (y) the Term Loan Commitments of all the Lenders (or, after the Term Loans are made, the aggregate principal amount of Term Loans of all the Lenders then outstanding), and (b) at any time after the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (x) the principal amount of such Lender's Committed Loans then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage times the L/C Obligations then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount of Committed Loans of all the Lenders then outstanding plus (y) the aggregate L/C Obligations of all the Lenders then outstanding.

              "VTA":  VTA, Inc., a Delaware corporation.

              1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

              (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

              (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              (e)  The definitions of "Debt" and "Indebtedness" in subsection
1.1 shall be independent in construction, interpretation and application.

              (f) As used in this Agreement, the following terms defined in the Trust Agreement shall have the meanings set forth therein: Cash Equivalents, Collateral Account, Instruments, Inventory, Investment Securities, Kmart Credit Agreement Obligations, Mortgage Assignment, Mortgaged Property, Notice of Acceleration, Notice of Default, Obligor, Pledged Stock, Related Patents and Trademarks, Restricted Jurisdictions, Secured Obligations, Secured Parties, Securities Account, Security Documents, Trustee Fees and Trust Estate.


             SECTION 2.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

              2.1 Term Loans. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on the Closing Date in an amount equal to the Term Loan Commitment of such Term Loan Lender. The Term Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 4.2.

              2.2 Procedure for Term Loan Borrowing. The Borrower hereby requests a Term Loan borrowing on the Closing Date in an amount equal to the aggregate amount of the Term Loan Commitments of the Term Loan Lenders. The Term Loans shall initially be ABR Loans. Each Term Loan Lender will make the amount of its pro rata share of the Term Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 11:30 A.M., New York City time, on the Closing Date in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent by 12:15 P.M., New York City time, on the Closing Date, with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent.

              2.3 Repayment of Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Loan Lender the unpaid principal amount of the Term Loan of such Term Loan Lender on the Term Loan Maturity Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.


          SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

              3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit

Lender's Revolving Credit Commitment Percentage of the sum of the then outstanding L/C Obligations and CAF Advances (after giving effect to the use of proceeds of such Revolving Credit Loans), does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment, provided that no Revolving Credit Lender shall be required to make a Revolving Credit Loan to the extent that, after giving effect thereto, the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base at such time. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof.

              (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 4.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

              3.2  Procedure for Revolving Credit Borrowing.   The Borrower may
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:30 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 12:00 Noon (or, in the case of such a borrowing on the Closing Date, 11:30 A.M.), New York City time, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will be made available to the Borrower on or prior to 1:00 P.M. (or, in the case of such a borrowing on the Closing Date, 12:15 P.M.), New York City time, by the Administrative Agent crediting the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

              3.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to but not including the Revolving Credit Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit





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                                       41



Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

              3.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations and CAF Advances, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this subsection 3.4, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof.

              3.5 Repayment of Revolving Credit Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

              3.6 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.9(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations at such time would exceed the L/C Commitment, (ii) the Aggregate Revolving Credit Outstandings at such time would exceed the aggregate amount of the Revolving Credit Commitments at such time,
(iii) the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base at such time or (iv) in the case of Letters of Credit issued in currencies other than Dollars only, the L/C Obligations in respect of Letters of Credit issued in currencies other than Dollars would exceed the Foreign L/C Commitment Sublimit at such time. Each Continuing Letter of Credit shall be deemed to be issued under this Agreement on the Closing Date (to the extent such Continuing Letter of Credit has not been fully drawn or has not expired or been terminated as of the Closing Date) and shall be (x) a Letter of Credit for all purposes hereof (other than subsection 3.7) and the other Loan Documents and (y) a Commercial Letter of Credit or a Standby Letter of Credit, as applicable, for purposes of subsections 3.8(b) and 3.8(c), respectively. Each Lender acknowledges and agrees that each Limited Purpose Issuing Bank shall have the rights set forth in the Limited Purpose Issuing Bank Addendum executed by such Limited Purpose Issuing Bank.

              (b)  Each Letter of Credit shall:

              (i) be denominated in Dollars or such other currency that as of the date of issuance thereof is in the reasonable judgment of the relevant Issuing Bank (which shall be binding on the L/C Participants) freely convertible or exchangeable into Dollars as the Borrower, the relevant Issuing Bank and the Administrative Agent may from time to time agree, and shall be either (A) a standby letter of credit issued to support obligations of the Borrower or a Subsidiary, contingent or otherwise (a "Standby Letter of Credit"), or (B) a commercial letter of credit issued in respect of the purchase of inventory or other goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit"), and

              (ii) expire no later than the earlier of (A) five Business Days prior to the Revolving Credit Termination Date and (B) one year after the date of issuance thereof, provided that, subject to clause (A) above, any Letter of Credit may, at the request of the Applicant as set forth in the applicable Application, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year unless the Issuing Bank which issued such Letter of Credit shall have given prior written notice to the Borrower and the beneficiary of such Letter of Credit that such Letter of Credit will not be renewed.

              (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

              (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

              3.7 Procedure for Issuance of Letters of Credit. An Applicant may from time to time request that an Issuing Bank issue a Letter of Credit by delivering (a) to such Issuing Bank at its address for notices specified herein in such manner as may be agreed by or be acceptable to such Issuing Bank (including by electronic transmission) an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may request and (b) a notice to the Administrative Agent that such Letter of Credit has been requested. Upon receipt of any Application, each Issuing Bank agrees to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than two Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Borrower. Each Issuing Bank shall furnish a copy of each Letter of Credit issued by such Issuing Bank to the Borrower and the Administrative Agent promptly following the issuance thereof.

              3.8 Letter of Credit Fees, Commissions and Other Charges. (a) The Borrower shall pay to the relevant Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank under this Agreement, for the account of such Issuing Bank, a fronting fee with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit), computed at a rate per annum to be agreed upon by the Borrower and such Issuing Bank on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

              (b) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Commercial Letter of Credit issued





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                                       43



under this Agreement with respect to the period from the date of issuance of such Commercial Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Commercial L/C Fee Rate on the average aggregate amount available to be drawn under such Commercial Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

              (c) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit with respect to the period from the date of issuance of such Standby Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Standby L/C Fee Rate of the average aggregate amount available to be drawn under such Standby Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

              (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as may be agreed upon by the Borrower and such Issuing Bank in connection with issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank.

              (e) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

              3.9 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant (other than such Issuing Bank), and, to induce such Issuing Bank to issue Letters of Credit hereunder, each such L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each such L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Bank upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

              (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 3.9(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times
(ii) the daily average Federal Funds Effective Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.9(a) is not in fact made available to any Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

              (c) Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit issued by such Issuing Bank and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.9(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof.

              (d) If any payment received by any Issuing Bank pursuant to subsection 3.10 with respect to any Letter of Credit issued by it shall be required to be returned by such Issuing Bank, each L/C Participant shall pay to such Issuing Bank its pro rata share thereof.

              3.10 Letter of Credit Reimbursement Obligations. (a) The Borrower agrees to reimburse each Issuing Bank for the amount of (i) any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to the relevant Issuing Bank at its address for notices specified herein in the currency in which the relevant Letter of Credit was issued and in immediately available funds in such currency.

              (b) If any draft shall be presented for payment under any Letter of Credit issued by any Issuing Bank, such Issuing Bank shall promptly notify the Borrower of the date and amount thereof. If an Issuing Bank notifies the Borrower of any drawing under any Letter of Credit issued by it prior to 2:00 P.M., New York City time, on any Business Day, the Borrower shall reimburse such Issuing Bank pursuant to subsection 3.10(a) with respect to such drawing on such Business Day. If an Issuing Bank notifies the Borrower of any drawing under any Letter of Credit issued by it after 2:00 P.M., New York City time, on any Business Day, the Borrower shall reimburse such Issuing Bank pursuant to subsection 3.10(a) with respect to such drawing on the next succeeding Business Day and interest shall be payable on the amount of such drawing for such period at the rate then applicable to ABR Loans hereunder. If any amount payable under this subsection is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this subsection until payment in full thereof at the rate which would be payable on any outstanding ABR Loans which were then overdue.

              3.11 Obligations Absolute. (a) The Borrower's obligations under this Section 3 in respect of Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any Applicant may have or have had against any Issuing Bank or any beneficiary of any Letter of Credit.

              (b) The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though





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                                       45



such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower, any Applicant and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower or any Applicant against any beneficiary of such Letter of Credit or any such transferee.

              (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

              (d) The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

              3.12 Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

              3.13 Letter of Credit Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3 or any other terms of this Agreement or any other Loan Document, the provisions of this Section 3 shall apply.

              3.14 CAF Advances. Subject to the terms and conditions of this Agreement, the Borrower may request advances ("CAF Advances") from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be requested in amounts such that (a) the Aggregate Revolving Credit Outstandings at any time do not exceed the aggregate amount of the Revolving Credit Commitments at such time and (b) the Aggregate Outstanding Extensions of Credit at such time do not exceed the Borrowing Base at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

              3.15 Procedure for CAF Advance Borrowing. (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). The Borrower shall pay to the Administrative Agent a fee of $2,000 in connection with each CAF Advance Request delivered by the Borrower to the Administrative Agent. Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 14 days nor more than 180 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one, two, three or six months after the Borrowing Date therefor, in the case of a LIBO Rate CAF Advance and (iii) not later than the Revolving Credit Termination Date, in the case of any CAF Advance. The Administrative Agent shall notify each Revolving Credit Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Administrative Agent.

              (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Revolving Credit Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable LIBO Rate plus (or minus) a margin determined by such Revolving Credit Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Revolving Credit Lender would be willing to make (which amounts may, subject to subsection 3.14, exceed such Lender's Revolving Credit Commitments); and

                 (ii) the margin above or below the applicable LIBO Rate at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 11:00 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Revolving Credit Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

              (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Revolving Credit Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Revolving Credit Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Revolving Credit Lender would be willing to make (which amounts may, subject to subsection 3.14, exceed such Lender's Revolving Credit Commitments); and

                 (ii) the rate of interest at which such Revolving Credit Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Revolving Credit Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

              (d) Before 11:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

                  (i) cancel the relevant CAF Advance Request by giving the Administrative Agent telephonic notice to that effect, or

                 (ii) by giving telephonic notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 3.15(e), accept one or more of the offers made by any Revolving Credit Lender or Revolving Credit Lenders pursuant to subsection 3.15(b) or subsection 3.15(c), as the case may be, and (B) reject any remaining offers made by Revolving Credit Lenders pursuant to subsection 3.15(b) or subsection 3.15(c), as the case may be.

              (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

                  (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Revolving Credit Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

                 (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Revolving Credit Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

                (iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount of CAF Advances requested for such CAF Advance Maturity Date in the related CAF Advance Request; and

                 (iv) if the Borrower accepts any of such CAF Advance Offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Revolving Credit Lenders submit CAF Advance Offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such CAF Advance Offers but does not wish to (or, by reason of the limitations set forth in subsection 3.14 or this subsection 3.15, cannot) borrow the total amount offered by such Revolving Credit Lenders with such identical pricing, the Borrower shall accept CAF Advance Offers from all of such Revolving Credit Lenders in amounts allocated among them pro rata according to the amounts offered by such Revolving Credit Lenders (with appropriate rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Revolving Credit Lenders that submit CAF Advance Offers for any CAF Advance Maturity Date with identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Revolving Credit Lender would be less than $5,000,000 principal amount, the number of such Revolving Credit

       Lenders shall be reduced by the Administrative Agent by lot until the CAF Advances to be made by each such remaining Revolving Credit Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

              (f) If the Borrower notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 3.15(d)(i), the Administrative Agent shall give prompt telephonic notice thereof to the Revolving Credit Lenders.

              (g) If the Borrower accepts pursuant to subsection 3.15(d)(ii) one or more of the CAF Advance Offers made by any Revolving Credit Lender or Revolving Credit Lenders, the Administrative Agent promptly shall notify each Revolving Credit Lender which has made such a CAF Advance Offer of (i) the aggregate amount of such CAF Advances to be made on the relevant Borrowing Date and the CAF Advance Maturity Date for each such CAF Advance and (ii) the acceptance or rejection of any CAF Advance Offers to make such CAF Advances made by such Revolving Credit Lender. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable CAF Advance Request, each Revolving Credit Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in subsection
11.2 the amount of CAF Advances to be made by such Revolving Credit Lender, in Dollars and in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Administrative Agent in like funds. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Revolving Credit Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

              3.16 CAF Advance Payments. (a) The Borrower shall pay to the Administrative Agent, for the account of each Revolving Credit Lender which has made a CAF Advance, on the CAF Advance Maturity Date of such CAF Advance (or on such earlier date on which such CAF Advance becomes due and payable pursuant to
Section 9) the principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Revolving Credit Lender to which such CAF Advance is owed.

              (b) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender which has made a CAF Advance interest on the unpaid principal amount of such CAF Advance from the Borrowing Date with respect thereto to the CAF Advance Maturity Date of such CAF Advance at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

              (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Revolving Credit Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day after such stated CAF Advance Maturity Date at a rate per annum which is 2% above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this subsection 3.16(c) shall be payable from time to time on demand.

              3.17  Certain Restrictions With Respect to CAF Advances.    A CAF
Advance Request may request CAF Advance Offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request





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may be submitted earlier than five Business Days after submission of any other
CAF Advance Request.

              3.18 Annual Revolving Credit Clean-Down. The Borrower agrees that during each Fiscal Year there shall be a period of at least 30 consecutive days during which the sum of the aggregate principal amount of all outstanding Revolving Credit Loans plus the aggregate principal amount of all outstanding CAF Advances shall not exceed $750,000,000.


    SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

              4.1 Optional and Mandatory Prepayments. (a) The Borrower may, at any time and from time to time, prepay the Committed Loans, in whole or in part, without premium or penalty (except, with respect to Eurodollar Loans that are prepaid on a date other than the last day of the Interest Period with respect thereto, as provided under subsection 4.11), upon (in the case of prepayments of Eurodollar Loans) at least three Business Days' irrevocable notice to the Administrative Agent and upon (in the case of prepayments of ABR Loans) irrevocable notice to the Administrative Agent prior to 10:30 A.M., New York City time, on the date of such prepayment, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.11 in connection therewith and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments under this subsection 4.1(a) shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

              (b) If, at any time, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately repay the Revolving Credit Loans in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Revolving Credit Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection
4.11 in connection therewith. To the extent that after giving effect to any prepayment of the Revolving Credit Loans required by the preceding sentence, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately deposit in a Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the lesser of (i) the aggregate then outstanding CAF Advances and L/C Obligations and (ii) the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Cash Collateral Account (to the extent thereof) to repay on each CAF Advance Maturity Date to occur thereafter the CAF Advances which become due on such CAF Advance Maturity Dates and/or to pay any Reimbursement Obligations which become due thereafter, provided that the Administrative Agent shall release to the Borrower from time to time such portion of the amount on deposit in the Cash Collateral Account which is equal to the amount by which the Borrowing Base at such time plus the amount on deposit in the Cash Collateral Account exceeds the Aggregate Outstanding Extensions of Credit at such time. "Cash Collateral Account" means an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal
for application in accordance with this subsection 4.1(b).   To the extent that
after giving effect to any prepayment of the Revolving Credit Loans and cash





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deposits required by the preceding sentences, the Aggregate Outstanding
Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately repay the Term Loans in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Term Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection 4.11 in connection therewith. The Borrower shall also prepay the Revolving Credit Loans to the extent required to comply with subsection 3.18.

              (c) The Borrower shall prepay the Term Loans in an amount equal to (i) 100% of the Net Cash Proceeds from the reissuance, resale (including, without limitation, by way of a Securitization Transaction) or repayment of the Repurchased Put Bonds, (ii) 50% of the Net Cash Proceeds of any Asset Sale which is a Scheduled Asset Sale, (iii) 100% of the Net Cash Proceeds of any Indebtedness permitted under subsection 8.2(j) incurred by the Borrower or any of its Restricted Subsidiaries subsequent to the Closing Date, (iv) 100% of the Net Cash Proceeds of any Asset Sale of Existing Real Properties (including, without limitation, in connection with (A) a Permitted Sale-Leaseback or (B) a Securitization Transaction), (v) 100% of the Net Cash Proceeds from any Asset Sale of all or a portion of (or any interest in) the Purchased Credit Facilities (any repayment or prepayment of the principal of the Purchased Credit Facilities being deemed to be an Asset Sale of such Purchased Credit Facilities), (vi) 100% of the Net Cash Proceeds of any Indebtedness which is secured by a Lien on any Existing Real Property incurred subsequent to the Closing Date, (vii) 50% of the Net Cash Proceeds of any Indebtedness in respect
of any [          ] Convertible Offering, and (viii) the amount required to
be applied to prepay such Term Loans pursuant to subsection 8.4(l), in each case together with interest accrued to the date of such prepayment on the principal so prepaid and any amounts payable under subsection 4.11 in connection therewith. Each prepayment pursuant to this subsection 4.1(c) shall be made (x) in the case of any prepayment with the Net Cash Proceeds of any Permitted Pari Passu Senior Debt, on or before the fifth Business Day following receipt of such Net Cash Proceeds and (y) in the case of all other prepayments, on or before the sixtieth day (or, if a Default or Event of Default has then occurred and is continuing, the fifth Business Day) following receipt of the Net Cash Proceeds or other amounts requiring a prepayment pursuant to the immediately preceding sentence, provided that to the extent that such Net Cash Proceeds or other amounts, together with the Net Cash Proceeds or such other amounts which have not previously been applied to prepay Term Loans in accordance with this subsection 4.1(c), do not exceed $10,000,000, no prepayment shall be required under this subsection 4.1(c) in respect thereof unless and until the aggregate amount of all such Net Cash Proceeds and such other amounts which have not then been applied to prepay Term Loans in accordance with this subsection 4.1(c) shall exceed $10,000,000, at which time the Borrower shall be required to make the prepayment required by this subsection 4.1(c) in an amount equal to the aggregate amount of all such Net Cash Proceeds and such other amounts which have not previously been so applied.

              4.2 Conversion and Continuation Options. (a) The Borrower may, subject to paragraph (b) below, elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent irrevocable notice of such election prior to 10:30 A.M. on the date of conversion, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and





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                                       51



is continuing and the Administrative Agent has determined that such a conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date (in the case of conversions of Revolving Credit Loans) or prior to the Term Loan Maturity Date (in the case of conversions of Term Loans).

              (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of continuations of Revolving Credit Loans) or prior to the Term Loan Maturity Date (in the case of continuations of Term Loans), and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this subsection 4.2(b), the Administrative Agent shall notify each affected Lender thereof.

              4.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Committed Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 30 Tranches outstanding at any time.

              4.4 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

              (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

              (c) If all or a portion of (i) any principal of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of all Loans shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to this Agreement plus 2% from the date of such non-payment until such overdue principal and/or interest is paid in full (as well after as before judgment). If all or a portion of (i) any interest payable on any Loan, (ii) any commitment fee or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue interest, commitment fee or other amount is paid in full (as well after as before judgment).

              (d) Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest accruing pursuant to subsection 4.4(c) shall be payable from time to time on demand, (ii) interest on the Term Loans shall also be payable on the Term Loan Maturity Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 9) and (iii) interest on the Revolving Credit Loans shall also be due and payable on the Revolving Credit Termination Date (or





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                                       52



such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9).

              4.5 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest, commitment fees and fees and commissions in respect of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Committed Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

              (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the affected Lenders in the absence of manifest error.

              (c) If any Reference Lender shall for any reason no longer have a Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Lenders and with the consent of the Borrower (which shall not be unreasonably withheld)) shall, by notice to the Borrower and the Lenders, designate another Lender that is a commercial bank as a Reference Lender so that there shall at all times be at least two Reference Lenders.

              (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of this subsection 4.5, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

              4.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

              (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

              (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Majority Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Committed Loans during such Interest Period, the Administrative Agent shall give facsimile or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans which the Borrower





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                                       53



has requested to continue as such pursuant to subsection 4.2(b) shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

              4.7 Pro Rata Treatment and Payments. (a) Except as otherwise provided in subsections 3.14 through 3.16, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Revolving Credit Lenders or the Term Loan Lenders, as the case may be, at the Administrative Agent's office specified in subsection 11.2 (except as otherwise provided herein) in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans or LIBO Rate CAF Advances) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a LIBO Rate CAF Advance becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

              (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

              (c) Each borrowing by the Borrower of Term Loans and Revolving Credit Loans shall be made ratably from the Term Loan Lenders and Revolving Credit Lenders, respectively, in accordance with their respective Term Loan Commitment Percentages and Revolving Credit Commitment Percentages. Any reduction of the Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders, in accordance with their respective Revolving Credit Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving





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                                       54



Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

              4.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or LIBO Rate CAF Advances as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended during the period of illegality, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) the Borrower shall, with respect to any LIBO Rate CAF Advance of such Lender, take such action as such Lender may reasonably request. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.11.

              4.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (or, in the case of LIBO Rate CAF Advances, made subsequent to acceptance by the Borrower of the CAF Advance Offer relating to such LIBO Rate CAF Advance):

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan or any LIBO Rate CAF Advance made by it, any Letter of Credit issued or participated in by it or any Application, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.10 and changes in the rate of tax on the overall net income of such Lender);

                 (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or LIBO Rate CAF Advances or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto) the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

              (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority





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                                       55



made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

              (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.9, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 4.9 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) setting forth in reasonable detail the calculation of such amounts and the basis therefor shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              4.10 Indemnification for Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection 4.10. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                    (i) in the case of a Lender or a Transferee that is a "bank" under Section 881(c)(3)(A) of the Code:

                         (A) on or before the date it becomes a party to this Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (II) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                         (B) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                         (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; and

                    (ii) in the case of a Lender or a Transferee that is not a "bank" under Section 881(c)(3)(A) of the Code:

                     (A) on or before the date it becomes a party to this Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) a statement under penalties of perjury that such Lender or Transferee (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

                     (B) deliver to the Borrower and the Administrative Agent two further properly completed and duly executed copies of such Form W-8, or any successor applicable form, on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

                     (C) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering





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any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9 provided pursuant to subsection 4.10(b)(i)(A)(II), that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

              4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or CAF Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan or CAF Advance after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans or CAF Advances on a day which is not the last day of an Interest Period or the applicable CAF Advance Maturity Date, as the case may be, with respect thereto, which loss shall be equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or proposed Interest Period) or, in the case of CAF Advances, the applicable CAF Advance Maturity Date (or proposed CAF Advance Maturity Date), in each case at the applicable rate of interest for such Eurodollar Loans or CAF Advance provided for herein (excluding, however, the Applicable Margin or any positive margin applicable to CAF Advances included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this subsection 4.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              4.12 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 4.9 or 4.10(a), or if any adoption or change of the type described in subsection 4.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection
4.9 or 4.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.8.

              4.13 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loans of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

              (b) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) in the case of





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Committed Loans, the amount of each Committed Loan made hereunder, the Type thereof and each Interest Period (if any) applicable thereto, (ii) in the case of CAF Advances, the amount of each CAF Advance made hereunder, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

              (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.13(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

              (d) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender, the Borrower will execute and deliver to such Term Loan Lender a promissory note of the Borrower evidencing the Term Loan of such Term Loan Lender, substantially in the form of Exhibit G (a "Term Note"), payable to the order of such Term Loan Lender and in a principal amount equal to, in the case of Term Notes issued on the Closing Date, the Term Loan Commitment of such Term Loan Lender and, in the case of Term Notes issued after the Closing Date, the unpaid principal amount of the Term Loan of such Term Loan Lender on the date of issuance thereof. Each Term Loan Lender is hereby authorized to record the date, Type and amount of the Term Loan of such Term Loan Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Term Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Term Loans in accordance with the terms of this Agreement.

              (e) The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit H (a "Revolving Credit Note"), payable to the order of such Revolving Credit Lender and in a principal amount equal to the Revolving Credit Commitment of such Revolving Credit Lender on the date of issuance of such Revolving Credit Note. Each Revolving Credit Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan of such Revolving Credit Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Credit Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans in accordance with the terms of this Agreement.





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              (f)  The Borrower agrees that, upon the request to the
Administrative Agent by any Revolving Credit Lender, the Borrower will execute and deliver to such Revolving Credit Lender a promissory note of the Borrower evidencing the CAF Advances of such Revolving Credit Lender, substantially in the form of Exhibit I (a "CAF Advance Note"), payable to the order of such Revolving Credit Lender and representing the obligation of the Borrower to pay the lesser of (a) the aggregate amount of the Revolving Credit Commitments and
(b) the unpaid principal amount of all CAF Advances made by such Revolving Credit Lender, with interest on the unpaid principal amount from time to time outstanding of each CAF Advance evidenced thereby as prescribed in subsection 3.16(b). Each Revolving Credit Lender is hereby authorized to record the date and amount of each CAF Advance made by such Revolving Credit Lender, the CAF Advance Maturity Date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule (or any continuation of the schedule) annexed to and constituting a part of its CAF Advance Note and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the CAF Advances in accordance with the terms of this Agreement. Each CAF Advance Note shall be dated the Closing Date, and each CAF Advance evidenced thereby shall bear interest for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 3.16(b).


                   SECTION 5.  REPRESENTATIONS AND WARRANTIES

              To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

              5.1 Financial Condition. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at January 31, 1996 and the related consolidated statements of income and of cash flows for the Fiscal Year ended on such date, reported on by Price Waterhouse LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the Fiscal Year then ended. The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at May 1, 1996 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 5.1, neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on
Schedule 5.1, during the period from January





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31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at January 31, 1996.

              5.2 No Change. Since January 31, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

              5.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in each case, where the failure to be so organized, existing, in good standing or qualified, or the failure to have such power or authority or to so comply, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              5.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and its Restricted Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and (in the case of the Borrower) to borrow and obtain the other Extensions of Credit hereunder and has taken all necessary corporate action to authorize the Extensions of Credit on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party except as may be necessary to perfect the Liens created pursuant to the Security Documents and the Trust Agreement and except those described on Schedule 5.4, all of which have been obtained, made or waived. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower and each of its Restricted Subsidiaries that is a party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and each of its Restricted Subsidiaries that is a party thereto enforceable against the Borrower and each such Restricted Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

              5.5 No Legal Bar. Except as set forth on Schedule 5.7, the execution, delivery and performance of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party, the Extensions of Credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to the Loan Documents), except to the extent that any such violations (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.





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              5.6  No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

              5.7 No Default. Except as set forth on Schedule 5.7, neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. After giving effect to the initial Extensions of Credit and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing.

              5.8 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

              5.9 Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property (including, without limitation, any Material Real Property) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes, fees or other charges (i) the amount or validity of which are then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) which, if not paid, could reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than with respect to any such tax, fee or other charge the amount or validity of which is then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) which could reasonably be expected to have a Material Adverse Effect.

              5.10 Federal Regulations. No part of the proceeds of any Extension of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

              5.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, except where such a termination could not reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did





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not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except to the extent any such excess (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, except where such withdrawal could not reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except where such liability could not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvency.

              5.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. To the best knowledge of the Borrower, the Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board of Governors) which limits its ability to incur Indebtedness.

              5.13 Subsidiaries. Schedule 5.13 sets forth all the Subsidiaries of the Borrower at the date hereof.

              5.14  Environmental Matters.  To the best knowledge of the
Borrower:

              (a) The Mortgaged Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

              (b) The Mortgaged Properties and all operations at the Mortgaged Properties are in compliance, and have within the periods covered by the applicable statute of limitations been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Mortgaged Properties or violation of any Environmental Law with respect to the Mortgaged Properties or the business operated by the Borrower or any of its Restricted Subsidiaries (the "Business") which could reasonably be expected to have a Material Adverse Effect.

              (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Mortgaged Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

              (d) Materials of Environmental Concern have not been transported or disposed of from the Mortgaged Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or





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       under any of the Mortgaged Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

              (e) No judicial proceeding or governmental or administrative action is pending or threatened under any Environmental Law to which the Borrower or any Restricted Subsidiary is or will be named as a party with respect to the Mortgaged Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Mortgaged Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

              (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Mortgaged Properties, or arising from or related to the operations of the Borrower or any Restricted Subsidiary in connection with the Mortgaged Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

              (g) Each of the representations and warranties set forth in subsections 5.14(a) through (f) is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Restricted Subsidiaries (other than the Mortgaged Properties) except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect.

              5.15 The Security Documents. (a) When executed and delivered, the provisions of the Security Agreement will be effective to create in favor of the Trustee a legal and valid security interest in all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto in the collateral described therein (subject to Section 11 thereof), and when the financing statements referred to on Schedule 5.15 and subsection 7.11(a)(ii) have been filed as specified in Schedule 5.15 and subsection 7.11(a)(ii), as the case may be, the Trustee shall have a fully perfected security interest in all right, title and interest of the Borrower or such Subsidiary Guarantor, as the case may be, in all "accounts", "chattel paper", "inventory" or "general intangibles" (other than "uncertificated securities") (each as defined in the applicable uniform commercial code) described in such financing statements, all other UCC Filing Collateral (other than UCC Local Filing Collateral) described in such financing statements and, to the best knowledge of the Borrower, all UCC Local Filing Collateral described in such financing statements, in each case superior (to the extent that priority can be obtained by filing uniform commercial code financing statements) in right to any Liens of any third person against such collateral or interests therein, subject only to Liens permitted under subsection 8.4 (other than subsection 8.4(k));

              (b) When executed and delivered, the provisions of the Pledge Agreement, together with possession by the Trustee (or any agent acting on its behalf) of the Pledged Securities described therein (or, in the case of Pledged Securities constituting "securities" (as defined in the applicable uniform commercial code), together with the "transfer" to the Trustee (or any agent acting on its behalf) of such Pledged Securities in accordance with the applicable uniform commercial code), will be effective to create in favor of the Trustee a legal and valid security interest in all right, title and





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interest of the Borrower or any Subsidiary Guarantor party thereto, as the case may be, in the Pledged Securities (subject to Section 14 of the Pledge Agreement). Thereafter, the Trustee will have a fully perfected security interest in the Pledged Stock and all other Pledged Securities described in the Pledge Agreement which are then in the possession of the Trustee (or any agent acting on its behalf) (or, in the case of Pledged Securities constituting "securities" (as defined in the applicable uniform commercial code), which have been "transferred" to the Trustee (or any agent acting on its behalf) in accordance with the applicable uniform commercial code), which security interest will be (i) in the case of Pledged Stock, superior in right to any Liens of any third person against such collateral or interests therein, subject to Section 14 of the Pledge Agreement and to Liens permitted under subsection 8.4(a) and (ii) in the case of all other Pledged Securities, superior (to the extent that priority can be obtained by possession or "transfer" of such other Pledged Securities) in right to any Liens of any third person against such collateral or interests therein, subject to Section 14 of the Pledge Agreement and to Liens permitted by subsection 8.4(a);


              (c) When executed and delivered, each Mortgage will be effective to create in favor of the Trustee, a legal, valid and enforceable Lien on all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto, as the case may be, in the Mortgaged Property thereunder. When each Mortgage and the related fixture filings are duly recorded in the appropriate office or offices and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, such Mortgage shall constitute a fully perfected Lien on and security interest in such Mortgaged Property (prior to all mortgages on the Mortgaged Property other than those which have been assigned to the Trustee), subject only to the encumbrances and exceptions to title expressly set forth or referred to in such Mortgage, and to Liens permitted by subsection 8.4 (other than subsection 8.4(k));

subject, in the case of clauses (a) through (c) above, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to principles of equity whether considered in a proceeding in equity or at law.

              5.16 Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has good title in fee simple to, or valid ground leasehold interests in, their respective Material Real Properties and has good title in fee simple to their other owned real property that is material to the operation of their respective businesses, subject to defects in title and leasehold and other interests which are not material to the business, operations and financial condition of the Borrower and its Restricted Subsidiaries taken as a whole and other than those items referred to in the applicable Mortgages or in the schedules to the applicable Mortgages, and none of such property is subject to any Lien other than Liens permitted under subsection 8.4 (other than subsection 8.4(k)).

              5.17 Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as set forth on Schedule 5.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. Except as set forth on Schedule 5.17, the use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.





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              5.18  Pledged Stock.  On the Closing Date, the shares of Capital
Stock listed on Schedule A to the Pledge Agreement will constitute all the issued and outstanding shares of Capital Stock of the issuers thereof listed on said Schedule owned by the Borrower or the Subsidiary Guarantors party to the Pledge Agreement; all such shares have been duly and validly issued and are fully paid and nonassessable; the relevant Pledgor of said shares is the record and beneficial owner of said shares; and said shares are free of any Liens or options in favor of, or claims of, any other Person, except the Lien of the Pledge Agreement (subject to Section 14 thereof) and Liens permitted under subsection 8.4(a).

              5.19  Real Estate Matters.  (a)  The real property described on
Schedule 5.19(a) constitutes all of the Material Real Property of the Borrower or any Subsidiary Guarantor on the date hereof. The Borrower shall have the right to supplement Schedule 5.19(a) at any time prior to the Closing Date to add additional parcels of real property by written notice thereof to the Administrative Agent on or prior to the Closing Date.

              (b) Schedule 5.19(b) sets forth a true and complete list as of the date hereof of all mortgages and deeds of trust (collectively, as amended, supplemented, substituted, replaced or otherwise modified from time to time, the "Put Bond Mortgages") pursuant to which a Lien has been granted on real property to secure the Repurchased Put Bonds.

              (c) Schedule 5.19(c) sets forth a true and complete list of all real property owned by the Big Beaver Joint Ventures as of the date hereof.

              5.20 Continuing Letters of Credit. Part I of Schedule 5.20 is a true and complete list, by reference to the aggregate face amounts of letters of credit issued by the Persons listed thereon that are also Lenders, of letters of credit issued by such Persons that are outstanding as of the dates set forth in such Schedule. Part II of Schedule 5.20 is a true and complete list, by reference to the aggregate face amount of the letters of credit issued by the Persons listed thereon that are not Lenders, of letters of credit issued by such Persons that are outstanding as of the dates set forth in such Schedule. The list delivered pursuant to subsection 6.1(s) shall be deemed to supplement Schedule 5.20.

              5.21 Solvency. As of the Closing Date and each date on which an Extension of Credit is made hereunder, after giving effect to the transactions contemplated to occur on the Closing Date or on such other date, the Borrower is Solvent.

              5.22 Certain Proceeds. As of the date hereof, the Borrower has received at least $250,000,000 of Net Cash Proceeds from the sources described on Schedule 5.22.

              5.23 Purpose of Loans. The proceeds of the Term Loans shall be used to finance a portion of the Existing Debt Related Transactions and the proceeds of the Revolving Credit Loans and CAF Advances, if any, shall be used to finance a portion of the Existing Debt Related Transactions and for general corporate purposes.

              5.24 Accuracy of Information. All statements and other information (other than statements and information constituting projections) contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower, including all such statements and other information contained in the Preliminary Confidential Information Memorandum dated April 1996 (as supplemented through the date hereof, the "Information Memorandum") and the Preliminary Prospectus, are, when taken as a whole, correct in all material respects and do not contain





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any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. All statements and other information constituting projections which are contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower, including the Information Memorandum and the Preliminary Prospectus, were prepared based on good faith estimates and assumptions of the Borrower believed to be reasonable at the time such projections were prepared.


                             SECTION 6.  CONDITIONS

              6.1 Conditions of Initial Extensions of Credit. The agreement of each Lender to make the initial Extension of Credit requested to be made by it is subject to the satisfaction or waiver, immediately prior to or concurrently with the making of such Extension of Credit on the Closing Date, of the following conditions:

              (a) Execution of Loan Documents and Addenda. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for the Administrative Agent and each Lender, (ii) an executed Addendum (or a copy thereof by facsimile transmission) from each Person listed on
       Schedule 1.1(a), provided, that, notwithstanding the foregoing, in the event that an Addendum has not been duly executed and delivered by each Person listed on Schedule 1.1(a) on the date (which shall be no earlier than the date hereof) on which this Agreement shall have been executed and delivered by each of the Borrower and the Administrative Agent, the condition set forth in this subsection 6.1(a)(ii) shall, subject to satisfaction of the other conditions precedent set forth in this subsection 6.1, nevertheless be satisfied on such date with respect to those Persons which have executed and delivered an Addendum on or before such date if on such date the Borrower and the Administrative Agent shall have designated one or more banks, financial institutions or other entities ("Designated Lenders") to assume, in the aggregate, all of the Commitments which would have been held by the Persons listed on Schedule 1.1(a) (the "Non-Executing Persons") which have not so executed an Addendum (subject to each such Designated Lender's prior written consent in its sole discretion and its execution of an Addendum) (Schedule 1.1(a) shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder), (iii) each of the Security Documents, each executed and delivered by a duly authorized officer of each Loan Party thereto, with a copy for each Lender and (iv) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each Loan Party thereto, with a copy for each Lender.

              (b) Proceeds from Convertible Preferred Securities Offering. The Administrative Agent shall have received evidence in form and substance satisfactory to it that the Borrower shall have received the net cash proceeds from the issuance of Convertible Debentures in connection with an offering of Convertible Preferred Securities with an aggregate liquidation preference of at least $750,000,000 by the Convertible Trust (the "Convertible Preferred Securities Offering") concurrently with the initial Extensions of Credit hereunder, which Convertible Debentures and Convertible Preferred Securities shall be, in all material respects, issued on the terms set forth in the Preliminary Prospectus.





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              (c)  Existing Debt Related Transactions.  The Administrative
       Agent shall have received evidence satisfactory to it that (i) the outstanding principal of and interest accrued through the Closing Date on the loans made on or prior to the Closing Date under the Refinanced Credit Facilities shall be repaid in full concurrently with the initial Extension of Credit hereunder and that the commitments under the Refinanced Credit Facilities shall have been terminated, (ii) the Indebtedness under the Purchased Credit Facilities shall have been purchased by the Borrower or a Subsidiary Guarantor on terms and conditions satisfactory to the Administrative Agent (the transactions described in the preceding clauses (i) and (ii) collectively, the "Refinancing") and (iii) immediately after the consummation of the Refinancings, either (A) the Repurchased Put Bonds shall have been purchased by the Borrower or a Subsidiary Guarantor on terms and conditions satisfactory to the Administrative Agent or (B) to the extent not so purchased, the Borrower or a Subsidiary Guarantor shall have tendered to the holders of the Repurchased Put Bonds not so purchased (or a Person acting on their behalf) an amount that is at least equal to the outstanding principal of and interest accrued through the Closing Date on such Repurchased Put Bonds and shall, to the extent such tender shall not have been accepted, have placed such amount in escrow, for the benefit of such holders on terms and conditions satisfactory to the Administrative Agent (together with the Refinancings, the "Existing Debt Related Transactions").

              (d) Trust Agreement. The Administrative Agent shall have received the Trust Agreement, executed and delivered by a duly authorized officer of each Person that is a party thereto, with a copy for each Lender, and the Trust Agreement shall have become effective in accordance with its terms.

              (e) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Convertible Debenture Indenture, the Convertible Preferred Securities Prospectus and the Convertible Preferred Securities Underwriting Agreement and such other documents or instruments delivered in connection therewith as may be reasonably requested by the Administrative Agent.

              (f) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit J, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

              (g) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the Extensions of Credit contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (h) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document





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       satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

              (i) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors or sole shareholder of each Restricted Subsidiary which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (j) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Restricted Subsidiary of the Borrower which is a party to a Loan Document, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiary executing any such Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Subsidiary.

              (k) Fees. The Administrative Agent shall have (i) received the fees to be received on the Closing Date pursuant to the Fee Letter, dated May 17, 1996, from Chemical and Chase Securities Inc. to the Borrower and (ii) shall have received evidence, satisfactory to it, that each of the Co-Arrangers have received the fees to be paid to each of them under their respective fee letters in respect of the transactions contemplated hereby.

              (l) Legal Opinions. The Administrative Agent shall have received, with a copy for each Lender, the following executed legal opinions:

                         (i) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit K-1;

                        (ii) the executed legal opinion of Anthony N. Palizzi, general counsel of the Borrower, substantially in the form of Exhibit K-2;

                       (iii) the executed legal opinion of Simpson Thacher & Bartlett, counsel to the Administrative Agent and the Lenders, substantially in the form of Exhibit K-3; and

                        (iv) the executed legal opinion of counsel in each of the jurisdictions listed on Schedule 6.1(l), which opinions shall be substantially to the effect set forth in Exhibit K-4 (with such modifications thereto as are reasonably acceptable to the Administrative Agent) and otherwise be satisfactory in form and substance to the Administrative Agent (it being understood that certain matters of New York, Illinois and California law required to be covered pursuant to this clause (iv) shall be covered by the opinion delivered pursuant to clause (i) above).





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                                       69




       Each such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

              (m) UCC Filings. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all the filings described in Schedule 6.1(m) shall have been completed (or arrangements, satisfactory to the Administrative Agent, for the completion thereof shall have been made).

              (n) Eligible Mortgaged Real Property, Eligible Put Bond Real Property and Eligible Big Beaver Real Property. The Borrowing Base Certificate delivered pursuant to subsection 6.1(q) shall reflect that the sum of (i) the aggregate Mortgage Value of Eligible Mortgaged Real Property as of the Closing Date, (ii) the aggregate Mortgage Value of Eligible Put Bond Real Property as of the Closing Date, (iii) the aggregate Designated Value of Eligible Big Beaver Real Property as of the Closing Date and (iv) the aggregate Mortgage Value of Eligible California Real Property as of the Closing Date, shall not be less than $300,000,000 in the aggregate.

              (o) Mortgages. The Administrative Agent shall have received Mortgages or Subsidiary Mortgages, as the case may be, each executed and delivered by a duly authorized officer of the party thereto, with respect to each parcel of Material Real Property listed on Schedule 5.19(a) other than the Rio Piedras Property and other than with respect to any parcel of Material Real Property located in a Restricted Jurisdiction.

              (p) Lien Searches. The Administrative Agent shall have received the results of a recent search in the jurisdictions listed on Schedule 6.1(p) of the Uniform Commercial Code, of judgment and tax lien filings (as indicated on such Schedule) which may have been filed with respect to personal property of the Borrower and the Subsidiary Guarantors, and the results of such search shall be satisfactory to the Administrative Agent.

              (q) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate, executed and delivered by a duly authorized officer of the Borrower.

              (r) Flood Insurance. To the extent required by applicable law, the Administrative Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of Material Real Property located in an area identified as an area having special flood hazards by the Secretary of Housing and Urban Development or other applicable agency, and (B) otherwise complies with such applicable law and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors.

              (s) Letters of Credit. The Administrative Agent shall have received a list, setting forth as of a date not earlier than June 7, 1996, of all letters of credit of the Borrower or any Restricted Subsidiary outstanding as of such date, together with the face amounts and expiration dates thereof.

              (t) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such





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       other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

              6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

              (a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents (excluding those set forth on Schedule 1.1(b)) shall be true and correct in all material respects on and as of such date as if made on and as of such date.

              (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

              (c) Borrowing Base. After giving effect to the Extensions of Credit requested to be made on such date, the Aggregate Outstanding Extensions of Credit at such time shall not exceed the Borrowing Base at such time.

Each Extension of Credit to the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                       SECTION 7.  AFFIRMATIVE COVENANTS

              The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries to:

              7.1 Financial Statements. Furnish to the Administrative Agent with a copy for each Lender:

              (a) as soon as available, but in any event within 95 days after the end of each Fiscal Year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, reported on without a qualification arising out of the scope of the audit, by Price Waterhouse LLP or other independent certified public accountants of nationally recognized standing, together with a copy of the Borrower's Form 10-K filed with the SEC for such Fiscal Year; and

              (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year as set forth in the Borrower's Form





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       10-Q filed with the SEC for such quarterly period, certified by a
       Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects (subject to, in the case of the financial statements referred to in paragraph (b) above, normal year-end adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

              7.2 Certificates; Other Information. Furnish to the Administrative Agent with a copy for each Lender:

              (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

              (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it during the period covered by such financial statements, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth, in reasonable detail, a calculation of the financial covenants set forth in subsection 8.1 for the period corresponding to such financial statements;

              (c) on or prior to the twentieth day (or if such day is not a Business Day, the next succeeding Business Day) following the end of each fiscal month, an officer's certificate substantially in the form of Exhibit L (a "Borrowing Base Certificate"), certified by a Responsible Officer as true and correct, provided that for purposes of the certificate delivered pursuant to subsection 6.1(q), such certificate shall be as of the last day of the most recently ended fiscal month that ended at least twenty days prior to the date of delivery of such certificate (adjusted to include the Mortgage Value of all parcels of Eligible Mortgaged Real Property, Eligible California Real Property and Eligible Put Bond Real Property and the Designated Value of all parcels of Eligible Big Beaver Property, in each case as of the Closing Date);

              (d) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer setting forth a list of all stores and distribution centers owned or leased and classified as owned by the Borrower or any of its Restricted Subsidiaries for which a certificate of occupancy or a temporary certificate of occupancy has been issued during the period covered by such financial statements (or, in the case of the first such certificate, since the Closing Date);

              (e) not later than 90 days after the beginning of each Fiscal Year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such Fiscal Year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of assumptions believed to have been reasonable when made;





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              (f)  promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all reports on Form 8-K which the Borrower may make to, or file with, the SEC; and

              (g) promptly, such additional financial and other information as the Administrative Agent (on behalf of itself or any Lender) may from time to time reasonably request.

              7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except where the failure to so pay, discharge or otherwise satisfy such obligation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Borrower and its Restricted Subsidiaries and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5 and except where the failure to maintain such rights, privileges and franchises could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

              7.5 Maintenance of Property; Insurance. Keep its property necessary in its business in good working order and condition, ordinary wear and tear excepted, if the failure to do so could reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by similar companies of comparable size engaged in the same or a similar business and owning or operating similar properties in localities where the Borrower and its Restricted Subsidiaries operate and furnish upon the written request of the Administrative Agent information as to the insurance carried.

              7.6  Inspection of Property; Books and Records; Discussions.
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent, at the request of any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries and with its independent certified public accountants.

              7.7 Notices. Promptly give notice to the Administrative Agent (which shall promptly give notice thereof to each Lender) of:

              (a)  the occurrence of any Default or Event of Default;





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              (b)  any (i) default or event of default under any Contractual
       Obligation of the Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which (A) in the case of any such litigation, investigation or proceeding in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect and (B) in the case of any other litigation, investigation or proceeding, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

              (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $50,000,000 or more to the extent not covered by insurance or in which injunctive or similar relief is sought which (A) in the case of any such litigation, or proceeding in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect and (B) in the case of any other litigation or proceeding, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

              (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
       (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan which, in any case, could reasonably be expected to have a Material Adverse Effect or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan which, in any case, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

              7.8 Environmental Laws. (a) Comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except in any such case to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

              (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

              7.9 Further Assurances. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or, in the reasonable opinion of the Administrative Agent, advisable to maintain in favor of





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the Trustee Liens on the Collateral that are duly perfected (to the extent that the same are contemplated to be so perfected under the terms of the Loan Documents) in accordance with all applicable Requirements of Law.

              7.10  Mortgages; Etc.        (a)  (i) With respect to any parcel
of property that qualifies as a parcel of Material Real Property during any fiscal quarter (other than any parcel of Material Real Property of the Borrower located in the State of California, Alaska, Nevada or Washington), on or before the last day of the succeeding fiscal quarter, execute and deliver to the Administrative Agent a Mortgage with respect to such parcel of Material Real Property unless (A) a Lien is granted in favor of third parties on such parcel of Material Real Property pursuant to subsection 8.4(g), (i), (j) or (k) or (B) the recordation of such Mortgage would result in the payment of a material mortgage recording tax and (ii) with respect to any parcel of property that qualifies as a parcel of Material Real Property of the Borrower during any fiscal quarter which is located in the State of California, Alaska, Nevada or Washington, on or before the last day of the succeeding fiscal quarter, execute and deliver a Subsidiary Mortgage to a Subsidiary Guarantor securing all California Mortgage Notes issued by the Borrower to such Subsidiary Guarantor then outstanding, together with an additional California Mortgage Note in an aggregate principal amount, or an increase in the aggregate principle amount of such outstanding California Mortgage Notes in an amount, at least equal to the fair market value, as determined by the Borrower, of such parcel of Material Real Property unless (A) a Lien is granted in favor of third parties on such parcel of Material Real Property pursuant to subsection 8.4(g), (i), (j) or (k) or (B) the recordation of such Subsidiary Mortgage would result in the payment of a material mortgage recording tax.

              (b) Within 30 days following the Closing Date, use its best efforts to deliver to the Trustee (or a custodian acting on its behalf) all Instruments evidencing amounts payable in excess of $1,000,000 owned by it (other than checks and other drafts received in the ordinary course of business for deposit).

              (c) Within 180 days following the Closing Date, cause a Mortgage to be executed and delivered with respect to the Rio Piedras Property and cause such Mortgage to be recorded in the appropriate jurisdiction or jurisdictions unless, on or prior to such date, such Rio Piedras Property is sold and 100% of the Net Cash Proceeds of such sale are applied to repay the Term Loans in accordance with subsection 4.1(c).

              (d) On the Closing Date, cause VTA to deliver the promissory notes evidencing the loans and advances made by VTA to the Borrower to the Corporate Trustee or its agent or custodian, to be held by the Corporate Trustee (or its agent or custodian) as Pledged Securities, subject to the terms of the Pledge Agreement, as collateral security for the Secured Obligations.

              (e) Cause to be delivered to the Corporate Trustee all Repurchased Put Bonds acquired after the Closing Date to be held by the Corporate Trustee (or its agent or custodian) as Pledged Securities, subject to the terms of the Pledge Agreement, as collateral security for the Secured Obligations.

              (f) Cause to be delivered to the Corporate Trustee all California Mortgage Notes issued on or after the Closing Date to be held by the Corporate Trustee (or its agent or custodian) as Pledged Securities, subject to the terms of the Pledge Agreement, as collateral security for the Secured Obligations.





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              (g)  Cause to be delivered to the Corporate Trustee a certificate or certificates evidencing 65% of the Capital Stock of Kmart Taiwan Limited owned by Kmart Overseas Corporation promptly upon the receipt thereof by the Borrower or Kmart Overseas Corporation.

              7.11 Additional Collateral. (a) With respect to any assets acquired after the Closing Date by the Borrower or any Subsidiary Guarantor that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in subsection 7.10 or paragraph (b), (c) or (d) of this subsection), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Trustee a Lien on such assets, (ii) take all actions reasonably deemed necessary or advisable by the Administrative Agent to cause such Lien to be duly perfected (to the extent contemplated therein and in the other Loan Documents) in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent (it being agreed that no action shall be required pursuant to this clause
(ii) to perfect a Lien (1) in assets that would not constitute UCC Filing Collateral or (2) in assets constituting UCC Filing Collateral if such perfection relates to assets with an aggregate book value of less than $1,000,000), and (iii) with respect to assets constituting UCC Filing Collateral with a book value in excess of $1,000,000 that are perfected under the laws of any jurisdiction, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

              (b) With respect to any Person that, subsequent to the Closing Date, becomes a Domestic Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Trustee a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Trustee a Lien on the Capital Stock of such Domestic Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Trustee the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, (iii) cause such new Domestic Subsidiary (A) to become a party to the Subsidiaries Guarantee and the Subsidiaries Security Agreement, in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions reasonably deemed necessary or advisable by the Administrative Agent to cause the Lien created by the Subsidiaries Security Agreement to be duly perfected (to the extent contemplated therein and in the other Loan Documents) in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent (it being agreed that no action shall be required pursuant to this clause (iii) to perfect a Lien in assets that would not constitute UCC Filing Collateral or in assets constituting UCC Filing Collateral if such perfection relates to assets with an aggregate book value of less than $1,000,000) and (iv) with respect to assets of any such Domestic Subsidiary with a book value in excess of $1,000,000 that are perfected under the laws of any jurisdiction, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

              (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary with a net worth in excess of $1,000,000, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Trustee a new pledge agreement or such





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amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Trustee a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged) and (ii) deliver to the Trustee any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock.

              (d) If the Borrower or any Subsidiary Guarantor shall acquire any Investment Securities (other than Investment Securities of any issuer aggregating less than $1,000,000), such Loan Party shall deliver certificates representing such Investment Securities to the Corporate Trustee or its agent or custodian (or otherwise "transfer" such Investment Security (within the meaning of the applicable uniform commercial code) to the Corporate Trustee or its agent or custodian), together with, when necessary or appropriate, undated powers as provided in Section 2(b) of the Pledge Agreement, to be held by the Corporate Trustee (or its agent or custodian) as Pledged Securities, subject to the terms of the Pledge Agreement, as collateral security for the Secured Obligations.

              7.12  Cash Equivalents.  Except as otherwise permitted by clause
(c), (d), (f), (i) (to the extent applicable), (j) or (k) of subsection 8.4, the Borrower and each Subsidiary Guarantor will maintain all its Cash Equivalents in accounts established with a custodian which shall have agreed to hold such property in the name of the Trustee subject to the provisions of the Pledge Agreement, provided that the Borrower and the Subsidiary Guarantors shall not be required to maintain Temporary Cash Equivalent Investments in such accounts to the extent such investments in such Temporary Cash Equivalent Investments are reasonably necessary for the operation of the business of the Borrower and the Subsidiary Guarantors consistent with past practices.


                         SECTION 8.  NEGATIVE COVENANTS

              The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except in the case of subsection 8.1) shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

              8.1  Financial Condition Covenants.

              (a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than
       1.25 to 1.00.

              (b) Leverage Ratio. Permit at any time the Leverage Ratio to exceed 0.50 to 1.00.

              8.2  Limitation on Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

              (a)  Indebtedness of the Borrower (i) under this Agreement and
(ii) under the Convertible Debentures;

              (b) (i) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary Guarantor to the Borrower or any other Subsidiary and
       (ii) Indebtedness of the Borrower in





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       respect of cash advances from Meldisco in anticipation of dividends, income distributions and royalties due from Meldisco to the Borrower;

              (c) Indebtedness of the Borrower and any of its Restricted Subsidiaries incurred after the Closing Date to finance the acquisition, construction or completion of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), provided that the principal amount of such Indebtedness shall at no time exceed 100% of the original acquisition, construction or completion cost, as the case may be, of such assets;

              (d) Indebtedness of Significant Foreign Subsidiaries incurred for working capital or other operating purposes;

              (e)  Indebtedness outstanding on the date hereof;

              (f) Indebtedness of a corporation which becomes a Restricted Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Restricted Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower or any other Restricted Subsidiary no Default or Event of Default shall have occurred and be continuing;

              (g) Indebtedness in respect of interest rate and currency hedging transactions entered into in the ordinary course of business and not for speculative purposes;

              (h) (i) until the Closing Date, Indebtedness under the Refinanced Credit Facilities and (ii) Indebtedness under the Purchased Credit Facilities and the Repurchased Put Bonds;

              (i) subject to subsection 8.9(g), Indebtedness of any Foreign Subsidiary to the Borrower or any Subsidiary;

              (j) Indebtedness not otherwise permitted by this subsection 8.2, 100% of the Net Cash Proceeds of which is applied to prepay Term Loans in accordance with subsection 4.1(c), provided that the principal amount of any such Indebtedness shall not exceed the amount required to prepay the outstanding Term Loans in full on the date such Indebtedness is incurred;

              (k)  Indebtedness in respect of any [          ] Convertible
       Offering, provided that such Indebtedness is limited in recourse solely
       to the Capital Stock of [          ];

              (l) Indebtedness not otherwise permitted by this subsection 8.2 not exceeding (as to the Borrower and all its Restricted Subsidiaries) $250,000,000 in aggregate principal amount at any one time outstanding; and

              (m) any refinancings, refundings, renewals or extensions of Indebtedness permitted hereunder, provided that if the principal amount of such Indebtedness is increased, such increased amount is permitted to be incurred under subsection 8.2(j) or (l).

              8.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:





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              (a)  the Subsidiaries Guarantee and any Guarantee Obligations
       arising under any of the other Loan Documents;

              (b) (i) until the Closing Date, Guarantee Obligations in respect of the Refinanced Credit Facilities and (ii) Guarantee Obligations in respect of the Purchased Credit Facilities;

              (c)  Guarantee Obligations in existence on the date hereof;

              (d) Guarantee Obligations of the Borrower or any Restricted Subsidiary of obligations of any Restricted Subsidiary or the Borrower which obligations are otherwise permitted under this Agreement;

              (e) Guarantee Obligations of the Borrower under its guaranty of the obligations of the Convertible Trust under, or as contemplated by, the Convertible Preferred Securities Documents as in effect on the Closing Date;

              (f) Guarantee Obligations entered into in connection with surety, appeal, payment and performance bonds (and other obligations of a like nature) incurred in the ordinary course of business;

              (g) Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of Securitization Entities incurred in connection with Securitization Transactions;

              (h) subject to subsection 8.9(g), Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations incurred in the ordinary course of business of Foreign Subsidiaries;

              (i) Guarantee Obligations in respect of obligations of vendors to the Borrower and its Restricted Subsidiaries created in the ordinary course of business;

              (j) Guarantee Obligations (not otherwise permitted pursuant to this subsection 8.3) incurred after the Closing Date in an aggregate amount for the Borrower and its Restricted Subsidiaries not to exceed $200,000,000 at any one time outstanding; and

              (k) Guarantee Obligations of the Borrower and the Subsidiary Guarantors in respect of Permitted Pari Passu Senior Debt.

              8.4 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Significant Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

              (b) carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business securing amounts which are not





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       overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

              (c) (i) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements and (ii) Liens granted to banks in the ordinary course of business in connection with deposit, disbursement or concentration accounts (other than in connection with borrowed money) maintained with such banks on funds and other items in such accounts;

              (d) Liens granted and deposits made to secure the performance of bids, trade contracts and real estate related contracts entered into in the ordinary course of business (in each case, other than for borrowed money), utilities, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (e) easements, rights-of-way, restrictions, subdivisions, parcelizations and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary;

              (f) Liens in existence on the date hereof (or arising at any time during the period from the date hereof through the Closing Date) and (i) listed on Schedule 8.4(f) securing Indebtedness or other obligations described on such Schedule or (ii) otherwise securing Indebtedness or other obligations not exceeding $10,000,000 in the aggregate;

              (g) Liens securing Indebtedness of the Borrower and its Restricted Subsidiaries permitted by subsection 8.2(c), provided that
       (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the amount of Indebtedness secured thereby is not increased;

              (h) Liens on assets of any Significant Foreign Subsidiary securing Indebtedness of such Significant Foreign Subsidiary permitted by subsection 8.2(d) and other obligations incurred in the ordinary course of business;

              (i) Liens on the property or assets of a corporation which becomes a Restricted Subsidiary after the date hereof and Liens existing on assets acquired by the Borrower or a Restricted Subsidiary after the date hereof, in either case securing Indebtedness permitted by subsection 8.2(c) or 8.2(f), provided that (i) such Liens existed at the time such corporation became a Restricted Subsidiary or such asset was acquired and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Restricted Subsidiary or such asset is acquired, and (iii) the amount of Indebtedness secured thereby is not increased;

              (j) Liens securing Indebtedness permitted under subsection 8.2(m) to the extent such Indebtedness was originally permitted to be secured pursuant to this subsection; provided that the principal amount of such Indebtedness is not increased (other than by an amount equal to any costs and expenses incurred in connection with such refunding or refinancing) and that no such Lien is spread to cover additional property;

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              (k)  Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all its Restricted Subsidiaries) $50,000,000 in aggregate principal or face amount at any time outstanding;

              (l) Liens granted in accordance with the terms of the Put Bond Mortgages or the Repurchased Put Bonds as in effect on the date hereof on property or assets in substitution for or replacement of property or assets subject to the Liens granted pursuant to the Put Bond Mortgages to the extent such substitution or replacement is required thereunder in accordance with the provisions thereof, provided that if any such replacement Lien covers any parcel of real property constituting Eligible Mortgaged Real Property that if sold or financed would have required a prepayment of the Term Loans pursuant to the other provisions hereof, an amount equal to the appraised value of such parcel of real property included for purposes of the Borrowing Base shall be applied to prepay the Term Loans in accordance with subsection 4.1(c);

              (m) Liens created pursuant to the Security Documents to secure, among other things, Permitted Pari Passu Senior Debt and the Kmart Credit Agreement Obligations and Liens created pursuant to any Subsidiary Mortgages; and

              (n) Liens on the Capital Stock of Thrifty Payless created in connection with any Thrifty Payless Convertible Offering;

provided that, notwithstanding the foregoing, no Lien created, incurred, assumed or suffered to exist pursuant to this subsection 8.4 (other than subsections 8.4(a), (b) or (m)) shall be a Lien on Inventory of the Borrower or any of its Restricted Subsidiaries.

              8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

              (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Restricted Subsidiaries of the Borrower (provided that the wholly owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving corporation and provided that if one of the parties to such transaction is a Subsidiary Guarantor then the continuing or surviving corporation shall be a Subsidiary Guarantor);

              (b) any Restricted Subsidiary may convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Restricted Subsidiary of the Borrower (provided that if such selling Restricted Subsidiary is a Subsidiary Guarantor then the acquiring Restricted Subsidiary shall be a Subsidiary Guarantor); and

              (c) any Restricted Subsidiary may be merged or consolidated with or into, or convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets to, any Person to the extent that the sale or other disposition of the assets of such Restricted Subsidiary would be permitted under subsection 8.6.





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                                       81




       8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person (other than the Borrower or any wholly owned Subsidiary Guarantor or, if such Restricted Subsidiary is not a wholly-owned Restricted Subsidiary, pro-rata to the owners of the equity securities of such Restricted Subsidiary), except:

              (a) the sale or other disposition of obsolete, surplus or worn out property in the ordinary course of business or in connection with real estate development activities;

              (b) the sale of inventory in the ordinary course of business (including sales of inventory in connection with closed stores and sales of discontinued inventory) and transfers of inventory and equipment among the Borrower and the Subsidiary Guarantors pursuant to reasonable business requirements;

              (c) (i) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof or pursuant to the Existing Receivables Transactions and (ii) sales or other dispositions of Cash Equivalents or Temporary Cash Equivalent Investments in the ordinary course of business;

              (d)  as permitted by subsection 8.5(b);

              (e) sales and dispositions of real property and related assets in connection with (i) Permitted Sale-Leasebacks or (ii) Securitization Transactions; provided that, in the opinion of a Responsible Officer, the purchase price with respect to each such sale or disposition represents the fair value of the assets so sold;

              (f) the transactions described on Schedule 8.6(f) (the "Scheduled Asset Sales"), provided that, in the opinion of a Responsible Officer the purchase price with respect to each such sale represents the fair value of the assets so sold;

              (g) the sale by the Borrower or any Restricted Subsidiary of all or a portion of (or any interest in) the Purchased Credit Facilities and the Repurchased Put Bonds;

              (h) the sale or other disposition of any property (other than any sale or other disposition which is otherwise permitted under this subsection 8.6), provided that (i) the aggregate book value of all assets so sold or disposed of in any Fiscal Year shall not exceed $200,000,000 and (ii) in the opinion of a Responsible Officer the purchase price with respect to each such sale or other disposition represents the fair value of the assets so sold or disposed of;

              (i) subject to the other terms and provisions hereof, leases or subleases (or assignment of leases) of real property in the ordinary course of business; and

              (j) the sale or other disposition of the Investments described as items 1 and 2 in Schedule 8.9(i)(A) under the heading "Kmart Corporation Other Investments".

       8.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart





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assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

              (a) the Borrower may purchase or exchange then-existing employee stock options for consideration consisting solely of new employee stock options and may purchase Capital Stock or options to acquire the same from directors, officers and employees of the Borrower and its Restricted Subsidiaries in connection with employment and severance arrangements; and

              (b) so long as after giving effect thereto no Default or Event of Default has occurred and is continuing the Borrower may make Restricted Payments with respect to its Common Stock commencing in the 1997 Fiscal Year, provided that no Restricted Payment may be made pursuant to this paragraph if, after giving effect thereto, the aggregate amount of all Restricted Payments made pursuant to this paragraph would exceed 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the beginning of the 1997 Fiscal Year through the last day of the most recent fiscal quarter ended prior to the date such Restricted Payment is made.

       8.8 Limitation on Capital Expenditures. (a) Make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding (x) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and (y) expenditures made in connection with the self-development of real properties by the Borrower and its Restricted Subsidiaries to the extent such expenditures would not constitute capital expenditures under GAAP) except for expenditures not exceeding, in the aggregate for the Borrower and its Restricted Subsidiaries during any of the Fiscal Years of the Borrower set forth below, the amount set forth opposite such Fiscal Year below:

                       Fiscal Year                                Amount
                       -----------                                ------
                          1996                                 $400,000,000
                          1997                                 $500,000,000
                          1998                                 $500,000,000
                          1999                                 $500,000,000

provided that, (a) with respect to any Fiscal Year (other than the 1996 Fiscal
Year), the Borrower and its Restricted Subsidiaries shall be permitted to make additional capital expenditures (i) which are financed with indebtedness permitted under subsection 8.2(c) or 8.2(l) in an aggregate amount not exceeding $200,000,000 as to any such Fiscal Year and (ii) in an amount not to exceed the Additional Permitted Capital Expenditure Amount for such Fiscal Year, (b) the amount set forth above for the 1999 Fiscal Year shall be pro rated for the period from the beginning of such Fiscal Year to the Revolving Credit Termination Date and (c) up to 50% of any amount permitted to be expended in any Fiscal Year (without giving effect to this clause (c)) if not so expended in the Fiscal Year for which it is permitted above, may be carried over for expenditure in the next following Fiscal Year.

        (b) Make any expenditures in respect of the construction or development of "property held for resale," except for expenditures not exceeding, in the aggregate for the Borrower and its Restricted Subsidiaries, $300,000,000 during any Fiscal Year, or, with respect to the period from the beginning of the 1996 Fiscal Year through the Term Loan Maturity Date, $800,000,000, provided that up to 100% of any amount permitted to be expended in any Fiscal Year (without giving effect to this proviso) if not so expended in the Fiscal Year for which it is permitted, may be carried over for expenditure in the next following Fiscal Year.

        8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of any Person (an "Investment"), except for:

                 (a) extensions of trade credit and prepaid expenses made in the ordinary course of business;

                 (b) Investments in Cash Equivalents and Temporary Cash Equivalent Investments;

                 (c) (i) Investments resulting from the acquisition by the Borrower or a Restricted Subsidiary of the Indebtedness under the Purchased Credit Facilities and the Repurchased Put Bonds and (ii) subject to subsection 8.8(b), loans made by the Borrower or a Restricted Subsidiary to the Big Beaver Joint Ventures to finance construction of the related projects prior and subsequent to the date hereof;

                 (d)  loans to officers of the Borrower or any Subsidiary;

                 (e) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

                 (f) Investments by the Borrower in Subsidiary Guarantors and Investments by Restricted Subsidiaries in the Borrower and in Subsidiary Guarantors;

                 (g) Investments by the Borrower and Restricted Subsidiaries in Foreign Subsidiaries, provided that the aggregate amount of all such Investments (including Investments in the nature of sales and transfers of assets (including, pursuant to a transaction permitted under subsection 8.5) for less than fair market value and Guarantee Obligations pursuant to subsection 8.4(h)) subsequent to the Closing Date in Foreign Subsidiaries shall not exceed $150,000,000, provided, further, that the conversion of any Indebtedness owed to the Borrower or any Restricted Subsidiary by any Foreign Subsidiary into equity of such Foreign Subsidiary shall not constitute an additional Investment in such Foreign Subsidiary by the Borrower or such Restricted Subsidiary for purposes of the limitation contained in the immediately preceding proviso;

                 (h) loans by the Borrower to its employees (other than to officers of the Borrower or any Subsidiary) in connection with management incentive plans in an aggregate amount not to exceed $20,000,000 at any one time outstanding;

                 (i)  Investments (A) existing on the date hereof and listed on
         Schedule 8.9(i)(A), (B) in the Convertible Trust contemplated by the Declaration of Trust for the Convertible Trust or the Convertible Debenture Indenture as in effect on the Closing Date and (C) in Securitization Entities formed or established in connection with Securitization Transactions;

                 (j) Investments received in connection with the collection of accounts receivable in the ordinary course of business;

                 (k) Investments received in connection with any Asset Sale or other disposition permitted hereunder;

                 (l) loans and advances to suppliers in the ordinary course of business consistent with past practice; and

                 (m) Acquisitions and other Investments made by the Borrower or any of its Restricted Subsidiaries, provided that the aggregate consideration (including assumed Indebtedness) for all such Acquisitions and such other Investments after the Closing Date shall not exceed $125,000,000.

         8.10 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or optionally redeem or purchase any Indebtedness (other than the Loans and the Convertible Debentures) of the Borrower or any Subsidiary, (b) make any payment or prepayment on account of the principal of or interest on, or redeem or purchase, any Convertible Debentures, provided that (i) so long as after giving effect thereto no Event of Default shall have then occurred and be continuing, the Borrower may pay interest on the Convertible Debentures pursuant to the terms of the Convertible Debenture Indenture and (ii) the conversion of the Convertible Debentures into common stock of the Borrower (and any related cash payments made in lieu of fractional shares) shall not be deemed to be a payment or prepayment on account of or a redemption or purchase of the Convertible Debentures or (c) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness or the Convertible Debenture or the Convertible Debenture Indenture (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon); provided, that the Borrower and its Restricted Subsidiaries may prepay Indebtedness (other than the Convertible Debenture) (i) from the proceeds of new Indebtedness incurred to refinance such Indebtedness pursuant to subsection 8.2(m), (ii) under Financing Leases for stores and other property no longer occupied or used by the Borrower or such Restricted Subsidiary in connection with the settlement, termination or assignment of such Financing Lease, (iii) secured by assets in connection with any sale or other disposition of such assets permitted under
subsection 8.6, (iv) in respect of the [          ] Convertible Offering,
(v) under the Refinanced Credit Facilities on the Closing Date, (vi) after the Term Loans shall have been repaid in full, incurred after the date hereof pursuant to subsection 8.2(l), and (vii) after the Term Loans shall have been repaid in full, in an aggregate amount, in addition to payments otherwise permitted under this subsection 8.10, not to exceed $100,000,000.

         8.11 Limitation on Transactions with Affiliates. Except as set forth on Schedule 8.11, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         8.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary (such arrangement, a "Sale-Leaseback") except for Sale-Leasebacks in the ordinary course of the Borrower's or such Restricted Subsidiary's business, consistent with past practice and at market rates and subject to compliance with subsection 8.6(e) ("Permitted Sale-Leasebacks"). For the avoidance of doubt, Sale-Leasebacks that result in a Financing Lease shall be treated as Indebtedness for all purposes of this Agreement.

         8.13 Fiscal Year. Change the manner in which it determines its Fiscal Years.

         8.14 Joint Ventures. Consent to or approve the incurrence or assumption of any Indebtedness (other than Indebtedness under the Purchased Credit Facilities and any amounts advanced by the Borrower or any Subsidiary Guarantor to complete construction of the related projects) by any of the Big Beaver Joint Ventures or consent to or approve the creation, assumption or incurrence of any Lien (other than any Lien in favor of the Borrower or any Subsidiary Guarantor) by any of the Big Beaver Joint Ventures, except in a transaction which results in the repayment in full of the related Indebtedness of such Big Beaver Joint Venture under the Purchased Credit Facilities or any amounts advanced by the Borrower or any Subsidiary Guarantor to such Big Beaver Joint Venture to complete construction of the related projects.


                         SECTION 9.  EVENTS OF DEFAULT

                 If any of the following events shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any Reimbursement Obligation within two Business Days after such Reimbursement Obligation becomes due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                 (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) The Borrower shall default in the observance or performance of any agreement contained in Section 8 or the Borrower shall fail to deliver a Borrowing Base Certificate pursuant to subsection 7.2(c) within 10 days after such Borrowing Base Certificate was due pursuant to such subsection; or

                 (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or the Majority Lenders or (ii) the date upon which a Responsible Officer becomes aware of such default; or

                 (e)  The Borrower or any of its Restricted Subsidiaries shall
         (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans and other than (so long as the condition set forth in subsection 6.1(c)(iii) is then satisfied) the Repurchased Put Bonds) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required (but after the expiration of all grace periods applicable thereto), such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $100,000,000; or

                 (f) (i) The Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Borrower or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of

         ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                 (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $100,000,000 or more, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                 (i) (i) For any reason (other than any act on the part of the Administrative Agent, the Trustee or any Lender) the Trust Agreement, the Subsidiaries Guarantee or any Security Document ceases to be or is not in full force and effect (except in accordance with its terms) in any material respect and such default shall continue unremedied for 30 days after the earlier of receipt by the Borrower of notice of such default from the Administrative Agent or actual knowledge of such default by a Responsible Officer, (ii) the Borrower or any of its Restricted Subsidiaries shall assert in writing that the Trust Agreement, the Subsidiaries Guarantee or any Security Document has ceased to be or is not in full force and effect (except in accordance with its terms) or (iii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby except to the extent contemplated hereunder and under the other Loan Documents; or

                 (j) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 33% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                 With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes.
After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the security interest in such cash collateral account.

                 Whenever the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and any Notes shall have become immediately due and payable in accordance with clause (A) or clause (B) of the second preceding paragraph, the Administrative Agent shall forthwith deliver a Notice of Acceleration to the Corporate Trustee, provided that, by written notice to the Borrower and the Administrative Agent, the Majority Lenders may, for such periods and/or subject to such conditions as may be specified in such notice, withdraw any declaration of acceleration effected in accordance with clause (B) above. If a declaration of acceleration in accordance with clause (B) immediately preceding shall have been withdrawn in accordance with the proviso to the immediately preceding sentence, the Administrative Agent shall forthwith deliver to the Corporate Trustee a notice of cancellation of the respective Notice of Acceleration theretofore delivered to the Corporate Trustee. In addition, if the Administrative Agent shall have previously delivered a Notice of Default to the Corporate Trustee relating to a particular Event of Default which Notice of Default is then in effect, the Administrative Agent shall deliver a cancellation of such Notice of Default upon the waiver or cure of such Event of Default, provided that no other Event of Default shall have occurred and be continuing at such time.


                     SECTION 10.  THE ADMINISTRATIVE AGENT

         10.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, all powers, rights and remedies
provided in the Trust Agreement.   Notwithstanding any provision to the
contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth





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                                       89



herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Lenders entitled to so act in accordance with the terms of this Agreement as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Lenders entitled to so act in accordance with the terms of this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders entitled to so act in accordance with the terms of this Agreement; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Voting Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

         10.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it or any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it





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were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         10.10  Upfront Fees.   On the Closing Date, the Administrative Agent
shall pay to each Lender (other than the Co-Arrangers) the upfront fees offered by the Administrative Agent to such Lender in respect of such Lender's Commitments.


                           SECTION 11.  MISCELLANEOUS

         11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the applicable Loan Party or Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or revising any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender adversely affected thereby, (ii) (A) amend, modify or waive any provision of this subsection or of subsection 11.13, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or, except as provided in subsection 11.13, release or subordinate the interest of the Trustee in all or substantially all of the Collateral, in each case without the written consent of all the Lenders and the Limited Purpose Issuing Banks, or
(B) reduce the percentage specified in the definition of Majority Lenders or Required Lenders without the written consent of all the Lenders, (iii) increase any percentage set forth in the definition of Borrowing Base or Eligible Inventory Borrowing Base Amount without the consent of the Required Lenders,
(iv) amend, modify or waive any provision of Section 2 without the written consent of the Majority Term Loan Lenders, or any provision of subsection 4.1(c) without the written consent of the Required Term Loan Lenders or reduce the percentage specified in the definition of Majority Term Loan Lenders or Required Term





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Loan Lenders without the consent of all the Term Loan Lenders, (v) amend, modify or waive any provision of Section 3 or of subsection 6.2 without the prior written consent of the Majority Revolving Credit Lenders or reduce the percentage specified in the definition of Majority Revolving Credit Lenders without the consent of all the Revolving Credit Lenders, (vi) amend, modify or waive any provision of subsection 4.7(c) or of Section 3.4(b) or 3.4(c) of the Trust Agreement without the written consent of the Majority Term Loan Lenders and the Majority Revolving Credit Lenders, (vii) amend, modify or waive any provision of subsections 3.6 through 3.13 without the consent of each Issuing Bank adversely affected in any material respect thereby or (viii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and the Limited Purpose Issuing Banks and shall be binding upon the Borrower, the Lenders, the Limited Purpose Issuing Banks, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, the Limited Purpose Issuing Banks, and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand (including by overnight courier), when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 11.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrower:   Kmart Corporation
                    3100 West Big Beaver Road
                    Troy, Michigan  48084

                    (a)   For all notices:

                          Attention:  Treasurer
                          Fax:    (810) 643-5398

                    (b)   For notices other than pursuant to Sections 2, 3 and 4
                          Attention: Chief Financial Officer
                          Fax:    (810) 643-5787

                          and

                          Attention:  General Counsel
                          Fax:    (810) 643-1054





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                                       93



The Administrative
    Agent:                        Chemical Bank
                                  270 Park Avenue
                                  New York, New York  10017
                                  Attention:  [          ]
                                  Fax: [          ]

                                  With a copy to:

                                  Chemical Bank Agent Bank Services
                                  140 East 45th Street, 29th Floor
                                  New York, New York  10017
                                  Attention:  [          ]
                                  Fax:  [          ]

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 3.2, 3.4, 3.6, 3.15, 4.1, 4.2 or 4.7 shall not be effective until received. Whenever the Administrative Agent sends a notice by mail, the Administrative Agent will use reasonable efforts to also send such notice by one of the other means of notice permitted hereunder, provided that the failure to do so shall not affect in any way the validity of any delivery by mail pursuant to this subsection or otherwise result in any liability to the Administrative Agent or the Lenders.

         11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         11.5  Payment of Expenses and Taxes; Indemnity.  The Borrower agrees
(a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) (i) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent, and (ii) to pay or reimburse each Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents following the occurrence and during the continuation of a Default or an

Event of Default, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender, (c) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise (other than excise taxes imposed in lieu of net income taxes) and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to any claim, litigation, investigation or proceeding relating to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents and any such other documents or any use of any of the Extensions of Credit, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender (or their respective directors, officers, employees or agents) with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender (or their respective directors, officers, employees or agents, as the case may be). The agreements in this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

         11.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any interest of such Lender in any Letter of Credit, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 11.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.8(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.9, 4.10 and 4.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 4.10, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its business of making or investing in loans and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank, financial institution or other entity that is then engaged in the business of lending money (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit M, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, with a copy thereof to the Borrower, provided that (a) in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Committed Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Committed Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent) and (b) assignments shall not be required to be made on a ratable basis between the Commitments and/or Committed Loans held by any Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 9(f) shall have occurred and be continuing.

         (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

         (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 11.18, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         11.7 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to subsection 4.9 or 4.10 (other than with respect to LIBO Rate CAF Advances) or (b) is affected in the manner described in subsection 4.8 (other than with respect to LIBO Rate CAF Advances) and as a result thereof any of the actions described in said subsection are required to be taken; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under subsection 4.11 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto or any CAF Advance owing to such replaced Lender shall be paid other than on the relevant CAF Advance Maturity Date, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of subsection 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to subsection 4.9 or 4.10, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative
Agent or any other Lender shall have against the replaced Lender.





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                                       97



         11.8 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), and, after giving effect to any such payment or the receipt of any such collateral, such benefitted Lender shall have received a greater proportionate payment (determined in accordance with subsection 4.7) or interest in collateral than that received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating or other similar interest in such portion of each such other Lender's Loans or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders entitled to the same under this subsection; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) which is not paid when due to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         (c) The Borrower hereby irrevocably waives and agrees not to assert, for the benefit of the applicable Secured Parties, all rights of set-off, counterclaim or defense to payment, whether now existing or hereafter arising, that the Borrower may have in respect of any Repurchased Put Bonds or California Mortgage Notes now or hereafter held by any Subsidiary Guarantor.

         11.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts
(including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the

Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

         11.12 Termination. This Agreement shall terminate and be of no further force and effect if the condition set forth in subsection 6.1(a)(ii) shall not have been satisfied on or prior to June 17, 1996 or, unless extended by the Majority Lenders, if the initial Extension of Credit hereunder has not occurred on or prior to July 15, 1996. Otherwise, this Agreement shall terminate when the Commitments have terminated or expired, no Letter of Credit is outstanding and the other Kmart Credit Obligations have been paid in full.

         11.13 Collateral Release. So long as no Default or Event of Default shall have occurred and be continuing at such time, the Collateral shall be released automatically upon the occurrence of either of the following:
(a) if the senior long-term unsecured debt of the Borrower is rated at least Baa3 by Moody's and the corporate credit rating of the Borrower is at least BBB- by S&P; or (b) if, as of the last day of any fiscal quarter of the
Borrower: (i) the Term Loans shall have been paid in full, (ii) the Fixed Charge Coverage Ratio as of such day and as of the last day of the immediately preceding fiscal quarter is greater than or equal to 2.0 to 1.0 and (iii) the Leverage Ratio as of such day is less than or equal to 0.375 to 1.0. Within one Business Day following the satisfaction of the foregoing conditions and the receipt by the Administrative Agent of a certificate of a Responsible Officer certifying that such conditions have been satisfied, the Administrative Agent shall deliver to the Trustee the notice required pursuant to Section 7.10(a) of the Trust Agreement.

         11.14 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         11.15 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                11.16  Acknowledgements.  The Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                 (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or among the Borrower and the Administrative Agent.

         11.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         11.18 Confidentiality. Each Lender agrees to keep confidential all information provided to it by the Borrower or the Administrative Agent pursuant to or in connection with this Agreement that is designated by the Borrower in writing as confidential (the "Confidential Information"); provided that nothing herein shall prevent any Lender from disclosing any such Confidential Information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which receives such Confidential Information having been made aware of the confidential nature thereof and which has agreed in writing to be bound by the terms of this subsection 11.18, (iii) to its directors, officers, employees, employees of affiliates, examiners and professional advisers who have a need to know such Confidential Information in accordance with customary banking practices and who receive such Confidential Information having been made aware of the restrictions of this subsection and, in the case of professional advisers, having agreed to be bound thereby, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with the exercise of any remedy hereunder, (vii) which is now or hereafter becomes generally available to the public other than as a result of a disclosure by such Lender or a disclosure known to such Lender to have been made by any person or entity to which such Lender has delivered such Confidential Information, (viii) which was available to such Lender prior to its disclosure to such Lender by the Borrower, or (ix) which becomes available to such Lender from a source other than the Borrower, provided that such source is not (1) known to such Lender to be bound by a confidentiality agreement with the Borrower or (2) known to such Lender to be otherwise prohibited from transmitting the information to such Lender by a contractual, legal or fiduciary obligation.

         11.19 Judgment Currency. The obligation of the Borrower under this Agreement to make payments in respect of each Reimbursement Obligation in the currency in which it is outstanding

(the "Agreement Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "Judgment Currency") except to the extent that such tender or recovery of the Judgment Currency results in the effective receipt by the Lenders or the relevant Issuing Banks, as the case may be, of the full amount of the Agreement Currency payable under this Agreement and the Borrower agrees to indemnify the Lenders or the relevant Issuing Banks, as the case may be (and the Lenders or the relevant Issuing Banks, as the case may be, shall have an additional legal claim) for any difference between such full amount and the amount effectively received by such Lenders or such Issuing Banks, as the case may be, pursuant to any such tender or recovery. Each Lender's or Issuing Bank's determination of amounts effectively received by such Lender or Issuing Bank shall be conclusive absent manifest error. If a judgment in respect of the obligations of the Borrower hereunder is rendered in a currency other than the Agreement Currency and if, upon receipt of the full amount of such judgment in such currency and the conversion into, and receipt of such amount in the Agreement Currency, such amount of the Agreement Currency exceeds the obligations of the Borrower hereunder, such excess amount shall be remitted to the Borrower by the Lenders or the relevant Issuing Banks, as the case may be. The obligations of the Borrower under this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

         11.20 Section Headings. The Section and subsection headings in this Agreement are for convenience in reference only and shall not deemed to alter or affect the interpretation of any provisions hereof.

         11.21 Waivers of Prepayment and Commitment Termination Notices in connection with Existing Credit Facilities. Each Lender and Limited Purpose Issuing Bank, to the extent that it is a lender or issuer of letters of credit under the Existing Credit Facilities, hereby waives any notice of prepayment or commitment termination which may be required in connection with the prepayment of the Indebtedness or the termination of such Lender's or such Limited Purpose Issuing Bank's commitment under such Existing Credit Facilities on the Closing Date.

         11.22 Waivers of Certain Requirements Under the Existing Credit Facilities. (a) Each Lender, to the extent that it is an issuer of a Continuing Letter of Credit, and each Limited Purpose Issuing Bank, hereby permanently waives and releases, effective as of the Closing Date, for the intended benefit of the Borrower and each lender and agent under the Existing Credit Facilities in their capacity as such, (i) any requirement under the Existing Credit Facilities and related documents and agreements for collateralization of any such Continuing Letter of Credit as a condition to the termination of such Existing Credit Facility or otherwise, (ii) any requirement for sharing or the purchase of risk participations in letters of credit by any other lender under the Existing Credit Facilities and (iii) any other responsibilities or duties of any agent or lender under the Existing Credit Facilities in their capacities as such in connection with any Continuing Letter of Credit, including, without limitation, the provisions of Section 4.01 of the Letter of Credit Issuance Agreement and Section 2.16(d) of the Three Year Credit Agreement dated as of October 7, 1994 (as amended from time to time, the "Refinanced Three Year Facility"), the cash collateral requirements set forth in Section 15 of the Kmart Pledge Agreement dated as of December 22, 1995 (as amended from time to time) and Section 10.18 of the Refinanced Three Year Facility and the procedures and agent duties set forth in the Facing Agreement (as defined in the Refinanced Three Year Facility).

                 (b) Each Lender that is a party to any Existing Credit Facility hereby permanently waives and releases, effective as of the Closing Date, (i) the compliance and observance by the Borrower and its Subsidiaries from and after the Closing Date of the covenants and agreements set forth in the respective sections of the Existing Credit Facilities and any guaranty by the Borrower thereof titled "Affirmative Covenants" and "Negative Covenants" to the extent, if any, that such covenants and agreements are not terminated on the Closing Date as a result of the Refinancings, (ii) the failure of any of the representations and warranties set forth in any of the Existing Credit Facilities or any guaranty by the Borrower thereof to be true and correct as of any time and (iii) any default or event of default now or hereafter arising under any Existing Credit Facility.

                 (c) As of the Closing Date, the Borrower, in its capacity as a holder of any indebtedness under the Purchased Credit Facilities and the Repurchased Put Bonds, and each Lender and Limited Purpose Issuing Bank that is a party to any Existing Credit Facility hereby permanently waives, releases and terminates, for the intended benefit of each agent and lender under the Existing Credit Facilities, all obligations of any of the lenders or issuers of letters of credit under the Existing Credit Facilities to purchase participations and/or assignments in indebtedness pursuant to the Letter of Credit Issuance Agreement, the Bank Set-off Sharing Agreement (as defined in the Refinanced Three Year Facility) and the Set-off Sharing Agreement (as defined in the Refinanced Three Year Facility).

                 11.23 Continuing Letters of Credit. As of the Closing Date, each Continuing Letter of Credit shall cease to be a letter of credit under the Existing Credit Facilities. For purposes of subsection 3.8(e), fronting fees accrued in respect of Continuing Letters of Credit through the Closing Date under the Existing Credit Facilities will be payable on the first L/C Fee Payment Date to occur after the Closing Date.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        KMART CORPORATION


                                        By:___________________________________
                                           Name:
                                           Title:


                                        CHEMICAL BANK, as Administrative Agent


                                        By:___________________________________
                                           Name:
                                           Title:

                                                                  EXECUTION COPY



                                TRUST AGREEMENT





- --------------------------------------------------------------------------------




                                TRUST AGREEMENT


                                     among


                               KMART CORPORATION,


              THE SUBSIDIARIES OF KMART CORPORATION PARTIES HERETO


                                      and


                        [          ] and [          ]
                                   Trustees


                           Dated as of June 17, 1996




- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----
DECLARATION OF TRUST............................................................   1

SECTION 1.  DEFINITIONS.........................................................   2
     1.1        Defined Terms...................................................   2
     1.2        Other Definitional Provisions...................................  11

SECTION 2.  REMEDIAL PROVISIONS.................................................  12
     2.1        Notices of Acceleration and Default.............................  12
     2.2        General Authority of the Trustees over the Collateral...........  12
     2.3        Right to Initiate Judicial Proceedings..........................  13
     2.4        Right to Appoint a Receiver.....................................  13
     2.5        Exercise of Powers; Instructions of Required Secured Parties....  13
     2.6        Remedies Not Exclusive..........................................  14
     2.7        Waiver and Estoppel.............................................  14
     2.8        Limitation on Trustees' Duty in Respect of Collateral...........  15
     2.9        Limitation by Law; Limitation by Contract.......................  15
     2.10       Rights of Secured Parties under Secured Instruments.............  16

SECTION 3.  COLLATERAL ACCOUNT; DISTRIBUTIONS...................................  16
     3.1        The Collateral Account..........................................  16
     3.2        Control of Collateral Account...................................  16
     3.3        Investment of Funds Deposited in Collateral Account.............  16
     3.4        Application of Moneys...........................................  17
     3.5        Amounts Held for Contingent Secured Obligations.................  19
     3.6        Trustee's Calculations..........................................  20
     3.7        Pro Rata Sharing................................................  20

SECTION 4.  AGREEMENTS WITH TRUSTEES............................................  21
     4.1        Delivery of Secured Instruments; Designation of
                Approved Trade Creditors and Excluded Trade Creditors;
                Termination of Rights of Subordinated Creditors.................  21
     4.2        Information as to Secured Parties and Administrative Agent......  21
     4.3        Compensation and Expenses.......................................  21
     4.4        Stamp and Other Similar Taxes...................................  22
     4.5        Filing Fees, Excise Taxes, Etc..................................  22
     4.6        Indemnification.................................................  22
     4.7        Further Assurances..............................................  23
     4.8        Inspection of Properties and Books..............................  23

SECTION 5.  POSSESSION AND USE OF COLLATERAL; PARTIAL RELEASES..................  23
     5.1        Use Prior to Acceleration.......................................  23
     5.2        Releases........................................................  24
     5.3        Insurance and Condemnation Proceeds; Liquidating Dividends        25

SECTION 6.  THE TRUSTEES........................................................  25


                                                                                                  Page
                                                                                                  ----
     6.1        Acceptance of Trust...............................................................  25
     6.2        Exculpatory Provisions............................................................  25
     6.3        Delegation of Duties..............................................................  26
     6.4        Reliance by Trustees..............................................................  27
     6.5        Limitations on Duties of Trustees.................................................  28
     6.6        Moneys to be Held in Trust........................................................  29
     6.7        Resignation and Removal of the Trustees...........................................  29
     6.8        Status of Successor Corporate Trustee.............................................  30
     6.9        Merger of the Corporate Trustee...................................................  30
     6.10       Co-Trustee; Separate Trustees.....................................................  30
     6.11       Treatment of Payee or Indorsee by Trustees; Representatives of Secured Parties....  32

SECTION 7.  MISCELLANEOUS.........................................................................  32
     7.1        Notices...........................................................................  32
     7.2        No Waivers........................................................................  33
     7.3        Amendments, Supplements and Waivers...............................................  33
     7.4        Headings..........................................................................  33
     7.5        Severability......................................................................  33
     7.6        Successors and Assigns............................................................  33
     7.7        Currency Conversions..............................................................  34
     7.8        Governing Law.....................................................................  34
     7.9        Counterparts......................................................................  34
     7.10       Termination.......................................................................  34
     7.11       New Obligors......................................................................  35
     7.12       Inspection by Regulatory Agencies.................................................  35
     7.13       Confidentiality...................................................................  35
     7.14       Submission to Jurisdiction; Waivers...............................................  35
     7.15       WAIVERS OF JURY TRIAL.............................................................  36

SECTION 8.  SUBORDINATION OF RIGHTS OF SUBORDINATED CREDITORS.....................................  36
     8.1        Priority of Interests of Holders of Secured Obligations...........................  36
     8.2        Enforcement Against Collateral....................................................  36
     8.3        Application of Proceeds...........................................................  37
     8.4        Acknowledgment....................................................................  37



Exhibits



          TRUST AGREEMENT, dated as of June 17, 1996, among KMART CORPORATION, a Michigan corporation ("Kmart"), the subsidiaries of Kmart which are listed on the signature pages hereto under the heading "Initial Obligors" (together with Kmart, the "Initial Obligors"), the other subsidiaries of Kmart from time to
time parties hereto (the "New Obligors"), [          ] as corporate trustee (the
"Corporate Trustee"), and [          ], as individual trustee (the
"Individual Trustee"; together with the Corporate Trustee, the "Trustees").


                              W I T N E S S E T H:

          WHEREAS, in order to induce the lending institutions parties thereto to enter into the Kmart Credit Agreement (as defined below), the Initial Obligors and the New Obligors (collectively, the "Obligors") each desire to secure the payment of the loans and all other amounts from time to time owing by Kmart thereunder; and

          WHEREAS, the Obligors may desire to secure the payment of amounts owing by the Obligors to certain trade creditors on a subordinated basis to the Senior Secured Obligations (as defined below); and

          WHEREAS, the Obligors may desire to secure the payment of certain Permitted Pari Passu Senior Debt (as defined in the Kmart Credit Agreement).

                             DECLARATION OF TRUST:

          NOW, THEREFORE, in order to secure the due and punctual payment of the Senior Secured Obligations and the Subordinated Secured Obligations and in consideration of the premises and the mutual agreements set forth herein, the Trustees do hereby declare that they hold and will hold as trustees in trust under this Trust Agreement for the benefit of the applicable Secured Parties all of their right, title and interest in, to and under all the following, whether now existing or hereafter arising (and the Obligors do hereby consent thereto):

          (A) the Security Agreement and the collateral granted to the Trustees thereunder;

          (B) the Inventory Security Agreement and the collateral granted to the Trustees thereunder;

          (C) each Mortgage and the collateral granted to the Trustees thereunder;

          (D) the Securities Pledge Agreement and the collateral granted to the Trustees thereunder;

          (E) each Mortgage Assignment and the collateral granted to the Trustees thereunder; and

          (F) each agreement entered into pursuant to clause (ii) of subsection 7.3(b) and the collateral granted to the Trustees thereunder.

          TO HAVE AND TO HOLD the foregoing Security Documents and the entire Collateral (the right, title and interest of the Trustees in the Security Documents and the Collateral being hereinafter referred to as the "Trust Estate") unto the Trustees and their respective successors in trust under this Trust Agreement and their respective assigns forever;

          IN TRUST NEVERTHELESS, under and subject to the conditions herein set forth and for the benefit of the Secured Parties, and for the enforcement of the payment of all Senior Secured Obligations and Subordinated Secured Obligations, and as security for the performance of and compliance with the covenants and conditions of this Trust Agreement, each of the Secured Instruments and each of the Security Documents.

          PROVIDED, that the portions of the Trust Estate securing the Subordinated Secured Obligations is limited to the Inventory and the Post-petition Inventory Proceeds.

          PROVIDED, HOWEVER, that these presents are upon the condition that if Kmart, its successors or assigns, shall satisfy the conditions set forth in subsection 7.10(a), then this Trust Agreement and the Security Documents, and the estates and rights hereby and thereby assigned, shall cease, terminate and be void; otherwise they shall remain and be in full force and effect.

          IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Estate is to be held and applied by the Trustees, subject to the further covenants, conditions and trusts hereinafter set forth.

SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the terms defined in the captions to this Agreement shall have the meanings set forth therein, and the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Accounts" shall mean all accounts (as such term is defined in the Code) now owned or hereafter acquired by the Obligors and all instruments and chattel paper (as defined in the Code) now owned or hereafter acquired by the Obligors which evidence a right to payment for goods sold or leased or for services rendered, whether or not such right has been earned by performance.

          "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to
     (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the purposes of this Trust Agreement, Kmart and its Restricted Subsidiaries (as defined in the Kmart Credit Agreement) shall not be deemed to be Affiliates of each other.

          "Administrative Agent" shall mean Chemical Bank, in its capacity as Administrative Agent under the Kmart Credit Agreement and any successor Administrative Agent appointed thereunder.

          "Approved Trade Creditor" shall mean a Trade Creditor that (i) may from time to time be designated as an "Approved Trade Creditor" pursuant to the terms of any Trade Agreement from time to time entered into between an Obligor and such Person and (ii) is not an Excluded Trade Creditor at such time.

          "Bankruptcy Code" shall mean Title 11 of the United States Code, as the same may from time to time be amended, modified or supplemented.

          "Bankruptcy Event" with respect to any Person shall mean the commencement of any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the making of a general assignment for the benefit of its creditors.

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City or in the city in which the principal corporate trust office of the Corporate Trustee is located are authorized or required by law to close.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents" shall mean (i) direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof, (ii) commercial paper issued in the United States of America and rated at least A-1 or P-1 by at least one nationally recognized rating organization, (iii) certificates of deposit issued by or eurodollar
     deposits made with [          ] or any bank or trust company which has (or
     the parent of which has) capital, surplus and undivided profits aggregating at least $125,000,000 (or the equivalent amount in another currency), (iv) loan participations in respect of loans made in the United States by any bank or trust company referred to in clause (iii) above to borrowers which have short-term ratings of at least A-1 or P-1 by at least one nationally recognized rating organization, (v) drafts accepted by any bank or trust company referred to in clause (iii) above or any other negotiable instrument guaranteed or endorsed with full recourse by any such bank or trust company and (vi) repurchase agreements with respect to any of the foregoing types of securities; provided that (a) all such obligations, commercial paper, certificates of deposit, eurodollar deposits, loan participations, drafts, instruments and repurchase agreements are denominated in Dollars, (b) each such obligation, commercial paper, certificate of deposit, draft and instrument (including those subject to repurchase agreements) is evidenced by an instrument or a security (each as defined in the Code) of which (and of any confirmations related thereto) the Corporate Trustee or its agents promptly take possession unless such items are Permitted Book-Entry Securities, or, in the case of eurodollar deposits or loan participations, are held in the name of the Corporate Trustee or any agent therefor and in the case of loan participations, are evidenced by facsimile or other written confirmation, (c) each such obligation, certificate of deposit, draft and instrument (including those subject to repurchase agreements) matures within six months after it is acquired by any Obligor, and

     (d) each item of such commercial paper (including those subject to repurchase agreements) matures within three months after it is acquired by any Obligor.

          "Chattel Paper" shall have the meaning defined in the Code.

          "Code" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

          "Collateral" shall mean the Security, the Pledged Securities, the Mortgaged Property, all Proceeds of the foregoing and all other property in which the Trustees are granted a lien or security interest from time to time hereunder or under any Security Document, subject to the limitations set forth in subsection 2.9 hereof.

          "Collateral Account" shall have the meaning assigned in subsection 3.1 of the Trust Agreement.

          "Corporate Trustee" shall mean [          ] in its capacity as
     corporate trustee hereunder, and any successor corporate trustee appointed hereunder, in each case acting on behalf of the Secured Parties and not in its individual capacity.

           "Derivative Agreements" shall mean any foreign exchange contracts, interest rate and currency swap agreements, floors, caps, collars, swaptions and similar derivative contracts, in each case, between any Obligor and any Lender, in each case, entered into after the Effective Date.

           "Distribution Date" shall mean each date fixed by the Corporate Trustee for a distribution to the Secured Parties of funds held in the Collateral Account, the first of which shall be within 120 days after the Corporate Trustee receives a Notice of Acceleration and the remainder of which shall be monthly thereafter on the day of the month corresponding to the first Distribution Date (or, if there be no such corresponding day, the last day of such month) provided that if any such day is not a Business Day, such Distribution Date shall be the next Business Day, provided, that no day shall be a Distribution Date unless a Notice of Acceleration is then in effect.

           "Documents" shall have the meaning defined in the Code.

           "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

           "Effective Date" shall mean the date on which the initial Extensions of Credit (as defined in the Kmart Credit Agreement) are made thereunder.

           "Equipment" shall mean all equipment, machinery, chattels, tools, dies, jigs, molds, parts, machine tools, furniture, furnishings, fixtures and supplies, of every nature, now owned or hereafter acquired or created, wherever located, additions, accessories and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property or fixtures, whether or not the same shall be deemed to be affixed to real property and including, without limitation, equipment (as such term is defined in the Code) but excluding Inventory.

           "Excluded Trade Creditor" shall mean a Trade Creditor designated an "Approved Trade Creditor" by an Obligor pursuant to the terms of a Trade Agreement and that subsequently has failed to provide such Obligor with the requisite trade terms contained in the Trade Agreement (unless such Trade Creditor has been redesignated as, and at such time is, an Approved Trade Creditor pursuant to subsection 4.1(b) hereof).

           "General Intangibles" shall mean all general intangibles of every nature, whether presently existing or hereafter acquired or created, including, without limitation, all Records, claims, choses in action, judgments, United States patents, United States patent applications, United States trademarks, interests in mortgages, deeds of trust and other instruments encumbering real property, licensing agreements, royalty payments, United States copyrights, United States trade names, United States service marks, logos, insurance policies, tax refunds and goodwill, and shall include, in any event, all general intangibles within the meaning of the Code and all rights to receive payment of money which rights are not Accounts and do not arise under Chattel Paper and are not Instruments.

           "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Individual Trustee" shall mean [          ], in his capacity as
     individual trustee under this Trust Agreement, and any successor individual trustee appointed hereunder.

           "Initial Obligors" shall have the meaning assigned in the recitals to this Trust Agreement.

           "Instruments" shall have the meaning defined in the Code.

           "Insurance Policies" shall mean all rights of the Obligors in, to and under insurance policies of every kind, now existing or hereafter acquired, under which any Collateral is insured; provided that (i) any such rights which constitute Proceeds shall be included in the meaning of the term "Proceeds" and excluded from the meaning of the term "Insurance Policies", and (ii) proceeds of such policies, whether or not "Proceeds", shall be governed by and applied pursuant to subsection 5.3 of the Trust Agreement.

           "Inventory" shall mean goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, and all raw materials, work in process or materials used or consumed in a business, and in any event including all "inventory" as defined in the Code.

           "Inventory Security Agreement" shall mean the Inventory Security Agreement among the Obligors and the Trustees, substantially in the form of Exhibit A-2 to the Trust Agreement, as the same shall be amended, modified, supplemented, extended or renewed from time to time.

           "Investment Securities" shall mean all Instruments or securities (as defined in the Code) other than (i) Pledged Stock, (ii) Capital Stock of any Subsidiary that is not expressly required to be pledged pursuant the Kmart Credit Agreement or the Securities Pledge Agreement and (iii) Cash Equivalents.

           "Kmart" shall mean Kmart Corporation, a Michigan corporation.

           "Kmart Credit Agreement" shall mean the Credit Agreement, dated as of June 6, 1996, among Kmart, the several lending institutions from time to time parties thereto and the Administrative Agent, as the same may be amended, modified, supplemented, extended, renewed or refinanced from time to time.

           "Kmart Credit Agreement Obligations" shall mean, at any time, (i) the principal of and interest on the Loans, (ii) L/C Obligations and
     (iii) all other amounts payable at any time or from time to time by Kmart under the Kmart Credit Agreement and the promissory notes, if any, issued thereunder (including, without limitation, interest accruing at the then applicable rate provided in the Kmart Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Kmart Credit Agreement after the occurrence of any Bankruptcy Event (as defined in the Kmart Credit Agreement) with respect to Kmart, whether or not a claim for post-filing or post-petition interest is allowed in any related bankruptcy proceeding).

           "L/C Obligations" shall have the meaning assigned in the Kmart Credit Agreement.

            "Lenders" shall have the meaning assigned in the Kmart Credit Agreement.

           "Loan" shall have the meaning assigned in the Kmart Credit
     Agreement.

           "Mortgage" shall mean each mortgage or deed of trust of real property or similar document executed and delivered from time to time to the Trustees pursuant to the Trust Agreement or the Kmart Credit Agreement, substantially in the form of Exhibit B to the Trust Agreement, as appropriate, or, if such Exhibit is not appropriate under applicable law in the jurisdiction in which such real property is located, in such other form as shall be reasonably satisfactory to the Administrative Agent and Kmart, as any of the same may be amended, modified, supplemented, extended or renewed from time to time.

           "Mortgage Assignment" shall mean each assignment of mortgage (including without limitation, any mortgage held by an Obligor as an assignee of any other person) executed and delivered from time to time to the Trustees pursuant to the Trust Agreement or the Kmart Credit Agreement, in a form reasonably satisfactory to the Administrative Agent and Kmart and as appropriate under applicable law in the jurisdiction in which such real property is located, as any of the same may be amended, modified, supplemented, extended or renewed from time to time.

           "Mortgaged Property" shall mean all property in which the Trustees are granted a lien or security interest pursuant to the Mortgages.

           "New Obligors" shall have the meaning assigned in the recitals to this Trust Agreement.

          "Notice of Acceleration" shall mean a notice delivered to the Corporate Trustee by the Administrative Agent with respect to Kmart Credit Agreement Obligations or by the Permitted Senior Debt Trustee with respect to the Permitted Senior Debt Obligations, in either case, upon which the Trustees may conclusively rely, stating that (a) the Loans have, or such indebtedness or other obligations under the Permitted Senior Debt Indenture have, as the case may be, not been paid in full at the stated final maturity or, in the case of an outstanding, non-cash collateralized Reimbursement Obligation, on the Revolving Credit Termination Date (as defined in the Kmart Credit Agreement), and any applicable grace period has expired or (b) a default has occurred under the provisions of the Kmart Credit Agreement or the Permitted Senior Debt Indenture, as the case may be, and, as a result thereof, the Kmart Credit Agreement Obligations or all such indebtedness or other obligations under the Permitted Senior Debt Indenture, as the case may be, have become due and payable prior to the stated maturity thereof or, in the case of any Reimbursement Obligation, a requirement for immediate cash collateralization has occurred and has not been satisfied.

           "Notice of Default" shall mean a notice delivered to the Corporate Trustee by the Administrative Agent, upon which the Trustees may conclusively rely, stating that an Event of Default (as defined in the Kmart Credit Agreement) has occurred and is continuing and stating that such notice is a "Notice of Default" for the purposes of the Trust Agreement.

           "Obligors" shall have the meaning assigned in the recitals to this Trust Agreement.

           "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel satisfactory to the Corporate Trustee, who may be an employee of any of the Obligors or counsel regularly retained by Kmart or the Corporate Trustee.

           "Other Collateral" shall mean Collateral other than the Shared Collateral.

           "Other Collateral Sub-Account" shall have the meaning assigned in subsection 3.1 of the Trust Agreement.

           "Overdraft" means, at any time, the amount by which the aggregate amount debited from any deposit, concentration, operating or disbursement account maintained by Kmart or any other Obligor with any Lender or any Affiliate of any Lender, as a result of processing of payment orders issued by Kmart or such Obligor or otherwise, exceeds the aggregate funds on deposit in such account.

           "Permitted Book-Entry Securities" shall mean securities which conform in all respects to the requirements set forth in the definition of Cash Equivalents except that the Corporate Trustee or its agent does not have possession thereof; provided that with respect to any security which the Corporate Trustee or its agent does not have physical possession of, such security shall be "transferred" to the Corporate Trustee in accordance with the provisions of Section 8-313(1) of the Code such that the Trustees shall have a perfected security interest therein (or in the event of any amendments or revisions to Article 8 of the Code, such other actions as may be necessary to perfect the security interest of the Trustees in such security (or the related security entitlement) under the Code as amended or revised).

           "Permitted Pari Passu Senior Debt" shall have the meaning assigned in the Kmart Credit Agreement.

           "Permitted Senior Debt Indenture" shall mean, collectively, the indenture or indentures pursuant to which any Permitted Pari Passu Senior Debt is issued, as the same may be amended, modified, supplemented, extended or renewed from time to time.

           "Permitted Senior Debt Obligations" shall mean, at the date of determination thereof, principal and interest and premiums, if any, owing at such date under or in respect of Permitted Pari Passu Senior Debt.

           "Permitted Senior Debt Trustee" shall mean, collectively, the trustees under the Permitted Senior Debt Indentures, or their respective successors thereto.

           "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, Governmental Authority or any other entity of whatever nature.

           "Pledged Securities" shall have the meaning assigned in Section 2(a) of the Securities Pledge Agreement.

           "Pledged Stock" shall have the meaning assigned in clause (i) of
      Section 2(a) of the Securities Pledge Agreement.

           "Post-petition Inventory Proceeds" shall mean with respect to any Obligor, Proceeds with respect to Inventory of such Obligor arising after the commencement of a case or proceeding under the Bankruptcy Code by such Obligor.

           "Proceeds" shall mean all proceeds within the meaning of the Code.

           "Records" shall mean all books, correspondence, credit files, records and other documents of an Obligor, whether presently existing or hereafter acquired or created, including, without limitation, all computer programs, computer tapes, cards, and other papers and documents in its possession or control or in the possession or control of any affiliate or computer service bureau.

           "Reimbursement Obligation" shall mean the obligation of Kmart pursuant to the Kmart Credit Agreement to reimburse each Issuing Bank (as defined in the Kmart Credit Agreement) for amounts drawn under any Letter of Credit (as defined in the Kmart Credit Agreement) issued by such Issuing Bank.

           "Related General Intangibles" shall mean all Related Patents and Trademarks and all inventions, processes, production methods, proprietary information, know-how, trade secrets and copyrights owned by any Obligor.

           "Related Patents and Trademarks" shall mean (i) all United States trademarks and service marks and all applications and registrations in respect thereof (and any renewals thereof) listed on Schedule A to the Security Agreement and any and all future United States trademarks and service marks hereafter acquired by the Obligors, together with the goodwill of the business connected with the use of, and symbolized by, such trademarks and service marks; (ii) all United States patents and applications for United States letters patent, owned by the Obligors, including, without limitation, those listed on Schedule B to the Security

      Agreement; (iii) all re-issues, divisions, continuations, extensions and continuations-in-part of the items referred to in clause (ii) above; and
      (iv) the right to sue for past, present and future infringements of the foregoing.

          "Required Secured Parties" shall mean, as of a particular date prior to payment in full of all Senior Secured Obligations, Lenders the Voting Percentages of which aggregate more than 50% under the Kmart Credit Agreement on such date. For the purpose of this definition (prior to payment in full of all Senior Secured Obligations), the Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, the Required Secured Parties. After the payment in full of all Senior Secured Obligations, Required Secured Parties shall mean, as of a particular date, Subordinated Creditors holding in the aggregate more than 50% of the Subordinated Secured Obligations.

           "Responsible Officer" shall mean, with respect to any Obligor, the chief executive officer, the president, any executive vice president, the chief financial officer and the treasurer of such Obligor or, with respect to financial matters, the chief executive officer, president, executive vice president-finance, chief financial officer or treasurer of such Obligor.

           "Restricted Jurisdiction" shall mean with respect to any Mortgage or Mortgage Assignment, any jurisdiction in which the recordation of such Mortgage or Mortgage Assignment would result in the payment of a material mortgage recording tax.

           "Secured Instruments" shall mean the collective reference to the Senior Secured Instruments and the Subordinated Secured Instruments.

           "Secured Obligations" shall mean the collective reference to the Senior Secured Obligations and the Subordinated Secured Obligations.

           "Secured Parties" shall mean at any time the holders of the Senior Secured Obligations and the Subordinated Secured Obligations.

           "Securities Account" shall have the meaning assigned in Section 9 of the Securities Pledge Agreement.

           "Securities Pledge Agreement" shall mean the Securities Pledge Agreement, among certain of the Obligors and the Trustees, substantially in the form of Exhibit C to the Trust Agreement, as the same shall be amended, modified, supplemented, extended or renewed from time to time.

           "Security" shall have the meaning assigned collectively in Section 2 of the Security Agreement and Section 2 of the Inventory Security Agreement.

           "Security Agreement" shall mean the Security Agreement and Collateral Assignment, among the Obligors (other than the Big Beaver Companies (as defined in the Kmart Credit Agreement)) and the Trustees, substantially in the form of Exhibit A-1 to the Trust Agreement, as the same shall be amended, modified, supplemented, extended or renewed from time to time.

           "Security Documents": the collective reference to the Security Agreement, the Inventory Security Agreement, the Securities Pledge Agreement, the Mortgages, the Mortgage Assignments and each agreement entered into pursuant to clause (ii) of subsection 7.3(b) of the Trust Agreement.

           "Senior Creditors" shall mean at any time the holders of the Senior Secured Obligations.

           "Senior Secured Instruments" shall mean at any time the Kmart Credit Agreement, the Permitted Senior Debt Indenture and any other agreements or instruments evidencing Senior Secured Obligations.

           "Senior Secured Obligations" shall mean all of the following, in each case whether now existing or hereafter incurred or created, except to the extent otherwise expressly provided in the agreements or instruments relating thereto:

                  (i) the Kmart Credit Agreement Obligations;

                 (ii) the Permitted Senior Debt Obligations;

                (iii) all sums payable by the Obligors under the
                      Trust Agreement or any Security Document (including, without limitation, Trustee Fees);

                 (iv) all sums payable by Obligors which are
                      Subsidiary Guarantors (as defined in the Kmart Credit Agreement) under the Subsidiaries Guarantee (as defined in the Kmart Credit Agreement);

                  (v) liabilities of any Obligor for Overdrafts; and

                 (vi) liabilities and obligations of any Obligor under
                      Derivative Agreements.

      When used in this Trust Agreement with respect to any of the Secured Obligations that constitute the obligations of any Obligor under a bond or guarantee or under a reimbursement agreement or counter-indemnity agreement executed and delivered in respect of a bond, acceptance, guarantee or letter of credit issued on behalf of any Obligor or under an insurance, reimbursement and indemnity agreement or under any Derivative Agreement or any similar obligation, the term "outstanding" shall include, at any time, without duplication, the aggregate of the principal, interest and other amounts then outstanding that are the subject of such bond, acceptance, guarantee, insurance, reimbursement and indemnity agreement, letter of credit or similar obligation, as the case may be, that have not then been reimbursed by the relevant Obligor and the amount then available to be drawn or demanded under such bond, acceptance, guarantee, insurance, reimbursement and indemnity agreement, letter of credit or similar obligation (assuming compliance with all conditions to drawing) or the termination liabilities, if any, of the Obligor under such Derivative Agreement.

           "Shared Collateral" shall mean Inventory and Post-petition Inventory Proceeds.

           "Shared Collateral Sub-Account" shall have the meaning assigned in subsection 3.1 of the Trust Agreement.

           "Subordinated Creditors" shall mean at any time the holders of the Subordinated Secured Obligations.

           "Subordinated Secured Instruments" shall mean at any time any agreements or instruments evidencing Subordinated Secured Obligations.

           "Subordinated Secured Obligations" shall mean the Trade Payables of any Obligor to an Approved Trade Creditor.

           "Subsidiary" means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Kmart.

           "Trade Agreement" shall mean an arrangement entered into between an Obligor and a Trade Creditor that designates such Trade Creditor as an "Approved Trade Creditor", which designation may be subject to a continuing agreement to provide such Obligor with certain trade terms.

           "Trade Creditor" shall mean a Person that supplies goods to an Obligor, and such Person's successors and assigns.

           "Trade Payables" shall mean all amounts owing to a Trade Creditor in respect of the purchase by an Obligor of goods.

           "Trust Agreement" shall mean this Trust Agreement, dated as of June __, 1996, among the Obligors and the Trustees, as the same may from time to time be amended, supplemented or otherwise modified.

           "Trust Estate" shall have the meaning assigned in the Declaration of Trust in the Trust Agreement.

           "Trustee Fees" shall mean all fees, costs and expenses of the Trustees of the types described in subsections 4.3, 4.4, 4.5 and 4.6 of the Trust Agreement.

           "Voting Percentage" shall have the meaning assigned in the Kmart Credit Agreement.

           1.2 Other Definitional Provisions. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement, and section and subsection references are to this Trust Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.  REMEDIAL PROVISIONS

           2.1 Notices of Acceleration and Default. (a) Upon receipt by the Corporate Trustee of a Notice of Acceleration, the Corporate Trustee shall immediately notify Kmart, the Administrative Agent and the Permitted Senior Debt Trustee of the receipt and contents thereof. So long as such Notice of Acceleration is in effect, the Trustees shall exercise the rights and remedies provided in this Trust Agreement and in the Security Documents subject to
Section 6 hereof and such instructions as they may receive from time to time from the Required Secured Parties as provided herein. The Trustees are not empowered to exercise any remedy hereunder or thereunder unless a Notice of Acceleration is in effect (other than, if a Notice of Default is in effect, as specified in subsection 2.3(b)).

           (b) A Notice of Acceleration delivered by the Administrative Agent or the Permitted Senior Debt Trustee shall become effective upon receipt thereof by the Corporate Trustee. A Notice of Acceleration, once effective, shall remain in effect unless and until it is cancelled as provided in subsection 2.l(c).

           (c) The Administrative Agent or the Permitted Senior Debt Trustee giving a Notice of Acceleration shall be entitled to cancel its own Notice of Acceleration by delivering a written notice of cancellation to the Corporate Trustee at any time. The Corporate Trustee shall immediately notify Kmart, the Administrative Agent and the Permitted Senior Debt Trustee as to the receipt and contents of any such notice of cancellation.

           (d) A Notice of Default delivered by the Administrative Agent shall become effective upon receipt thereof by the Corporate Trustee. Upon receipt by the Corporate Trustee of a Notice of Default, the Corporate Trustee shall immediately notify Kmart as to its receipt of such notice and the contents thereof. So long as such Notice of Default is in effect, the Trustees shall exercise the rights and remedies specified in subsection 2.3(b) at the direction of the Administrative Agent. A Notice of Default, once effective, shall remain in effect unless and until it is cancelled by the Administrative Agent by delivering a written notice of cancellation to the Corporate Trustee at any time. The Corporate Trustee shall immediately notify Kmart as to the receipt and contents of any such notice of cancellation.

           2.2 General Authority of the Trustees over the Collateral. Each Obligor hereby irrevocably constitutes and appoints the Trustees and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Obligor or in its or his own name, from time to time in the Trustees' discretion, subject to subsection 2.1, so long as any Notice of Acceleration is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trust Agreement and the Security Documents and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Obligor hereby gives the Trustees, subject to subsection 2.1, the power and right on behalf of such Obligor, without notice to or further assent by such Obligor, so long as any Notice of Acceleration is in effect, to do the following:

               (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;

               (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Trustees as, or in connection with, the Collateral;

               (iii) to commence, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

                (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectively as if the Trustees were the absolute owner thereof; and

                 (v) to do, at their option and at the expense and for the account of the Obligors, at any time or from time to time, all acts and things which the Trustees deem necessary to protect or preserve the Collateral and to realize upon the Collateral.

           2.3 Right to Initiate Judicial Proceedings. (a) If a Notice of Acceleration is in effect, the Trustees, subject to the provisions of subsection 2.5(b) and Section 6, (i) shall have the right and power to institute and maintain such suits and proceedings as they may deem appropriate to protect and enforce the rights vested in them by this Trust Agreement and each Security Document and (ii) may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

           (b) If a Notice of Default is in effect, the Trustees, subject to the provisions of subsection 2.5(b), shall have the right and power, subject to prior receipt of instructions from the Administrative Agent, to institute and maintain such suits and proceedings and take such other actions as may be requested by the Administrative Agent to enforce those obligations of the Obligors set forth in subsection 5.1(b).

           2.4 Right to Appoint a Receiver. If a Notice of Acceleration is in effect, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustees under this Trust Agreement or any Security Document, the Trustees shall, to the extent permitted by law, with notice to Kmart but without notice to any party claiming through the Obligors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Trust Estate, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be a Trustee) of the Trust Estate, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Trust Estate be segregated, sequestered and impounded for the benefit of the Trustees and the Secured Parties, and each Obligor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Corporate Trustee shall be entitled to retain possession and control of all cash and Cash Equivalents held by or deposited with it pursuant to this Trust Agreement or any Security Document.

           2.5   Exercise of Powers; Instructions of Required Secured Parties.
(a) All of the powers, remedies and rights of the Trustees as set forth in this Trust Agreement may be exercised by the Trustees in respect of any Security Document as though set forth in full herein and all of the powers, remedies and rights of the Trustees, the Administrative Agent and the other Secured Parties as set forth in any Security Document may be exercised from time to time as herein and therein provided.

           (b) The Required Secured Parties shall have the right, by one or more instruments in writing executed and delivered to the Corporate Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Trustees, or of exercising any trust or power conferred on the Trustees, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Trust Agreement or any Security Document; provided that (i) such direction shall not conflict with the provisions of law or of this Trust Agreement or of any Security Document and (ii) the Trustees shall be adequately secured and indemnified as provided in subsection 6.4(d). Nothing in this subsection 2.5(b) shall impair the right of the Trustees in their discretion to take any action which they deem proper and which is not inconsistent with such direction by the Required Secured Parties. In the absence of such direction, the Trustees shall have no duty to take or refrain from taking any action unless explicitly required herein.

           2.6 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Trustees herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Security Document or now or hereafter existing at law or in equity or by statute.

           (b) No delay or omission by the Trustees to exercise any right, remedy or power hereunder or under any Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Trust Agreement or any Security Document to the Trustees may be exercised from time to time and as often as may be deemed expedient by the Trustees.

           (c) If the Trustees shall have proceeded to enforce any right, remedy or power under this Trust Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustees, then the Obligors, the Trustees and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Trustees shall continue as though no such proceeding had been taken.

           (d) All rights of action and of asserting claims upon or under this Trust Agreement and the Security Documents may be enforced by the Trustees without the possession of any Secured Instrument or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Trustees shall be, subject to subsections 6.5(c), 6.5(d) and 6.10(b)(ii), brought in their name as Trustees and any recovery of judgment shall be held as part of the Trust Estate.

           2.7 Waiver and Estoppel. (a) Each Obligor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay of execution, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Trust Agreement or any Security Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustees in this Trust Agreement or any Security Document but will suffer and permit the execution of every such power as though no such law were in force.

           (b) Each Obligor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Trust Agreement or any Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

           (c) Each Obligor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under the Kmart Credit Agreement or any Security Document) in connection with this Trust Agreement and the Security Documents and any action taken by the Trustees with respect to the Collateral.

           2.8 Limitation on Trustees' Duty in Respect of Collateral. Beyond their duties as to the custody thereof expressly provided herein or in any Security Document and to account to the Secured Parties and the Obligors for moneys and other property received by them hereunder or under any Security Document, the Trustees shall not have any duty to the Obligors or to the Secured Parties as to any Collateral in their possession or control or in the possession or control of any of their agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto except to treat such Collateral in their possession and control with the same degree of care as they accord their own property.

           2.9 Limitation by Law; Limitation by Contract. (a) All rights, remedies and powers provided in this Trust Agreement or any Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and (subject to subsection 7.5) to be limited to the extent necessary so that they will not render this Trust Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law. In addition, and without limiting the generality of the foregoing, (x) if any applicable law restricts the granting of a security interest in any property or asset of an Obligor (which would otherwise be Collateral under any Security Document) unless one or more consents have been obtained or one or more conditions have been satisfied, then such property or asset shall not be subject to a security interest under the Security Documents and shall not constitute Collateral unless such consents have been obtained and such conditions have been satisfied, and (y) if any applicable law restricts the sale, assignment or other transfer of any interest of an Obligor in any Collateral unless one or more consents have been obtained or one or more conditions have been satisfied, then no such sale, assignment or other transfer of such interest shall be made hereunder or under any Security Document unless such consents have been obtained and such conditions have been satisfied.

           (b) The security interest granted under the Security Documents shall not extend to any property or asset of any Obligor to the extent, and only for so long as, such property is subject to another lien or security interest which restricts the granting of additional liens or security interests on such property and such property shall not constitute Collateral; provided that (i) such lien or security interest is permitted pursuant to subsection 8.4(f), (g),
(i), (j) or (l) of the Kmart Credit Agreement and (ii) the restriction on the granting of additional liens or security interests extends only to the property subject to such lien or security interest and the proceeds thereof.

           (c) If any contract expressly prohibits the granting of a security interest in such contract without consent, then unless such consent has been obtained, such contract shall not be subject to a security interest under the Security Documents and shall not constitute Collateral.

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                                                                              16



           2.10 Rights of Secured Parties under Secured Instruments. Notwithstanding any other provision of this Trust Agreement or any Security Document, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Instrument or other instrument evidencing or agreement governing a Secured Obligation or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the relevant Obligor to pay such Secured Obligation when due, shall not be impaired or affected without the consent of such Secured Party.


SECTION 3.  COLLATERAL ACCOUNT; DISTRIBUTIONS

           3.1 The Collateral Account. On the Effective Date there shall be established and, at all times thereafter until the trusts created by this Trust Agreement shall have terminated, there shall be maintained with the Corporate Trustee at the office of the Corporate Trustee's corporate trust division an account which shall be entitled the "Kmart Collateral Account" (the "Collateral Account") and which shall be comprised of two sub-accounts entitled the "Kmart Shared Collateral Sub-Account" (the "Shared Collateral Sub-Account") and the "Kmart Other Collateral Sub-Account (the "Other Collateral Sub-Account"), respectively. All moneys which are required by this Trust Agreement or any Security Document to be delivered to the Trustees while a Notice of Acceleration or Notice of Default is in effect or which are received by the Trustees or any agent or nominee of the Trustees in respect of the Collateral, whether in connection with the exercise of the remedies provided in this Trust Agreement or any Security Document or otherwise, while a Notice of Acceleration or Notice of Default is in effect shall be deposited (i) in the Shared Collateral Sub-Account if such moneys are in respect of Shared Collateral or (ii) in the Other Collateral Sub-Account if such moneys are in respect of Other Collateral and, in each case, held by the Corporate Trustee as part of the Trust Estate and applied in accordance with the terms of this Trust Agreement. Upon the cancellation of all outstanding Notices of Acceleration and Notices of Default pursuant to subsections 2.1(c) and (d), respectively, the Trustee shall (subject to the first sentence of subsection 3.4(a)) cause all funds on deposit in the Collateral Account to be forthwith paid over to Kmart.

           3.2 Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Corporate Trustee, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate.

           3.3 Investment of Funds Deposited in Collateral Account. The Corporate Trustee shall invest and reinvest moneys on deposit in the Collateral Account at any time in any of the following:

                   (i) marketable obligations of the United States having a maturity of not more than three months from the date of acquisition;

                  (ii) marketable obligations directly and fully guaranteed by the United States having a maturity of not more than three months from the date of acquisition;

                 (iii)  bankers' acceptances and certificates of deposit and
     other interest-bearing obligations issued by [     ] or any bank organized
     under the laws of the United States or any state thereof with capital, surplus and undivided profits aggregating at least $125,000,000, in each case having a maturity of not more than three months from the date of acquisition;

               (iv) repurchase obligations with a term of not more than one day for underlying securities of the types described in clauses (i), (ii) and
     (iii) above entered into with [          ] or any bank meeting the
     qualifications specified in clause (iii) above; and

                (v) commercial paper (except commercial paper issued by Kmart or its affiliates) rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within three months after the date of acquisition;

provided that the aggregate amount invested in obligations of the types described in clauses (iii), (iv) and (v) above of any one issuer shall not exceed $50,000,000 at any time, and provided, further, that, unless a Notice of Acceleration is in effect, the Corporate Trustee shall not make any such investment except at the direction of Kmart. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Trust Estate.

           3.4 Application of Moneys. (a) The Corporate Trustee shall have the right (pursuant to subsection 4.7) at any time to apply moneys held by it in either the Shared Collateral Sub-Account or the Other Collateral Sub-Account to the payment of due and unpaid Trustee Fees without any requirement that such applications be made ratably from such accounts. Furthermore, notwithstanding any other provision of this Trust Agreement or the Security Documents, when taking actions with respect to the Collateral, the Trustees shall not be obligated to maximize the realization by the Senior Creditors from the Other Collateral before the Senior Creditors realize benefits from the Shared Collateral.

           (b) All remaining moneys held by the Corporate Trustee in the Shared Collateral Sub-Account or received by the Trustees while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Corporate Trustee may liquidate investments prior to maturity in order to make a distribution pursuant to this subsection 3.4), be distributed (subject to the provisions of subsections 3.5 and 3.6) by the Corporate Trustee on each Distribution Date in the following order of priority:

           First: to the Trustees for any unpaid Trustee Fees and then to any Secured Party which has theretofore advanced or paid any Trustee Fees, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

           Second: to the Senior Creditors in an amount equal to the unpaid principal or face amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Senior Secured Obligations then outstanding whether or not then due and payable, including, without limitation, the aggregate undrawn amounts available to be drawn (assuming compliance with all conditions to drawing) under all bonds, guarantees, letters of credit, acceptances, insurance, reimbursement and indemnity agreements or similar obligations with respect to which Kmart or any other Obligor is obligated to reimburse the issuer thereof for any drawings thereunder, the aggregate estimated amount of payment liabilities of Kmart and each other Obligor under Derivative Agreements assuming immediate termination of all such agreements, the outstanding amount of any Overdrafts, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Senior Creditors in proportion to the unpaid amounts thereof on such Distribution Date;

           Third: to the Senior Creditors, amounts equal to all other sums which constitute Senior Secured Obligations, including without limitation the costs and expenses of the Senior Creditors and their representatives which are due and payable under the relevant Secured Instruments and which constitute Senior Secured Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Senior Creditors in proportion to such sums;

           Fourth: to the Subordinated Creditors in an amount equal to the unpaid principal or face amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Subordinated Secured Obligations then outstanding whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Subordinated Creditors in proportion to the unpaid amounts thereof on such Distribution Date;

           Fifth: to the Subordinated Creditors, amounts equal to all other sums which constitute Subordinated Secured Obligations, including without limitation the costs and expenses of the Subordinated Creditors and their representatives which are due and payable under the relevant Secured Instruments and which constitute Subordinated Secured Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Subordinated Creditors in proportion to such sums; and

           Sixth: any surplus then remaining shall be paid to the Obligors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

           (c) All remaining moneys held by the Corporate Trustee in the Other Collateral Sub-Account or received by the Trustees while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Corporate Trustee may liquidate investments prior to maturity in order to make a distribution pursuant to this subsection 3.4), be distributed (subject to the provisions of subsections 3.5 and 3.6) by the Corporate Trustee on each Distribution Date in the following order of priority:

           First: to the Trustees for any unpaid Trustee Fees and then to any Senior Creditor which has theretofore advanced or paid any Trustee Fees, an amount equal to the amount thereof so advanced or paid by such Senior Creditor and for which such Senior Creditor has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Senior Creditors in proportion to the unpaid amounts thereof on such Distribution Date;

           Second: to the Senior Creditors in an amount equal to the unpaid principal or face amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Senior Secured Obligations then outstanding whether or not then due and payable, including, without limitation, the aggregate undrawn amounts available to be drawn (assuming compliance with all conditions to drawing) under all bonds, guarantees, letters of credit, acceptances, insurance, reimbursement and indemnity agreements or similar obligations with respect to which Kmart or any other Obligor is obligated to reimburse the issuer thereof for any drawings thereunder, the aggregate estimated amount of payment liabilities of Kmart and each other Obligor under

     Derivative Agreements assuming immediate termination of all such agreements, the outstanding amount of any Overdrafts, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Senior Creditors in proportion to the unpaid amounts thereof on such Distribution Date;

           Third: to the Senior Creditors, amounts equal to all other sums which constitute Senior Secured Obligations, including without limitation the costs and expenses of the Senior Creditors and their representatives which are due and payable under the relevant Secured Instruments and which constitute Senior Secured Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Senior Creditors in proportion to such sums; and

           Fourth: any surplus then remaining shall be paid to the Obligors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

           (d) The term "unpaid" as used in clauses Second and Fourth of subsection 3.4(b) and clause Second of subsection 3.4(c) refers:

               (i) in the absence of a bankruptcy proceeding with respect to the relevant Obligor(s), to all amounts of Senior Secured Obligations or Subordinated Secured Obligations, as the case may be, outstanding as of a Distribution Date, whether or not such amounts are fixed or contingent, and

               (ii) during the pendency of a bankruptcy proceeding with respect to the relevant Obligor(s), to all amounts allowed by the bankruptcy court in respect of Senior Secured Obligations or Subordinated Secured Obligations, as the case may be, as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to subsection 3.5) have not been made in respect thereof.

           (e) The Corporate Trustee shall make all payments and distributions under this subsection 3.4: (i) on account of Kmart Credit Agreement Obligations to the Administrative Agent for re-distribution in accordance with the provisions of the Kmart Credit Agreement, (ii) on account of Permitted Senior Debt Obligations to the Permitted Senior Debt Trustee for re-distribution in accordance with the provisions of the Permitted Senior Debt Indenture, (iii) on account of any other Senior Secured Obligation (other than Overdrafts), to the relevant Senior Creditor based on the information supplied to the Corporate Trustee by Kmart pursuant to subsection 4.2, (iv) on account of Overdrafts, to the relevant Lender based on information supplied to the Corporate Trustee by such Lender and (v) on account of any Subordinated Secured Obligation, to the relevant Subordinated Creditor based on the information supplied to the Corporate Trustee by Kmart pursuant to subsection 4.2.

           (f) Nothing in this subsection 3.4 shall affect the subordinated status of any subordinated Secured Obligation or affect the rights or obligations of any Secured Party under any applicable subordination provisions.

           3.5 Amounts Held for Contingent Secured Obligations. In the event any Secured Party shall be entitled to receive any moneys pursuant to clauses Second or Fourth of subsection

3.4(b) or clause Second of subsection 3.4(c) in respect of the unliquidated, unmatured or contingent portion of the outstanding Secured Obligations (including, without limitation, obligations under then outstanding letters of credit, guarantees and termination liabilities with respect to Derivative Agreements and obligations which are not determinable or are unmatured), then the Corporate Trustee shall invest such moneys in obligations of the kinds referred to in clauses (i) and (ii) of subsection 3.3 maturing within three months after they are acquired by the Corporate Trustee and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, in trust solely for such Secured Party and for no other purpose until (i) such Secured Party shall have notified the Corporate Trustee that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Corporate Trustee shall distribute from such investments and the proceeds thereof an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to Kmart or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any letter of credit, payment of amounts secured or covered by any letter of credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case (x) such Secured Party shall, as soon as practicable thereafter, notify Kmart and the Corporate Trustee and (y) such investments, and the proceeds thereof, shall be held in the Shared Collateral Sub-Account or the Other Collateral Sub-Account, as the case may be, in trust for all Secured Parties pending application in accordance with the provisions of subsection 3.4.

           3.6 Trustee's Calculations. In making the determinations and allocations required by subsection 3.4, the Corporate Trustee may conclusively rely upon information supplied by the Administrative Agent as to the amounts payable with respect to Kmart Credit Agreement Obligations, upon information supplied by the Permitted Senior Debt Trustee as to the amounts payable with respect to Permitted Senior Debt Obligations or upon information supplied by the holder of any other Secured Obligation or Kmart as to the amounts payable with respect to any other Secured Obligation, and the Trustees shall have no liability to any of the Secured Parties for actions taken in reliance on any such information, provided, that nothing in this sentence shall prevent any Obligor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Corporate Trustee pursuant to subsection 3.4 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Trustees shall have no duty to inquire as to the application by the Administrative Agent or the Permitted Senior Debt Trustee or any other Person of any amounts distributed to them.

           3.7 Pro Rata Sharing. If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Trustees' security interest hereunder and under the Security Documents is enforced with respect to some, but not all, of the Secured Obligations then outstanding, the Corporate Trustee shall nonetheless apply the proceeds of the Collateral for the benefit of the holders of all Secured Obligations in the proportions and subject to the priorities specified herein. To the extent that the Corporate Trustee distributes Proceeds collected with respect to Secured Obligations held by one holder to or on behalf of Secured Obligations held by a second holder, the first holder shall be deemed to have purchased a participation in the Secured Obligations held by the second holder, or shall be subrogated to the rights of the second holder to receive any subsequent payments and distributions made with respect to the portion thereof paid or to be paid by the application of such Proceeds.

SECTION 4.  AGREEMENTS WITH TRUSTEES

           4.1 Delivery of Secured Instruments; Designation of Approved Trade Creditors and Excluded Trade Creditors; Termination of Rights of Subordinated Creditors. (a) Within 30 days after the issuance of Permitted Pari Passu Senior Debt, Kmart shall deliver to the Corporate Trustee true and complete copies of the related Permitted Senior Debt Indenture.

           (b) An Obligor may from time to time, in the exercise of its sole discretion, designate certain Trade Creditors as "Approved Trade Creditors". From time to time, Kmart will give the Corporate Trustee written notice of such designation and such Trade Creditors shall thereafter be deemed to be Approved Trade Creditors for all purposes hereunder until such time as the Corporate Trustee shall have received written notice from Kmart that such Trade Creditor is an "Excluded Trade Creditor", at which time such Trade Creditor shall be deemed not to be a Secured Party for all purposes hereunder and all right, title and interest of such Trade Creditor in the Trust Estate, the Trust Agreement and the Security Documents shall terminate; provided that, Kmart may in its sole and absolute discretion, redesignate an Excluded Trade Creditor as an Approved Trade Creditor with respect to Trade Payables of such Trade Creditor created after the effective date of such redesignation and, if Kmart so elects, in its sole and absolute discretion, with respect to Trade Payables of such Trade Creditor outstanding as of the effective date of such redesignation. The Trustees shall have no obligation to notify any Trade Creditor of its designation as an Excluded Trade Creditor.

           (c) Kmart may at any time, in the exercise of its sole discretion, terminate all right, title and interest of the Subordinated Creditors in the Trust Estate, the Trust Agreement and the Security Documents by giving the Corporate Trustee prior written notice of such termination and thereafter (i) the Subordinated Creditors shall be deemed not to be Secured Parties for all purposes hereunder, (ii) the Subordinated Secured Obligations shall be deemed not to be Secured Obligations for all purposes hereunder, (iii) the Subordinated Secured Instruments shall be deemed not to be Secured Instruments for all purposes hereunder and (iv) this Trust Agreement and each of the Security Documents shall be deemed to have been amended to give effect to such termination; provided that such termination and the provisions of this paragraph
(c) shall be effective only with respect to Subordinated Secured Obligations created after the effective date of such termination. The Trustees shall have no obligation to notify the Subordinated Creditors of such termination.

           (d) Nothing in this subsection 4.1 shall affect the status of any Senior Secured Obligation or affect the rights of any Senior Creditor hereunder or under the Security Documents.

           4.2 Information as to Secured Parties and Administrative Agent. Kmart shall deliver to the Corporate Trustee from time to time when a Notice of Acceleration shall be in effect upon request of the Corporate Trustee, a list setting forth as of a date not more than 30 days prior to the date of such delivery (i) the aggregate unpaid principal or face amount of Kmart Credit Agreement Obligations and the name and address of the Administrative Agent, (ii) the aggregate unpaid principal or face amount of any Permitted Senior Debt Obligations and the name and address of any Permitted Senior Debt Trustee and
(iii) the aggregate unpaid or notional amount of each other Secured Obligation (other than Overdrafts) and the name and address of each Secured Party thereunder. In addition, Kmart will promptly notify the Corporate Trustee of each change in the identity of the Administrative Agent or a Permitted Senior Debt Trustee.

           4.3 Compensation and Expenses. Kmart agrees to pay to the Trustees, from time to time upon demand, (i) reasonable compensation as agreed in writing from time to time between Kmart and the Trustees (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust) for their services hereunder and under the Security Documents and for administering the Trust Estate and (ii) all of the reasonable out-of-pocket costs and expenses of the Trustees (including, without limitation, the reasonable fees and disbursements of counsel and other professional advisors) (A) arising in connection with the preparation, execution, delivery, modification, and termination of this Trust Agreement and each Security Document or the enforcement of any of the provisions hereof or thereof, (B) incurred or advanced in connection with the administration of the Trust Estate (including, without limitation, any advance made by the Trustees on behalf of the Obligors under any Mortgage), the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection or defense of the Trustees' rights under this Trust Agreement and the Security Documents and in and to the Collateral and the Trust Estate or (C) incurred by the Trustees in connection with the removal of either or both of the Trustees pursuant to subsection 6.7(a). The obligations of Kmart under this subsection
4.3 shall survive the termination of the other provisions of this Trust
Agreement.

           4.4 Stamp and Other Similar Taxes. Kmart agrees to indemnify and hold harmless the Trustees, the Administrative Agent, the Permitted Senior Debt Trustee and each Secured Party from any present or future claim for liability for any stamp or any other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Trust Agreement, any Security Document, the Trust Estate or any Collateral. The obligations of Kmart under this subsection 4.4 shall survive the termination of the other provisions of this Trust Agreement.

           4.5 Filing Fees, Excise Taxes, Etc. Kmart agrees to pay or to reimburse the Trustees for any and all payments made by the Trustees in respect of all filing, recording and registration fees, excise taxes and other similar imposts which may be payable or determined to be payable by the Trustees in respect of the execution and delivery of this Trust Agreement and each Security Document. The obligations of Kmart under this subsection 4.5 shall survive the termination of the other provisions of this Trust Agreement.

           4.6 Indemnification. Kmart agrees to pay, indemnify, and hold the Trustees harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses (including, without limitation, the reasonable fees of counsel) or disbursements of any kind or nature whatsoever with respect to the enforcement of this Trust Agreement and the Security Documents, unless arising from the gross negligence or willful misconduct of any indemnified party (including, without limitation, indemnification of the respective Trustees for liabilities of the respective Trustees for the net amount of taxes (after taking account of any deduction, credit or other tax reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the respective Trustees would not otherwise be subject to tax except by reason of their acting hereunder or under any Security Document (directly or through agents, separate trustees or co-trustees), provided that such indemnification for taxes (a) shall apply only (i) in respect of taxes solely attributable to the performance of the respective Trustees' obligations as Trustee hereunder or under any Security Document and (ii) to the extent that the respective Trustees, using reasonable efforts, shall have been unable to avoid or minimize the same as contemplated by subsection 6.10 and (b) shall in no event cover any federal, New York State or New York City taxes imposed upon the respective Trustees with respect to or measured by their net income or profits). Kmart shall pay, indemnify, and hold the Trustees harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses (including, without limitation, the reasonable fees of counsel and other professional advisors) or disbursements of any kind or nature whatsoever with respect to the violation by any Obligor of, noncompliance with or remediation obligations under any laws, rules or regulations regulating, relating to or imposing liabilities or standards of conduct concerning environmental protection matters directly relating to Kmart or its real property (except to the extent that the same results from the conduct or actions of either Trustee or their employees, officers or agents). The agreements in this subsection 4.6 shall survive the termination of the other provisions of this Trust Agreement.

           4.7 Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent, and at the expense of Kmart, each Obligor will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested further to perfect, or to protect the perfection of, the liens and security interests granted under the Security Documents intended to be perfected under the terms of the Kmart Credit Agreement, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction. In addition to the foregoing, at any time and from time to time, upon the written request of the Corporate Trustee (which shall be made only upon the written direction of the Administrative Agent), and at the expense of Kmart, each Obligor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Corporate Trustee has been so directed is necessary or reasonably requested to obtain the full benefits of this Trust Agreement and the Security Documents and of the rights and powers herein and therein granted (consistent with any exclusions or time periods provided for granting or perfection of liens and security interests contemplated by the Kmart Credit Agreement or the Security Documents), including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted by the Security Documents (consistent with any exclusions or time periods provided for granting or perfection of liens and security interests contemplated by the Kmart Credit Agreement or the Security Documents). Each Obligor also hereby authorizes the Trustees to sign and to file any such financing statements (if such Obligor fails to sign such financing statements within ten Business Days after being requested to do so) and continuation statements without the signature of such Obligor, in each case to the extent permitted by applicable law. In the event that the Trustees file any such financing or continuation statements, the Trustees shall promptly provide copies thereof to Kmart and the Administrative Agent, provided, that the failure to provide such copies shall not affect the validity of such filings. Notwithstanding the foregoing, no financing statements with respect to fixtures shall be filed in any jurisdiction which is a Restricted Jurisdiction.

           4.8 Inspection of Properties and Books. So long as a Notice of Acceleration shall be in effect, Kmart and its Restricted Subsidiaries (as defined in the Kmart Credit Agreement) shall give the Trustee access, at its request, to all Mortgaged Property and other Collateral and to all books, records, documents and information in the possession of Kmart or any Restricted Subsidiary relating thereto.


SECTION 5.  POSSESSION AND USE OF COLLATERAL; PARTIAL RELEASES

           5.1 Use Prior to Acceleration. (a) So long as no Notice of Acceleration is in effect, the Obligors shall have the right: (i) to remain in possession and retain exclusive control of the Collateral (except the Pledged Securities and the Collateral Account) with power freely and without let or hindrance on the part of the Trustees or the Secured Parties to operate, manage, develop, use and enjoy the Collateral and to receive the rents, issues, tolls, profits, royalties, revenues and other income thereof, (ii) to sell or otherwise dispose of, free and clear of the lien and security interest created by the Security Documents, any Collateral if such sale or other disposition is not prohibited by the Kmart Credit Agreement or has been expressly approved in accordance with the terms of the Kmart Credit

Agreement or if any Person is legally empowered to take any Collateral under the power of condemnation or eminent domain and (iii) to cause the release of the lien and security interest created by the Security Documents in any item of Collateral in connection with any secured financing in respect thereof permitted by the Kmart Credit Agreement. The Trustees consent and thereby subordinate each Mortgage to those matters permitted by subsection 8.4(e) of the Kmart Credit Agreement with respect to the related parcel of real property. The Trustees shall have no duty to monitor the exercise by the Obligors of their rights under this subsection 5.1.

           (b) When a Notice of Acceleration or Notice of Default is in effect, cash Proceeds (other than, in the case of a Notice of Default, Proceeds subject to the provisions of subsection 5.3(b)) received by the Trustees or any Obligor in connection with the sale or other disposition of Collateral shall be deposited in the Shared Collateral Sub-Account or the Other Collateral Sub-Account, as the case may be. Any such Proceeds received by any Obligor shall be held by such Obligor in trust for the Trustees, shall be segregated from other funds of such Obligor and shall, forthwith upon receipt by such Obligor, be turned over to the Corporate Trustee, in the same form as received by such Obligor (duly indorsed to the Corporate Trustee, if required) for deposit in the Shared Collateral Sub-Account or the Other Collateral Sub-Account, as the case may be. Notwithstanding anything to the contrary in this Trust Agreement, unless a Notice of Acceleration is in effect, each Obligor may upon written or oral request (confirmed in writing) to the Corporate Trustee obtain the prompt release to it or its order of funds in the Shared Collateral Sub-Account or the Other Collateral Sub-Account, provided that the failure to confirm an oral request in writing shall not effect the validity of such request and the Corporate Trustee's obligation to promptly release such funds. Any written or oral request or instructions by any Obligor pursuant to the preceding sentence shall be full authority for and direction to the Corporate Trustee to make the requested release, and the Corporate Trustee shall promptly do so. The Corporate Trustee in so doing shall have no liability to any Person.

           5.2 Releases. (a) Sales or other dispositions of Collateral which are permitted by subsection 5.1, releases of funds pursuant to subsection 5.1 hereof and Section 9(c) of the Securities Pledge Agreement and releases, consents and subordinations pursuant to subsection 5.1 hereof shall be automatic and shall not require any affirmative action on the part of the Trustees. In addition, in the case of any sale or other disposition of any Material Real Property (as defined in the Kmart Credit Agreement) located in the State of Alaska, California, Nevada or Washington or of any Put Bond Real Property (as defined in the Kmart Credit Agreement), the release of the pledge of the applicable California Mortgage Notes (as defined in the Kmart Credit Agreement) or Repurchased Put Bonds (as defined in the Kmart Credit Agreement), as the case may be, and the applicable Mortgage Assignment shall be automatic and not require any affirmative action on the part of the Trustees. Nevertheless, any Obligor may request that the Trustees execute and deliver to it or any purchaser, transferee or assignee of Collateral or any such real property, or other affected party, a written consent, release, discharge, disclaimer, quitclaim or subordination, as applicable, in recordable form if necessary, of the Trustees' interest in any Collateral under the Security Documents, and such purchaser, transferee, assignee or other affected party shall be entitled to rely conclusively on such consent, release, discharge, disclaimer, quitclaim or subordination. Such request shall be in writing, shall describe the subject property in reasonable detail, and, except in the case of releases of funds pursuant to Section 9(c) of the Securities Pledge Agreement, shall state that such action is or will be in accordance with the Kmart Credit Agreement.

           (b) If any Collateral which is being sold or otherwise disposed of pursuant to this Section 5 is in the possession of the Trustees or any agent or nominee thereof, the Trustees or such agent or nominee shall promptly (and in any event within two Business Days after the request therefor) release such Collateral to the Obligor in connection with such sale or disposition.

           (c) The notices, statements, directions and certificates requested under or required by this subsection 5.2 (together with any required certificate of a Responsible Officer under subsection 6.4(e)) shall be full authority for and direction to the Trustees to execute and deliver the releases, disclaimers, quitclaims and other instruments referred to in this subsection 5.2, and the Trustees shall promptly (and in any event within two Business Days) do so. The Trustees in so doing shall have no liability to any Person.

           5.3   Insurance and Condemnation Proceeds; Liquidating Dividends.
Any insurance proceeds in respect of any Collateral, any Proceeds from the exercise of rights of eminent domain or condemnation in respect of any Collateral and any liquidating dividends paid in respect of Pledged Stock received by any of the Obligors or the Trustees shall be paid over to Kmart unless (a) a Notice of Acceleration is in effect (and, in the case of insurance proceeds, notice thereof shall have been given by the Trustees to the applicable insurer in accordance with its loss payable clause), in which case such insurance proceeds, condemnation proceeds or liquidating dividends shall be deposited in the Shared Collateral Sub-Account or the Other Collateral Sub-Account, as the case may be, to be held therein and applied in accordance with Section 3, or (b) the Corporate Trustee shall have received from the Administrative Agent a Notice of Default that shall not have been withdrawn (and, in the case of insurance proceeds, notice thereof shall have been given by the Trustees to the applicable insurer in accordance with its loss payable clause), in which case such insurance proceeds, condemnation proceeds or liquidating dividends shall, if they arise out of a single loss or a series of related losses, a single condemnation proceeding or a series of related condemnation proceedings, or a single liquidating dividend, respectively, and the amount thereof exceeds $50,000,000, be held (so long as such Notice of Default shall not be withdrawn) by the Trustees as part of the Trust Estate, invested from time to time in instruments of a type described by subsection 3.3 and released to Kmart only with the prior written consent of the Administrative Agent. If any such insurance proceeds, condemnation proceeds or liquidating dividends shall be held by the Trustees pursuant to clause (b) of the immediately preceding sentence at a time when a Notice of Acceleration is received by the Corporate Trustee, the full amount thereof shall be deposited in the Shared Collateral Sub-Account or the Other Collateral Sub-Account, as the case may be, to be held therein and applied in accordance with Section 3. If for any reason any Obligor shall receive or hold any insurance proceeds, condemnation proceeds or liquidating dividends that are required to be held by the Trustees pursuant to clause (a) or (b) of the first sentence of this subsection, such Obligor shall hold such proceeds or dividends in trust for the Trustees and the Secured Parties and shall, as promptly as practicable, deliver such proceeds or dividends to the Corporate Trustee to be held in accordance with the provisions of this subsection.


SECTION 6.  THE TRUSTEES

           6.1 Acceptance of Trust. The Trustees, for themselves and their respective successors, hereby accept the trusts created by this Trust Agreement upon the terms and conditions hereof. Each Trustee acknowledges that the Corporate Trustee shall hold the Pledged Stock, Instruments and any other type of "possessory" Collateral for the benefit of itself and the Individual Trustee, for the benefit of the Secured Parties.

           6.2 Exculpatory Provisions. (a) The Trustees shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Obligors. The Trustees make no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Obligors thereto or as to the security or perfection afforded by this Trust Agreement or any Security Document, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Trust Agreement, the Security Documents or the Secured Obligations, and the Trustees shall incur no liability or responsibility in respect of any such matters. The Trustees shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that if the Trustees take possession of any Collateral, the Trustees shall use the care accorded its own assets in the preservation of the Collateral in their possession.

           (b) The Trustees shall not be required to ascertain or inquire as to the performance by the Obligors of any of the covenants or agreements contained herein or in any Security Document or Secured Instrument. Whenever it is necessary, or in the opinion of the Trustees advisable, for the Trustees to ascertain the amount of Secured Obligations then held by the Secured Parties, the Trustees may conclusively rely on a certificate of (i) the Administrative Agent, in the case of Kmart Credit Agreement Obligations, (ii) the Permitted Senior Debt Trustee, in the case of Permitted Senior Debt Obligations or (iii) any other Secured Party, in the case of any other Secured Obligations and, if the Administrative Agent, the Permitted Senior Debt Trustee or any other Secured Party shall not give such information to the Trustees, such Person shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Trustees shall be calculated by the Trustees using, for those Persons who have not supplied such information, the list then most recently delivered by Kmart pursuant to subsection 4.2), and the amount so calculated to be distributed to the Person who fails to give such information shall be held in trust for such Person until such Person does supply such information to the Trustees, whereupon on the next Distribution Date the amount distributable to such Person shall be recalculated using such information and distributed to it. Nothing in the preceding sentence shall prevent any Obligor from contesting amounts claimed by any Secured Party in any certificate so supplied.

           (c) The Trustees shall be under no obligation or duty to take any action under this Trust Agreement or any Security Document if taking such action
(i) would subject the Trustees to a tax in any jurisdiction where they are not then subject to a tax or (ii) would require the Trustees to qualify to do business in any jurisdiction where they are not then so qualified, unless the Trustees receive security or indemnity satisfactory to them against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results solely from the taking of such action under this Trust Agreement or any Security Document.

           (d) Notwithstanding any other provision of this Trust Agreement (other than those relating to the care of the Collateral in its possession), the Trustees shall not be personally liable for any action taken or omitted to be taken by them in accordance with this Trust Agreement or the Security Documents except for its or his/her own gross negligence or willful misconduct.

           (e) The Corporate Trustee shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Corporate Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any of the Obligors as if it were not the Corporate Trustee.

           6.3 Delegation of Duties. The Trustees may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, who, subject to Sections 8 and 9(e) of the Securities Pledge Agreement, may include officers and employees of any of the Obligors. The Trustees shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Trustees shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care. The Trustees may enter into agreements with such agents or attorneys-in-fact in such form as they may deem necessary or advisable, and shall be entitled to amend, modify, or waive the provisions of such agreements from time to time; provided that no amendment, modification or waiver to any bailment, custodial or similar agreement executed in connection herewith affecting Kmart or any Obligor shall be effective unless consented to in writing by Kmart, which consent shall not be unreasonably withheld.

           6.4 Reliance by Trustees. (a) Whenever in the administration of this Trust Agreement or the Security Documents the Trustees shall deem it necessary or desirable that a factual matter be proved or established in connection with the Trustees taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer delivered to the Corporate Trustee, and such certificate shall be full warrant to the Trustees for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of subsection 6.5.

           (b) The Trustees may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder or under any Security Document in accordance therewith. The Trustees shall have the right at any time to seek instructions concerning the administration of this Trust Agreement and the Security Documents from any court of competent jurisdiction.

           (c) The Trustees may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which they have no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, facsimiles and telexes, to have been sent by the proper party or parties. In the absence of their gross negligence or willful misconduct, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustees and conforming to the requirements of this Trust Agreement.

           (d) The Trustees shall not be under any obligation to exercise any of the rights or powers vested in the Trustees by this Trust Agreement and the Security Documents, at the request or direction of the Required Secured Parties pursuant to this Trust Agreement or otherwise, unless the Trustees shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by them in compliance with such request or direction, including such reasonable advances as may be requested by the Trustees.

           (e) Upon any application or demand by any of the Obligors (except any such application or demand which is expressly permitted to be made orally) to the Trustees to take or permit any action under any of the provisions of this Trust Agreement or any Security Document, Kmart shall furnish to the Trustees a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Trust Agreement, in any relevant Security Document or in the Kmart Credit Agreement relating to the proposed action have been or will be (in the case of application of proceeds from sales of assets) complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Trust Agreement or a Security Document relating to such particular application or demand, such additional document shall also be furnished.

           (f) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer or representations made by a Responsible Officer in a writing filed with the Corporate Trustee.

           6.5 Limitations on Duties of Trustees. (a) Unless a Notice of Acceleration is in effect, the Trustees shall be obligated to perform such duties and only such duties as are specifically set forth in this Trust Agreement and the Security Documents, and no implied covenants or obligations shall be read into this Trust Agreement or any Security Document against the Trustees. If and so long as a Notice of Acceleration is in effect, the Trustees shall, subject to the provisions of subsection 2.5(b), exercise the rights and powers vested in them by this Trust Agreement and the Security Documents, and shall not be liable with respect to any action taken by them, or omitted to be taken by them, in accordance with the direction of the Required Secured Parties. If and so long as a Notice of Default is in effect, the Trustees shall exercise the rights and powers vested in them by subsection 2.3(b) only to the extent requested to do so by the Administrative Agent, and shall not be liable with respect to any action taken by them, or omitted to be taken by them, in accordance with the direction of the Administrative Agent.

           (b) Except as herein otherwise expressly provided, the Trustees shall not be under any obligation to take any action which is discretionary with the Trustees under the provisions hereof or of any Security Document except upon the written request of the Required Secured Parties. The Corporate Trustee shall make available for inspection and copying by the Administrative Agent, the Permitted Senior Debt Trustee and each other Secured Party each certificate or other paper furnished to the Corporate Trustee by any of the Obligors under or in respect of this Trust Agreement or any Security Document or any of the Collateral.

           (c) The Individual Trustee has been joined as such, so that if, by any present or future law in any jurisdiction in which it may be necessary to perform any act in the execution of the trust hereby created, the Corporate Trustee, or its successor or successors, may be incompetent or unqualified to act as such Trustee, or would be subject to a tax that would not otherwise be imposed except for such act, then all the acts required to be performed in such jurisdiction in the execution of the trusts hereby created, shall and will be performed by the Individual Trustee, or his/her successor or successors acting alone. Except as it may be deemed necessary for the Individual Trustee solely or jointly with the Corporate Trustee, notwithstanding any other provision hereof or of any Security Document to the contrary, the Corporate Trustee shall solely have and exercise the powers, and shall be solely charged with the performance of the duties of the Trustees provided for herein or in any Security Document.

           (d) No provision of this Trust Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Corporate Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Corporate Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Corporate Trustee in such jurisdiction or imposes a tax on the Corporate Trustee by reason thereof. The Individual Trustee, to the extent that he/she may lawfully so delegate and that the Corporate Trustee is permitted by law to exercise the power so delegated, and to the extent that such delegation is not inconsistent with the preceding sentence and does not impair the right, title and interest of the Individual Trustee under, or the validity of the lien of, this Trust Agreement and the Security Documents, (i) may delegate to the Corporate Trustee the exercise of any power, discretionary or otherwise, conferred by the provisions of this Trust Agreement or any Security Document, and (ii) hereby makes, constitutes and appoints the Corporate Trustee, his/her true and lawful attorney for him/her and in his/her name, or in the name of the Corporate Trustee, to do and perform all acts necessary or proper in the execution and prosecution of the duties of the Trustees hereunder in as full and ample a manner as he or she might do personally.

           6.6 Moneys to be Held in Trust. All moneys received by the Trustees under or pursuant to any provision of this Trust Agreement or any Security Document (except Trustee Fees) shall be held in trust for the purposes for which they were paid or are held.

           6.7 Resignation and Removal of the Trustees. (a) The Trustees or either of them may at any time, by giving written notice to Kmart, the Administrative Agent and the other Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Corporate Trustee and/or Individual Trustee, as the case may be, (ii) the acceptance of such appointment by such successor Trustee, (iii) the approval of such successor Trustee evidenced by one or more instruments signed by the Administrative Agent (which approval shall not be unreasonably withheld) and (iv) in the case of the appointment of a successor Individual Trustee, the approval of such successor by the Corporate Trustee. If no successor Trustee shall be appointed and shall have accepted such appointment within 90 days after the Corporate Trustee or the Individual Trustee gives the aforesaid notice of resignation, the Corporate Trustee or the resigning Individual Trustee, as the case may be, or Kmart, the Administrative Agent or any Secured Party may apply to any court of competent jurisdiction to appoint a successor Corporate Trustee or Individual Trustee, as the case may be, to act until such time, if any, as a successor Corporate Trustee or Individual Trustee, as the case may be, shall have been appointed as provided in this subsection
6.7. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Corporate Trustee or Individual Trustee, as the case may be, appointed by the Administrative Agent or the Corporate Trustee, as the case may be, as provided in this subsection 6.7. The Administrative Agent may, at any time with the prior approval of Kmart, which approval shall not be unreasonably withheld and provided that such approval shall not be required while a Notice of Default or a Notice of Acceleration is in effect, remove the Trustees or either of them and appoint a successor Corporate Trustee or Individual Trustee, as the case may be, such removal to be effective upon the acceptance of such appointment by the successor and, in the case of the removal of the Individual Trustee, upon receipt by the Administrative Agent of the written approval of the appointment of the successor Individual Trustee by the Corporate Trustee. The Corporate Trustee may, at any time by giving written notice to Kmart, the Administrative Agent and the Individual Trustee, remove the Individual Trustee and appoint a successor Individual Trustee, such removal to be effective upon the acceptance of such appointment by the successor Individual Trustee and the receipt by the Corporate Trustee of the written approval of such appointment by the Administrative Agent. Any Trustee shall be entitled to Trustee Fees and any rights of indemnification provided for herein to the extent incurred or arising, or relating to events occurring, before such resignation or removal becomes effective.

           (b) If at any time the Corporate Trustee or the Individual Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Corporate Trustee or the Individual Trustee for any other cause, a successor Corporate Trustee or Individual Trustee, as the case may be, may be appointed by the Administrative Agent, and unless there is a Notice of Default or Notice of Acceleration in effect, with the written consent of Kmart (which consent shall not be unreasonably withheld) provided that the appointment of an Individual Trustee shall not be effective until receipt by the Administrative Agent of written approval of such appointment by the Corporate Trustee. If at any time the Individual Trustee shall resign or be removed or otherwise become incapable of acting or if at any time a vacancy shall occur in the office of the Individual Trustee for any other cause, a successor Individual Trustee may be appointed by the

Corporate Trustee, provided that such appointment shall not be effective until receipt by the Corporate Trustee of written approval of such appointment by the Administrative Agent, and unless there is a Notice of Default or Notice of Acceleration in effect, with the written consent of Kmart (which consent shall not be unreasonably withheld). In either case, the powers, duties, authority and title of the predecessor Corporate Trustee or Individual Trustee, as the case may be, shall be terminated and canceled without procuring the resignation of such predecessor and without any other formality (except as may be required by applicable law) than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor and Kmart. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Trust Agreement and the Security Documents shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Administrative Agent, Kmart, or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and under the Security Documents and shall deliver all Collateral held by it or him/her or its or his/her agents to such successor. Should any deed, conveyance or other instrument in writing from any Obligor be required by any successor Corporate Trustee or Individual Trustee solely for the purpose of more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Corporate Trustee or Individual Trustee, as the case may be, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by such Obligor. If such Obligor shall not have executed and delivered any such deed, conveyance or other instrument within 10 Business Days after it received a written request from the successor Corporate Trustee or Individual Trustee, as the case may be, to do so, or if a Notice of Acceleration is in effect, the predecessor Corporate Trustee or Individual Trustee, as the case may be, may execute the same on behalf of such Obligor. Such Obligor hereby appoints any predecessor Corporate Trustee or Individual Trustee, as the case may be, as its agent and attorney to act for it as provided in the next preceding sentence.

           6.8 Status of Successor Corporate Trustee. Every successor Corporate Trustee appointed pursuant to subsection 6.7 shall be a bank or trust company in good standing and having power to act as Corporate Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

           6.9 Merger of the Corporate Trustee. Any corporation into which the Corporate Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Corporate Trustee shall be a party, shall be Corporate Trustee under this Trust Agreement and the Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

           6.10 Co-Trustee; Separate Trustees. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Trustees of taxes by such jurisdiction not otherwise imposed on the Trustees, or the Corporate Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Administrative Agent shall in writing so request the Corporate Trustee and the Obligors, or the Corporate Trustee shall reasonably deem it desirable for its own protection in the performance of its duties hereunder or under any Security Document, the Corporate Trustee and each of the Obligors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Corporate Trustee and the Obligors, either to act as co-trustee or co-trustees of all or any of the Collateral under this Trust Agreement or under any of the Security Documents, jointly with the Trustees originally named herein or therein or any successor Trustees, or to act as separate trustee or trustees of any of the Collateral. If any of the Obligors shall not have joined in the execution of such instruments and agreements within 10 Business Days after it receives a written request from the Corporate Trustee to do so, or if a Notice of Acceleration is in effect, the Corporate Trustee may act under the foregoing provisions of this subsection 6.10(a) without the concurrence of such Obligors and execute and deliver such instruments and agreements on behalf of such Obligors. Each of the Obligors hereby appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this subsection 6.10(a) in either of such contingencies.

           (b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to subsection 6.7, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred upon the Corporate Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Corporate Trustee or any agent appointed by the Corporate Trustee;

               (ii) all rights, powers, duties and obligations conferred or imposed upon the Corporate Trustee hereunder and under the relevant Security Document or Documents shall be conferred or imposed and exercised or performed by the Corporate Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Corporate Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Trustees which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

               (iii) no power given hereby or by the relevant Security Documents to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Corporate Trustee anything contained herein to the contrary notwithstanding;

               (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (v) Kmart and the Corporate Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If Kmart shall not have joined in the execution of any such instrument within 10 Business Days after it receives a written request from the Corporate Trustee to do so, or if a Notice of Acceleration is in effect, the Corporate Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of Kmart, Kmart hereby appointing the Corporate Trustee its agent and attorney to act for it in such connection in such contingency. If the Corporate Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Corporate Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by Kmart and the Corporate Trustee, or by the Corporate Trustee alone pursuant to this subsection 6.10(b).

           6.11 Treatment of Payee or Indorsee by Trustees; Representatives of Secured Parties. (a) The Trustees may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

           (b) Any Person (other than the Administrative Agent or the Permitted Senior Debt Trustee), which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Trust Agreement or the Collateral shall present to the Corporate Trustee such documents, including, without limitation, Opinions of Counsel, as the Corporate Trustee may reasonably require, in order to demonstrate to the Corporate Trustee the authority of such Person to act as the representative of such Secured Parties (it being understood that the holders of Kmart Credit Agreement Obligations are represented hereunder by the Administrative Agent and shall have no other rights pursuant to this subsection 6.11(b)). The authority of the Administrative Agent and the Permitted Senior Debt Trustee shall be demonstrated by their inclusion as such in the lists from time to time delivered pursuant to subsection 4.2.


SECTION 7.  MISCELLANEOUS

           7.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand (including by overnight courier), when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

           (a) if to any Obligor or the Trustees, to such party at its address specified on the signature pages hereof; or

           (b) if to the Administrative Agent, a Permitted Senior Debt Trustee or any other Secured Party, to it at its address specified in the list provided by Kmart to the Trustee pursuant to subsection 4.2;

provided that any notice, request or demand to the Trustees shall not be effective until received by the Corporate Trustee. Whenever any party hereto sends a notice by mail, such party will use reasonable efforts to also send such notice by one of the other means of notice permitted hereunder, provided that the failure to do so shall not affect in any way the validity of any delivery by mail or otherwise result in any liability to such party.

           7.2 No Waivers. No failure on the part of the Trustees, any co-trustee, any separate trustee, the Administrative Agent, the Permitted Senior Debt Trustee or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Trust Agreement or any Security Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

           7.3 Amendments, Supplements and Waivers. (a) With the written consent of the Administrative Agent, the Trustees and each of the Obligors may, from time to time, enter into written agreements supplemental hereto or to any Security Document for the purpose of adding to, or waiving any provisions of, this Trust Agreement or any Security Document or changing in any manner the rights or obligations of the Trustees, the Secured Parties or the Obligors hereunder or thereunder; provided that no such supplemental agreement shall (i) amend, modify or waive any provision of this subsection 7.3 without the written consent of the Administrative Agent, (ii) reduce the percentages or change the numbers specified in the definition of Required Secured Parties or, except as contemplated by subsection 4.1, amend, modify or waive any provision of subsection 3.4 or the definition of Secured Obligations without the written consent of each Secured Party whose rights would be adversely affected thereby or (iii) amend, modify or waive any provision of Section 4 or 6 or alter the duties, rights or obligations of the Trustees hereunder or under the Security Documents without the written consent of the Trustees. Any such supplemental agreement shall be binding upon the Obligors, the Administrative Agent, the Permitted Senior Debt Trustee, the Secured Parties and the Trustees and their respective successors and assigns.

           (b) Without the consent of the Administrative Agent or any Secured Party, the Trustee and any of the Obligors, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Corporate Trustee, (i) to add to the covenants of such Obligor for the benefit of the Secured Parties or to surrender any right or power herein conferred upon such Obligor or (ii) to mortgage or pledge to the Trustees, or grant a security interest in favor of the Trustees in, any property or assets as additional security for the Secured Obligations.

           (c) Notwithstanding anything to the contrary herein, if at any time Kmart is advised by counsel in connection with the issuance of the Permitted Senior Debt Obligations that this Trust Agreement must be qualified under the Trust Indenture Act of 1939, as amended, the Trustees shall, from time to time without the consent of or notice to any Secured Party (other than notice to the Administrative Agent), promptly upon request of Kmart make such amendments to this Trust Agreement as are specified in Exhibit E or are otherwise satisfactory to the Administrative Agent and Kmart.

           7.4 Headings. The table of contents and the headings of Sections and subsections have been included herein and in the Security Documents for convenience only and should not be considered in interpreting this Trust Agreement or the Security Documents.

           7.5 Severability. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           7.6 Successors and Assigns. This Trust Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Secured

Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Trust Agreement or any Collateral.

           7.7 Currency Conversions. In calculating the amount of Secured Obligations for any purpose hereunder, including, without limitation, voting or distribution purposes, the amount of any Secured Obligation which is denominated in a currency other than Dollars shall be converted into Dollars at the spot rate for purchasing Dollars with such currency determined by the Corporate Trustee (which determination shall be conclusive absent manifest error) to be in effect in the New York foreign exchange market at the close of business on the Business Day prior to the date on which such calculation is to be made.

           7.8 Governing Law. This Trust Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

           7.9 Counterparts. This Trust Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

           7.10 Termination. (a) Upon receipt by the Corporate Trustee from the Administrative Agent of (A) a written direction pursuant to subsection 11.13 of the Kmart Credit Agreement to cause the liens created by the Security Documents to be released and discharged or (B) a written notice stating that the Kmart Credit Agreement has terminated in accordance with the terms thereof, the security interests created by the Security Documents shall terminate forthwith and all right, title and interest of the Trustees in and to the Collateral shall revert to the Obligors, their respective successors and assigns.

           (b) Upon the termination of the Trustees' security interest and the release of the Collateral in accordance with subsection 7.10(a), the Trustees will promptly, at Kmart's written request and expense, (i) execute and deliver to the Obligors such documents as Kmart shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Obligors all property of the Obligors then held by the Trustees or any agent thereof.

           (c) Upon receipt by the Corporate Trustee from Kmart of a certificate of Kmart that all the Capital Stock of an Obligor has been sold to a third party (which certificate shall state that such sale is or will be in accordance with the Kmart Credit Agreement), (i) such Obligor and each Subsidiary of such Obligor which is included in such sale (such Obligor and each such Subsidiary being referred to herein as "Included Obligors") shall cease to be an Obligor hereunder or a party to any Security Document and shall be released from its obligations pursuant hereto and thereto, (ii) the security interests created by the Security Documents entered into by such Included Obligors in all right, title and interest of such Included Obligors in the Collateral shall terminate, in each case only with respect to such Included Obligors, (iii) all right, title and interest of the Trustees in and to the Collateral subject to such security interests shall revert to such Included Obligors, their successors and assigns and (iv) any obligations of such Included Obligors shall, unless otherwise expressly notified by Kmart to the Corporate Trustee and the Administrative Agent in writing, cease to be Secured Obligations. Upon any such termination, the Trustees will promptly, at Kmart's written request, (x) execute and deliver to such Included Obligors such documents as Kmart shall reasonably request to evidence the termination of such security interest or the release of such Collateral and (y) deliver or cause to be delivered to such Included Obligors all property of such Included Obligors then held by the Trustees or any agent thereof.

           (d) This Trust Agreement shall terminate when the security interest granted under the Security Documents has terminated and the Collateral has been released as provided in subsection 7.10(a); provided that the provisions of subsections 4.3, 4.4, 4.5 and 4.6 shall not be affected by any such termination.

           7.11 New Obligors. During the term of this Trust Agreement, one or more additional Subsidiaries may become a party to this Trust Agreement by executing an assumption agreement, substantially in the form of Exhibit D, whereupon such Subsidiary shall become an Obligor for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Trust Agreement.

           7.12 Inspection by Regulatory Agencies. Each Trustee shall make available, and shall cause each custodian and agent acting on its behalf in connection with this Trust Agreement to make available, all Collateral in such Person's possession at all times for inspection by any regulatory agency having jurisdiction over an Obligor to the extent required by such regulatory agency in its discretion.

           7.13 Confidentiality. Each Trustee agrees to keep confidential all information provided to it by any Obligor pursuant to or in connection with this Trust Agreement that is designated by such Obligor in writing as confidential (the "Confidential Information"); provided that nothing herein shall prevent either Trustee from disclosing any such Confidential Information (i) to any Lender, (ii) to its directors, officers, employees, examiners and professional advisers who have a need to know such Confidential Information in accordance with customary practices and who receive such Confidential Information having been made aware of the restrictions of this subsection and, in the case of professional advisers, having agreed to be bound thereby, (iii) upon the request or demand of any Governmental Authority having jurisdiction over such Trustee,
(iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (as defined in the Kmart Credit Agreement), (v) in connection with the exercise of any remedy hereunder, (vi) which is now or hereafter becomes generally available to the public other than as a result of a disclosure by such Trustee or a disclosure known to such Trustee to have been made by any person or entity to which such Trustee has delivered such Confidential Information, (vii) which was available to such Trustee prior to its disclosure to such Trustee by such Obligor, or
(viii) which becomes available to such Trustee from a source other than such Obligor, provided that such source is not (1) known to such Trustee to be bound by a confidentiality agreement with such Obligor or (2) known to such Trustee to be otherwise prohibited from transmitting the information to such Trustee by a contractual, legal or fiduciary obligation.

           7.14 Submission to Jurisdiction; Waivers. Each Obligor hereby irrevocably and unconditionally:

           (a) submits for itself and its property in any legal action or proceeding relating to this Trust Agreement and the other Security Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

           (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

           (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Obligor at its address set forth in subsection 7.1 or at such other address of which the Trustees shall have been notified pursuant thereto;

           (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

           (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

           7.15 WAIVERS OF JURY TRIAL. EACH OF THE OBLIGORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS TRUST AGREEMENT OR ANY OTHER SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


SECTION 8.  SUBORDINATION OF RIGHTS OF SUBORDINATED CREDITORS

           8.1 Priority of Interests of Holders of Secured Obligations. Notwithstanding anything to the contrary contained herein, in any Security Document or any Secured Instrument and irrespective of:

               (i) the time, order or method of attachment or perfection of the security interests created by the Trust Agreement or any Security Document,

               (ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral,

               (iii) anything contained in any filing or agreement to which the Trustees, the Administrative Agent, any Lender or any Subordinated Creditor now or hereafter may be a party and

               (iv) the rules for determining priority under the Code or any other law governing the relative priorities of secured creditors,

any rights in the Shared Collateral in favor of the Senior Creditors pursuant to this Trust Agreement and the Security Documents has and shall have priority, to the extent of any unpaid Senior Secured Obligations, over any rights in the Shared Collateral in favor of the Subordinated Creditors.

           8.2 Enforcement Against Collateral. So long as this Trust Agreement remains in effect, whether or not any Bankruptcy Event has been commenced by or against Kmart or any other Obligor:

               (a) no Subordinated Creditor will (i) exercise or seek to exercise any rights or exercise any remedies with respect to any Shared Collateral or (ii) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or (iii) contest, protest or object to any foreclosure proceeding or action brought by the Trustees or any other exercise by the Trustees of any rights and remedies hereunder or under any Security Document; and

               (b) the Trustees shall have the exclusive right to enforce rights and exercise remedies with respect to the Shared Collateral in accordance with the terms hereof;

in each case, to the extent such rights are derived pursuant to this Trust Agreement.

           8.3 Application of Proceeds. Any money, property or securities realized upon the sale, disposition or other realization by the Trustees upon all or any part of the Collateral, shall be applied by the Trustees as set forth in subsection 3.4.

           8.4 Acknowledgment. Each Subordinated Creditor, by accepting the benefits hereof, acknowledges that it derives no interest in the Other Collateral pursuant to this Trust Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed (by their respective authorized officers in the case of corporate parties) as of the day and year first written above.



                                    KMART CORPORATION


                                    By:  ___________________________
                                         Name:
                                         Title:


                                    INITIAL OBLIGORS

                                    BUILDERS SQUARE, INC.



                                    By:  ____________________________
                                         Name:  Calvin B. Massmann
                                         Title: Senior Vice President and
                                                Chief Financial Officer


                                    KMART APPAREL SERVICE OF ATLANTA CORP.



                                    By:  ____________________________
                                         Name:
                                         Title:




                                    KMART APPAREL SERVICE OF DES PLAINES CORP.



                                    By:  ____________________________
                                         Name:
                                         Title:




                                    K-MART APPAREL OF PUERTO RICO CORP.



                                    By:  ____________________________
                                         Name:
                                         Title:

                                    KMART HOLDINGS, INC.



                                    By:  ____________________________
                                         Name:
                                         Title:




                                    KMART PROPERTIES, INC.



                                    By:  ____________________________
                                         Name:  Gerald T. Tschura
                                         Title: Vice President



                                    PMB, INC.


                                    By:  ____________________________
                                         Name:
                                         Title:




                                    SOURCING AND TECHNICAL SERVICES, INC.



                                    By:  ____________________________
                                         Name:
                                         Title:



                                    KMART OVERSEAS CORPORATION



                                    By:  ____________________________
                                         Name:
                                         Title:



                                    JAF, INC.


                                    By:  ____________________________
                                         Name:
                                         Title:

                                    VTA, INC.


                                    By:    ____________________________
                                           Name:
                                           Title:



                                    Address for Notices for Obligors:

                                    Kmart Corporation
                                    3100 West Big Beaver Road
                                    Troy, Michigan 48084

                                    Attention:  Chief Financial Officer
                                                Fax: (810) 643-5787
                                                General Counsel
                                                Fax: (810) 643-1054
                                                Treasurer
                                                Fax: (810) 643-5398

                                    [Collateral Trustee]


                                    By:  ____________________________
                                         Name:
                                         Title:



                                    _______________________________
                                    [INDIVIDUAL TRUSTEE]

                                    Address for Notices for Trustees:


                                    Attention: